Filed Pursuant to Rule 433
Registration No. 333-135464
The issuer has filed a Market-Making Prospectus with the U.S. Securities and Exchange Commission (SEC) for the public offering of the issuer’s 7.50% senior notes due 2016, which closed on July 26, 2006. Goldman, Sachs & Co. is continuing to make a market in the senior notes pursuant to the Market-Making Prospectus. Before you invest in the issuer’s senior notes, you should read the Market-Making Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and an investment in its senior notes. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may obtain a copy of the Market-Making Prospectus if you so request by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2007

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32938	98-0481737
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 27, 2007 (the “Effective Date”), Allied World Assurance Company Holdings, Ltd (“Holdings”) and Allied World Assurance Company, Ltd, a subsidiary of Holdings (the “Company”), entered into a five-year $800 million senior credit facility comprised of (i) a $400 million unsecured facility for the making of revolving loans and for the issuance of standby letters of credit (the “Unsecured Facility”); and (ii) a $400 million secured facility for the issuance of standby letters of credit (the “Secured Facility”, and together with the Unsecured Facility, the “Facilities”). The aggregate commitments of $400 million under each of the Facilities may be increased by up to $200 million by Holdings and the Company with the agreement of the lenders a party thereto (such aggregate commitments, whether or not so increased, the “Commitments”). Bank of America Securities LLC and Wachovia Capital Markets, LLC acted as joint lead arrangers and joint bookrunners for the Facilities.
     In connection with entering into the Facilities, Holdings and the Company entered into two Credit Agreements, each dated as of the Effective Date, with the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent. The Credit Agreement for the Unsecured Facility is referred to herein as the “Unsecured Credit Agreement”, the Credit Agreement for the Secured Facility is referred to herein as the “Secured Credit Agreement” and the Unsecured Credit Agreement and the Secured Credit Agreement are each referred to herein as a “Credit Agreement” or collectively as the “Credit Agreements”. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the applicable Credit Agreement.
     Borrowings under the Unsecured Credit Agreement may be used for general corporate purposes, including for the issuance of any letters of credit, and the letters of credit issued under the Secured Credit Agreement are generally available to the Company to support its obligations, including those obligations under reinsurance agreements. Borrowings under the Unsecured Credit Agreement may be Base Rate Loans, which generally bear interest at the higher of (i) the prime rate of Wachovia Bank, National Association and (ii) the Federal Funds Rate plus 0.5% per annum, or LIBOR Loans, which generally bear interest at the LIBOR Rate plus an applicable percentage ranging from between 0.25% to 0.55% based upon the higher of Holdings’ non-credit-enhanced, senior unsecured long-term debt ratings issued by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service (the “Debt Rating”). Each Credit Agreement requires that all loans shall be repaid in full no later than the fifth anniversary of the Effective Date, and all letters of credit shall be issued no later than seven days prior to such fifth anniversary, with expiry one year later.
     Holdings and the Company will pay customary arrangement and administration fees as well as customary administrative charges to the issuer of any letter of credit under the Credit Agreements. Under the Unsecured Credit Agreement, a utilization fee at a per annum rate of either 0.05% to 0.10% (based upon the Debt Rating) of the average daily aggregate outstanding principal amount of loans outstanding is payable for each day such principal amount is greater than 50% of the aggregate Commitments then in effect. A fee is payable on letters of credit issued based on the average daily aggregate amount available to be drawn under the respective Credit Agreements. For letters of credit issued under the Unsecured Credit Agreement, the per annum rate of this fee ranges from between 0.25% to 0.55% (based upon the Debt Rating) and for letters of credit issued under the Secured Credit Agreement, the per annum rate of this fee is 0.25%. A commitment fee based on the average daily aggregate unutilized Commitments is payable at a per annum rate ranging from between 0.06% to .125% (based upon the Debt Rating) under the Unsecured Credit Agreement and 0.06% under the Secured Credit Agreement.
     Each Credit Agreement contains representations, warranties and covenants customary for similar bank loan facilities, including a covenant under the Credit Agreements to maintain a ratio of Consolidated Indebtedness to Total Capitalization as of the last day of each fiscal quarter or fiscal year of not greater than 0.35 to 1.0 and a covenant under the Unsecured Credit Agreement to maintain at all times a certain minimum Consolidated Net Worth. In addition, each Material Insurance Subsidiary must maintain a financial strength rating from A.M. Best Company of at least A- under the Unsecured Credit Agreement and of at least B++ under the Secured Credit Agreement.

     The Credit Agreements have customary Events of Default, including (subject to certain materiality thresholds and grace periods) payment defaults; failure to comply with certain specified covenants; material inaccuracy of any representation or warranty; cross-defaults to other material debt or hedging obligations; bankruptcy, liquidation or solvency proceedings; the issuance of any orders of conservation or supervision with respect to any Material Insurance Subsidiary; and certain change in control events. Under the Secured Credit Agreement, the failure of any security document to be in full force and effect or the failure of any such security document to provide a valid and perfected security interest in the collateral covered thereby shall also be an Event of Default.
     Under the Secured Facility, the letters of credit will be secured pursuant to a Pledge and Security Agreement, dated as of the Effective Date, between the Company and Wachovia Bank, National Association (the “Pledge and Security Agreement”). An Account Control Agreement, dated as of the Effective Date, among the Company, as pledgor; Mellon Bank, N.A., as custodian; and Wachovia Bank, National Association; as administrative agent for the lenders under the Secured Credit Agreement (the “Account Control Agreement”), has been entered into in order for the secured parties to perfect their security interest in the applicable accounts and to the financial assets contained therein.
     As of the Effective Date, that certain credit agreement, dated as of December 31, 2003, as amended on January 11, 2005 and December 31, 2005, between the Company and Barclays Bank Plc (“Barclays”), pursuant to which Barclays extended to the Company a $250 million Letter of Credit Facility, was terminated and all outstanding letters of credit issued thereunder were transferred to the Secured Facility. Barclays serves as the fronting bank for such transferred letters of credit.
     Certain of the lenders and their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to Holdings and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
     The foregoing description of the Unsecured Credit Agreement, the Secured Credit Agreement, the Pledge and Security Agreement and the Account Control Agreement are qualified in their entirety by reference to the respective agreements filed herewith, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information included pursuant to Item 1.01 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Unsecured Senior Revolving Credit Facility.

10.2	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Senior Secured Letter of Credit Facility.

10.3	Pledge and Security Agreement, dated as of November 27, 2007, by and between Allied World Assurance Company, Ltd, as pledgor, and Wachovia Bank, National Association, as administrative agent.

10.4	Account Control Agreement, dated November 27, 2007, by and among Allied World Assurance Company, Ltd, as pledgor, Mellon Bank, N.A., as custodian, and Wachovia Bank, National Association, as administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Dated: December 3, 2007	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Unsecured Senior Revolving Credit Facility.

10.2	Credit Agreement, dated as of November 27, 2007, by and among Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company, Ltd, the lenders a party thereto, Bank of America, N.A., as syndication agent, and Wachovia Bank, National Association, as administrative agent, fronting bank and letter of credit agent under the Senior Secured Letter of Credit Facility.

10.3	Pledge and Security Agreement, dated as of November 27, 2007, by and between Allied World Assurance Company, Ltd, as pledgor, and Wachovia Bank, National Association, as administrative agent.

10.4	Account Control Agreement, dated November 27, 2007, by and among Allied World Assurance Company, Ltd, as pledgor, Mellon Bank, N.A., as custodian, and Wachovia Bank, National Association, as administrative agent.

Exhibit 10.1

CREDIT AGREEMENT
among
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
and
ALLIED WORLD ASSURANCE COMPANY, LTD,
as the Borrowers,
The LENDERS Party Hereto,
BANK OF AMERICA, N.A,
as Syndication Agent
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Fronting Bank and L/C Agent
$400,000,000 Unsecured Senior Revolving Credit Facility
BANC OF AMERICA SECURITIES LLC
and
WACHOVIA CAPITAL MARKETS, LLC,
as Joint Lead Arrangers and Joint Bookrunners
Dated as of November 27, 2007

i

ii

iii

iv

EXHIBITS

Exhibit A	Form of Note
Exhibit B-1	Form of Notice of Borrowing
Exhibit B-2	Form of Notice of Conversion/Continuation
Exhibit C-1	Form of Syndicated Letter of Credit
Exhibit C-2	Form of Participated Letter of Credit
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F-1	Form of Opinion of Kelley Drye & Warren LLP
Exhibit F-2	Form of Opinion of Appleby
SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 5.4	Licenses
Schedule 5.7	Subsidiaries
Schedule 8.2	Indebtedness
Schedule 8.3	Liens

v

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT, dated as of November 27, 2007, is made among ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD, an exempted company incorporated in Bermuda (“Holdings”), ALLIED WORLD ASSURANCE COMPANY, LTD, an exempted company incorporated in Bermuda (“Allied World,” and together with Holdings, the “Borrowers”), the Lenders party hereto, BANK OF AMERICA, N.A., as Syndication Agent for the Lenders and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as Administrative Agent, L/C Agent and Fronting Bank for the Lenders.
RECITALS
     The Borrowers have requested that the Lenders make available to the Borrowers a revolving credit facility for the making of revolving loans and for the issuance of standby letters of credit for the account of the Borrowers in the aggregate principal amount of $400,000,000.
     The Lenders are willing to make available to the Borrowers the credit facilities provided for herein subject to and on the terms and conditions set forth in this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):
     “Account Designation Letter” means a letter from any Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of such Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which such Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.
     “Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which any Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, division thereof or line of business, or all or substantially all of the assets, of any Person, whether through purchase of assets, amalgamation, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.
     “Additional Lender” has the meaning given to such term in Section 2.19(a).

     “Adjusted LIBOR Rate” means, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.
     “Administrative Agent” means Wachovia, in its capacity as Administrative Agent appointed under Section 10.1, and its successors and permitted assigns in such capacity.
     “Administrative Questionnaire” means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, none of the Administrative Agent, the L/C Agent, any Fronting Bank nor any Lender shall be deemed an “Affiliate” of any Borrower.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time.
     “Annual Statement” means, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.
     “Applicable Percentage” means, for any day, with respect to (i) the Commitment Fee, (ii) the applicable margin to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate, (iii) the Letter of Credit Fee and (iv) the Utilization Fee, the applicable rate per annum set forth below under the caption “Commitment Fee”, “Applicable Margin for LIBOR Loans/Letter of Credit Fee”, and “Utilization Fee”, respectively, in each case based upon the non-credit-enhanced, senior unsecured long-term debt rating of Holdings (the “Debt Rating”) by Moody’s or Standard & Poor’s (in each case, except as expressly set forth below, based upon the higher of the two ratings):

	Standard &		Applicable Margin
	Poor’s /	Commitment	for LIBOR Loans/	Utilization
Level	Moody’s Rating	Fee	Letter of Credit Fee	Fee
I	A/ A2 or above	.06%	.25%	.05%

II	A-/ A3	.07%	.30%	.05%

III	BBB+/Baa1	.08%	.35%	.05%

IV	BBB/Baa2	.10%	.45%	.10%

V	Less than BBB/Baa2	.125%	.55%	.10%
     For purposes of the foregoing, (i) if at any time the difference between the Debt Rating by Moody’s and Standard & Poor’s is more than one rating grade, the rating one level above the lower rating will apply, (ii) if either Moody’s or Standard & Poor’s (but not both) shall not have in effect such a Debt Rating, then the Applicable Percentage shall be based upon the remaining rating, and (iii) each change in the Applicable Percentage shall be effective as of the date the applicable rating agency first publicly announces any change in its Debt Rating; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time an Event of Default shall have occurred and be continuing or neither Moody’s nor Standard & Poor’s has made available a Debt Rating, at all times from and including the date on which such Event of Default occurred or such Debt Rating is not available, as the case may be, to the date on which such Event of Default shall have been cured or waived or either Moody’s or Standard & Poor’s shall make publicly available such Debt Rating, as the case may be, each Applicable Percentage shall be determined in accordance with Level V of the above matrix (notwithstanding the actual level).
     “Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.
     “Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
     “Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of any Borrower, any officer of such Borrower duly authorized by resolution of the board of directors or other governing body of such Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Borrower.
     “Availability Period” means the period from and including the Closing Date to the Commitment Termination Date.
     “Bankruptcy Code” means 11 U.S.C. §§101 et seq., as amended from time to time, and any successor statute.
     “Bankruptcy Event” means the occurrence of an Event of Default pursuant to Section 9.1(f) or Section 9.1(g).
     “Base Rate” means the higher of (i) the per annum interest rate publicly announced from time to time by Wachovia in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.
     “Base Rate Loan” means, at any time, any Loan that bears interest at such time at the Base Rate.
     “Borrower” means any of Holdings and Allied World, as the context may require, and “Borrowers” means all of the foregoing.
     “Borrowing” means the incurrence by a Borrower (including as a result of conversions or continuations of outstanding Loans pursuant to Section 2.10) on a single date of a group of Loans pursuant to Section 2.2 of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.
     “Borrowing Date” means, with respect to any Borrowing, the date upon which such Borrowing is made.
     “Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina, New York, New York or Bermuda are authorized or required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in the London interbank Eurodollar market.
     “Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.
     “Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person.
     “Cash Collateral Account” has the meaning given to such term in Section 3.7(a).
     “Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person, maturing within 270 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s or at least P-1 or the equivalent thereof by Moody’s, (iii) bankers’ acceptances, time deposits and certificates of deposit maturing within 270 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s or at least A2 or the equivalent thereof by Moody’s, (iv) repurchase obligations with a term not exceeding thirty (30) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the foregoing types.
     “Change in Law” means the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Claims” has the meaning given to such term in the definition of “Environmental Claims”.
     “Closing Date” has the meaning given to such term in Section 4.1.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “Commitment” means, with respect to any Lender at any time, the commitment of such Lender to make Loans, to issue and/or participate in Letters of Credit in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Commitment”, or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.6(c) as such Lender’s “Commitment,” as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.

     “Commitment Fee” has the meaning given to such term in Section 2.9(c).
     “Commitment Increase” has the meaning given to such term in Section 2.19(a).
     “Commitment Increase Date” has the meaning given to such term in Section 2.19(c).
     “Commitment Letter” means the commitment letter from the Joint Arrangers to Holdings, dated October 18, 2007, as amended, modified, restated or supplemented from time to time.
     “Commitment Termination Date” means the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.5 or Section 9.2.
     “Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit D, together with a Covenant Compliance Worksheet.
     “Consolidated Indebtedness” means, at any time, the aggregate (without duplication) of all Indebtedness of Holdings and its Subsidiaries (whether or not reflected on the balance sheet of Holdings or any of its Subsidiaries), determined on a consolidated basis in accordance with GAAP, and for the avoidance of doubt shall not include (i) obligations in respect of undrawn letters of credit, and (ii) the obligations of Holdings or any of its Subsidiaries under any Hybrid Equity Securities to the extent that the total book value of such Hybrid Equity Securities does not exceed 15% of Total Capitalization.
     “Consolidated Net Income” means, for any period, Net Income for Holdings and its Subsidiaries for such period and as reflected on the consolidated financial statements of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
     “Consolidated Net Worth” means, at any time, the consolidated shareholders’ equity of Holdings and its Subsidiaries determined in accordance with GAAP and as reflected on the consolidated financial statements of Holdings and its Subsidiaries (i) excluding accumulated other comprehensive income (loss) (including any such income (loss) arising from adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board of the United States of America) and (ii) excluding any Disqualified Capital Stock.
     “Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” have correlative meanings.
     “Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit D.
     “Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the provisions of the Commitment Letter regarding the payment of fees that expressly survive the termination thereof (including Annex B thereto), and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of any Borrower with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.

     “Credit Exposure” means, with respect to any Lender at any time, the amount of the sum of (i) the aggregate principal amount of all Loans made by such Lender that are outstanding at such time and (ii) such Lender’s Letter of Credit Exposure at such time.
     “Credit Extension” means either of the following: (i) a Borrowing of Loans and (ii) the Issuance of any Letter of Credit.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, Part XIII of the Companies Act 1981 of Bermuda, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Bermuda or other applicable jurisdictions or of any Insurance Regulatory Authority from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.
     “Defaulting Lender” means any Lender that (i) has refused to fund, or otherwise defaulted in the funding of, its Ratable Share of (A) any Borrowing requested and permitted to be made hereunder, (B) any drawing made on any Syndicated Letter of Credit or (C) any participation interest in any Participated Letter of Credit in accordance with the terms hereof, (ii) has failed to pay to the Administrative Agent, any Fronting Bank or any Lender when due an amount owed by such Lender pursuant to the terms of this Credit Agreement, unless such amount is subject to a good faith dispute, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official, and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days.
     “Deloitte” means Deloitte & Touche.
     “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the L/C Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.
     “Dollars” or “$” means dollars of the United States of America.
     “Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (y) the Administrative Agent and the Fronting Banks and (z) unless a Default or Event of Default has occurred and is continuing, Holdings (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Holdings or any of its Affiliates or Subsidiaries.
     “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, written notices of noncompliance or violation, investigations by any Governmental Authority or proceedings (collectively, “Claims”) relating in any way to any actual or alleged violation of or liability under any Environmental Law by Holdings or any of its Subsidiaries in respect of the conduct of their business or the ownership and/or operation of their respective properties, including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any alleged injury or threat of injury to human health or the environment arising from exposure to, or the release or threatened release of, any Hazardous Substances.
     “Environmental Laws” means any and all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, and in each case as amended from time to time, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “ERISA Affiliate” means any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, Holdings or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
     “ERISA Event” means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event, (ii) a complete or partial withdrawal by Holdings or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by Holdings or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by Holdings or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Holdings or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Holdings or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon Holdings or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of Holdings or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by Holdings or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which Holdings or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Holdings or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.
     “Event of Default” has the meaning given to such term in Section 9.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (i) any taxes imposed on or measured by its overall net income (however denominated), and any franchise taxes and other similar taxes imposed on it (in lieu of taxes imposed on or measured by overall net income), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar taxes imposed by any other jurisdiction in which any Borrower is located, (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by Holdings under Section 2.18(a)), any withholding tax or deduction of tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax or deduction of tax pursuant to Section 2.16(a).
     “Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
     “Final Expiry Date” means the date when the Maturity Date has occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been paid in full.
     “Financial Officer” means, with respect to Holdings, the chief financial officer, vice president – finance, principal accounting officer or treasurer of Holdings.
     “Financial Strength Rating” means the financial strength rating issued with respect to any Insurance Subsidiary by A.M. Best Company (or its successor).
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside the United States.
     “Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
     “Fronting Bank” means, in its capacity as an issuer of Participated Letters of Credit and in its capacity as a fronting bank on behalf of any Non-NAIC Lender pursuant to Section 3.1(h), (i) Wachovia, and (ii) and any other Lender reasonably acceptable to the Administrative Agent which is requested by Allied World, and which agrees in its sole discretion in writing, to Issue Participated Letters of Credit or be a fronting bank on behalf of any Non-NAIC Lender pursuant to Section 3.1(h), in each case together with their respective successors and permitted assigns in such capacity.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States of America, consistently applied and maintained in effect from time to time (subject to the provisions of Section 1.2).
     “Governmental Authority” means the government of the United States of America, Bermuda or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantor” means Holdings in its capacity as a Guarantor under Article XII.

     “Guaranty” means the undertakings by Holdings under Article XII.
     “Guaranty Obligation” means, with respect to any Person, at the time of determination, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to Holdings and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.
     “Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated under any Environmental Law, or (iii) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.
     “Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.
     “Historical Statutory Statements” has the meaning given to such term in Section 5.13(b).
     “Holdings” has the meaning given to such term in the introductory paragraph of this Agreement.
     “Hybrid Equity Securities” shall mean any hybrid preferred securities consisting of trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities that are shown on the consolidated financial statements of Holdings as liabilities and (i) treated as equity by Standard & Poor’s, and (ii) that, by its terms (or by the terms of any security into which it is convertible for or which it is exchangeable) or upon the happening of any event or otherwise, does not mature or is not mandatorily redeemable or is not subject to any mandatory repurchase requirement, at any time on or prior to the date which is six months after the L/C Maturity Date.
     “Increasing Lender” has the meaning given to such term in Section 2.19(a).
     “Indebtedness” means, with respect to any Person, at the time of determination (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables and similar obligations incurred in the ordinary course of business and not more than 60 days past due), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) the net termination obligations of such Person under any Hedge Agreements, calculated as of the applicable measurement date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien; provided that Indebtedness shall not include obligations with respect to Primary Policies and Reinsurance Agreements which are entered into in the ordinary course of business.
     “Indemnified Taxes” means Taxes (including, for the avoidance of doubt, Other Taxes) other than Excluded Taxes.
     “Indemnitee” has the meaning given to such term in Section 11.1(b).
     “Initial Loans” has the meaning given to such term in Section 2.19(d).
     “Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.
     “Insurance Subsidiary” means each Subsidiary of Holdings the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile.
     “Interest Period” means, as to each LIBOR Loan, the period commencing on the date of the Borrowing of such LIBOR Loan (or the date of any continuation of, or conversion into, such LIBOR Loan), and ending one, two, three or six months (or, if acceptable to all of the Lenders, nine months) thereafter, as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:
     (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;
     (ii) each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;
     (iii) LIBOR Loans may not be outstanding under more than five (5) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);
     (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;
     (v) no Interest Period shall extend beyond the Maturity Date;
     (vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and
     (vii) no Borrower may select any Interest Period (and consequently, no LIBOR Loans shall be made or continued) if a Default or Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.
     “Invested Assets” means cash, Cash Equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP.
     “Issue” means, with respect to any Letter of Credit, to issue, to amend in a manner which extends the expiry of, or to renew or increase the Stated Amount of, such Letter of Credit; and the terms “Issued”, “Issuing” and “Issuance” have corresponding meanings, provided that the term “Issue” shall not include the automatic renewal of a Letter of Credit in accordance with its terms.
     “Issuing Bank” means, (i) with respect to any Participated Letter of Credit, the applicable Fronting Bank and (ii) with respect to a Syndicated Letter of Credit, the Lenders (other than a Non-NAIC Lender) who have issued such Syndicated Letter of Credit (and the applicable Fronting Bank on behalf of any Non-NAIC Lender).
     “Joint Arrangers” means Banc of America Securities LLC and Wachovia Capital Markets, LLC.
     “Joint Bookrunners” means Banc of America Securities LLC and Wachovia Capital Markets, LLC.
     “L/C Advance” has the meaning given to such term in Section 3.2(e).
     “L/C Agent” means Wachovia, and its successors and permitted assigns in such capacity.
     “L/C Disbursement” means (i) with respect to any Participated Letter of Credit, a payment made by the applicable Fronting Bank pursuant thereto and (ii) with respect to any Syndicated Letter of Credit, a payment made by a Lender pursuant thereto.
     “L/C Disbursement Date” means, with respect to each L/C Disbursement made under any Letter of Credit, if the applicable Borrower receives notice from the Administrative Agent of any L/C Disbursement prior to 12:00 p.m., Charlotte, North Carolina time, on any Business Day, such Business Day and if such notice is received after 12:00 p.m., Charlotte, North Carolina time, on any Business Day, the following Business Day.
     “L/C Maturity Date” means the earlier of (a) the first anniversary of the Commitment Termination Date and (b) the first date after the Commitment Termination Date on which the aggregate Letter of Credit Exposure is zero.
     “Lender” means each Person signatory hereto as a “Lender” and each other Person that becomes a “Lender” hereunder pursuant to Section 2.18, Section 2.19, or Section 11.6(b), having a Commitment (or after the Commitments have terminated, holding outstanding Credit Exposure).
     “Lending Office” means, with respect to any Lender, the office of such Lender designated as such in such Lender’s Administrative Questionnaire or in an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to Holdings and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.
     “Letter of Credit” means any standby letter of credit Issued hereunder, whether Issued as a Syndicated Letter of Credit or Participated Letter of Credit, and “Letters of Credit” means all of the foregoing.

     “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, such Letter of Credit and any application therefor and any other documents attached thereto.
     “Letter of Credit Exposure” means, at any time for each Lender, such Lender’s Ratable Share of the amount equal to the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all outstanding Reimbursement Obligations at such time.
     “Letter of Credit Fee” has the meaning set forth in Section 2.9(e).
     “Letter of Credit Notice” means a Syndicated Letter of Credit Notice or a Participated Letter of Credit Notice, as the context may require.
     “LIBOR Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.
     “LIBOR Rate” means, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Reuters Screen LIBOR01 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period, by (ii) (A) if there is any Lender which at the time of determination is subject to the Reserve Requirement, an amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period or (B) if there is no such Lender at the time of determination, 1.00. If Reuters no longer reports the LIBOR Rate, the Administrative Agent may select a reasonable replacement index or replacement page, as the case may be, reasonably acceptable to Holdings for determination of the rate under clause (i) above.
     “Licenses” has the meaning given to such term in Section 5.4(c).
     “Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.
     “Loans” has the meaning given to such term in Section 2.1.
     “Losses” has the meaning given to such term in Section 11.1(b).
     “Margin Stock” has the meaning given to such term in Regulation U.
     “Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities (actual or contingent) operations or conditions of the Borrowers and their Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its material obligations under this Agreement or any of the Credit Documents to which it is a party or (iii) the legality, validity, binding effect or enforceability against any Borrower of this Agreement or any of the Credit Documents to which it is a party.
     “Material Insurance Subsidiary” means each Insurance Subsidiary that is a Material Subsidiary.
     “Material Subsidiary” means each of (i) Allied World, (ii) at the relevant time of determination, any other Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least 10% of the total assets of Holdings and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least 10% of the total revenues of Holdings and its Subsidiaries on a consolidated basis, or (C) Net Income for the four quarters most recently ended constituting at least 10% of the Consolidated Net Income of Holdings and its Subsidiaries, in each case determined in accordance with GAAP as of the date of the GAAP financial statements most recently delivered under Section 6.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.1, as of the date of the most recent financial statements referred to in Section 5.13(a)), or (z) in the case of an Insurance Subsidiary, (A) assets constituting at least 10% of the aggregate assets of all of the Insurance Subsidiaries of Holdings, or (B) gross written premiums for the four quarters most recently ended (or, if not readily available, the fiscal year most recently ended) constituting at least 10% of the aggregate gross written premiums (without duplication) of all of the Insurance Subsidiaries of Holdings, in each case determined in accordance with SAP as of the date of the statutory financial statements most recently delivered under Section 6.2 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.2, as of the date of the most recent financial statements referred to in Section 5.13(b)) and (iii) any Subsidiary that has any of the foregoing as a Subsidiary.
     “Maturity Date” means the fifth anniversary of the Closing Date.
     “Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.
     “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which Holdings or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.
     “NAIC” means the National Association of Insurance Commissioners and any successor thereto.
     “Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person for such period determined in accordance with GAAP.
     “Non-NAIC Lender” means a Lender that is not listed on the most current list of banks approved by the Securities Valuation Officer of the NAIC or is not acting through the branch so listed.

     “Notes” means, with respect to any Lender requesting the same, the promissory note of each Borrower in favor of such Lender evidencing the Loans made by such Lender to such Borrower pursuant to Section 2.1, in substantially the form of Exhibit A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.
     “Notice of Borrowing” has the meaning given to such term in Section 2.2(b).
     “Notice of Conversion/Continuation” has the meaning given to such term in Section 2.10(b).
     “Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Borrower seeking relief under any Debtor Relief Laws, whether or not the claim for such interest is allowed in such proceeding) on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Borrower to the Administrative Agent, any Lender, the L/C Agent, any Fronting Bank or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.
     “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
     “Other Taxes” means all present or future stamp or documentary taxes or duties or any excise or property taxes, charges or similar levies or duties arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.
     “Participant” has the meaning given to such term in Section 11.6(d).
     “Participated Letter of Credit Notice” has the meaning given to such term in Section 3.2(b).
     “Participated Letters of Credit” means Letters of Credit issued by any Fronting Bank under Section 3.2(a).
     “Participated Reimbursement Obligation” has the meaning given to such term in Section 3.2(f).
     “PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “Payment Office” means the office of the Administrative Agent designated on Schedule 1.1(a) under the heading “Instructions for wire transfers to the Administrative Agent,” or such other office as the Administrative Agent may designate in writing to the Lenders and the Borrowers for such purpose from time to time.
     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.
     “Percentage Obligations” has the meaning given to such term in the form of Syndicated Letter of Credit attached hereto.
     “Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 6.6; (ii) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP; (iii) pledges or deposits to secure obligations under workers’ compensation, unemployment, old-age pensions, retirement benefits laws or similar legislation or to secure public or statutory obligations; (iv) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes and any exception to coverage described in mortgagee policies of title insurance, (v) Liens arising by virtue of trust arrangements, withheld balances, or any other collateral or security arrangements (other than letters of credit) incurred in connection with any Primary Policies or Reinsurance Agreements in the ordinary course of business or capital support agreements or any other agreements by the Borrowers in support of the capital of any Insurance Subsidiary, or guarantees or any other agreements by the Borrowers guaranteeing the obligations of any Insurance Subsidiary under any Primary Policies or Reinsurance Agreements entered into in the ordinary course of business; (vi) lease deposits, (vii) Liens arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off, revocation, refund or chargeback or other similar rights or remedies existing solely with respect to cash and Cash Equivalents on deposit pursuant to standard banking arrangements or under the Uniform Commercial Code or any similar law; (viii) Liens in favor of the Administrative Agent and the Lenders created by or otherwise existing under or in connection with this Agreement and the other Credit Documents; (ix) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(h); (x) Liens that arise in favor of banks under Article 4 of the Uniform Commercial Code or any similar law on items in collection and the documents relating thereto and proceeds thereof; (xi) Liens arising from the filing (for notice purposes only) of UCC-1 financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) in respect of true leases otherwise permitted hereunder; (xii) any leases, subleases, licenses or sublicenses granted by any Borrower and its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of any Borrower or any of its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement and (xiii) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any of its Subsidiaries, or existing, on any property or asset of any Person that becomes a Subsidiary of any Borrower after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming such a Subsidiary, as the case may be, (y) such Lien does not apply to any other property or assets of any Borrower or such Subsidiary and (z) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes such a Subsidiary, as the case may be.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Holdings or any ERISA Affiliate may have any liability.
     “Preferred Securities” means, with respect to any Person, any Capital Stock of such Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common stock or any Capital Stock of such Person.
     “Primary Policies” means any insurance policies issued by an Insurance Subsidiary.
     “Private Act” means private legislation enacted in Bermuda sought by a Borrower with the intention that such legislation apply specifically to any Borrower, in whole or in part.
     “Process Agent” has the meaning given to such term in Section 11.2(e).
     “Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975 (c)(2) or 4975(d) of the Code.
     “Ratable Share” of any amount means, at any time for each Lender, a percentage obtained by dividing such Lender’s Commitment at such time by the Aggregate Commitments then in effect, provided that, if the Commitment Termination Date has occurred, the Ratable Share of each Lender shall be determined by dividing such Lender’s Credit Exposure by the aggregate Credit Exposure of all Lenders then outstanding.
     “Register” has the meaning given to such term in Section 11.6(c).
     “Regulations D, T, U and X” means Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.
     “Reimbursement Obligations” means the obligation of the applicable Borrower to reimburse the applicable Issuing Banks for any payment actually made by such Issuing Banks under any Letter of Credit, together with interest thereon payable as provided herein.
     “Reinsurance Agreement” means any agreement, contract, treaty, policy, certificate or other arrangement whereby any Insurance Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means, with respect to any Plan, (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.
     “Required Lenders” means, at any time, the Lenders whose Commitments (or, after the termination of the Commitments, Credit Exposure) represent at least a majority of the aggregate, at such time, of the Aggregate Commitments (or, after the termination of the Aggregate Commitments, the aggregate Credit Exposure); provided that the Commitment of, and the portion of the outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders so long as the circumstances causing such Lender to be a Defaulting Lender have not been cured.
     “Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.
     “Reserve Requirement” means, with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including basic, supplemental, marginal and emergency reserves) applicable to the Administrative Agent under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.
     “Responsible Officer” means, with respect to any Borrower, the president, the chief executive officer, the chief financial officer, the vice president-finance, the principal accounting officer or the treasurer of such Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of such Borrower in respect of this Agreement or any other Credit Document.

     “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions, or as otherwise published from time to time.
     “Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
     “Secured Facility” means the senior secured letter of credit facility evidenced by the credit agreement, dated as of the date hereof, by and among the Borrowers, the Lenders named therein, and Wachovia, as administrative agent.
     “SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its jurisdiction of domicile, consistently applied and maintained, as in effect from time to time, subject to the provisions of Section 1.2.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors and assigns.
     “Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).
     “Subsequent Borrowing” has the meaning given to such term in Section 2.19(d).
     “Subsidiary” means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of Holdings.
     “Syndicated Letter of Credit Notice” has the meaning given to such term in Section 3.1(b).
     “Syndicated Letters of Credit” means Letters of Credit issued under Section 3.1(a).
     “Syndicated Reimbursement Obligation” has the meaning given to such term in Section 3.1(g).

     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Total Capitalization” means, as of any date of determination, the sum of (i) Consolidated Net Worth as of such date, (ii) Consolidated Indebtedness (but excluding any Hybrid Equity Securities) as of such date and (iii) the aggregate obligations of the Borrowers and their Subsidiaries under any Hybrid Equity Securities as of such date.
     “Total Voting Power” means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).
     “Type” has the meaning given to such term in Section 2.2(a).
     “Utilization Fee” has the meaning given to such term in Section 2.9(d).
     “Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.
     “Unutilized Commitment” means, at any time for each Lender, such Lender’s Commitment less the sum of (i) the outstanding principal amount of Loans made by such Lender and (ii) such Lender’s Letter of Credit Exposure.
     “Wachovia” means Wachovia Bank, National Association, and its successors and assigns.
     “Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person, except for directors’ qualifying shares.
     Section 1.2 Accounting Terms; GAAP and SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; provided that, if Holdings notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
     Section 1.3 Other Terms; Construction.
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) All references herein to the Lenders or any of them shall be deemed to include the Fronting Banks unless specifically provided otherwise or unless the context otherwise requires and all references in Article III shall also include the Fronting Banks if the context includes Participated Letters of Credit or a Non-NAIC Lender unless specifically provided otherwise or unless the context otherwise requires.
ARTICLE II
AMOUNT AND TERMS OF THE CREDIT
     Section 2.1 Commitments. Upon and subject to the terms and conditions hereof, (i) each Lender (other than a Non-NAIC Lender) hereby agrees from time to time on any Business Day during the Availability Period to Issue Letters of Credit as Syndicated Letters of Credit for the account of any Borrower, subject to the terms and conditions of Article III, (ii) each Fronting Bank hereby agrees from time to time on any Business Day during the Availability Period to Issue Letters of Credit as Participated Letters of Credit for the account of any Borrower and each Lender hereby agrees to purchase participations in the obligations of the Fronting Banks under Letters of Credit issued as Participated Letters of Credit, subject to the terms and conditions of Article III, (iii) each Fronting Bank hereby agrees from time to time on any Business Day during the Availability Period to Issue a Non-NAIC Lender’s Ratable Share of any

Letter of Credit issued as a Syndicated Letter of Credit (and each such Non-NAIC Lender hereby agrees to purchase participations in the obligations of such Fronting Bank in the amount of its Ratable Share of such Letter of Credit), and (iv) each Lender hereby agrees to make loans (each, a “Loan,” and collectively, the “Loans”) to any Borrower from time to time on any Business Day during the Availability Period; provided that no Lender shall be obligated to make or participate in any Credit Extension if, immediately after giving effect thereto, (x) the Credit Exposure of such Lender would exceed its Commitment at such time, (y) the aggregate Credit Exposure would exceed the Aggregate Commitments at such time or (z) with respect to the Issuance of Letters of Credit, the applicable conditions in Section 3.3 are not met. Within the foregoing limits, and subject to and on the terms and conditions hereof, the Borrowers may borrow, repay and reborrow on a revolving basis Loans, and may obtain Letters of Credit on a revolving basis to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     Section 2.2 Borrowings.
     (a) The Loans shall, at the option of the applicable Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a “Type” of Loan), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.
     (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.10), the applicable Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to each Borrowing of LIBOR Loans and not later than 10:00 a.m., Charlotte, North Carolina time, on the same Business Day prior to each Borrowing of Base Rate Loans. Each such notice (each, a “Notice of Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:
     (i) each Borrowing of Base Rate Loans shall be in a principal amount not less than $1,000,000 or, if greater, an integral multiple of $100,000 in excess thereof, and each Borrowing of LIBOR Loans shall be in a principal amount not less than $3,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in each case if less than the minimum amount, in the amount of the aggregate Unutilized Commitments);
     (ii) if the applicable Borrower shall have failed to designate the Type of Loans in a Notice of Borrowing, then the Loans shall be made as Base Rate Loans; and
     (iii) if the applicable Borrower shall have failed to specify an Interest Period to be applicable to any Borrowing of LIBOR Loans, then such Borrower shall be deemed to have selected an Interest Period of one month.

     (c) Not later than 1:00 p.m., Charlotte, North Carolina time, on the requested Borrowing Date, each Lender will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to its Ratable Share of such requested Borrowing as its Loan or Loans. As promptly as practicable, upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent in accordance with Section 2.3(a).
     Section 2.3 Disbursements; Funding Reliance; Domicile of Loans.
     (a) Each Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing it makes in accordance with the terms of any written instructions from any Authorized Officer of such Borrower; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. Any Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.
     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 and may (but shall not be so required to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by such Borrower, the Base Rate. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its Ratable Share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect any obligations of the applicable Borrower to repay such Loan to or for the account of such Lender or otherwise to make payment in accordance with the terms of this Agreement.

     (d) The obligations of the Lenders hereunder to make Loans, to make L/C Disbursements in respect of Syndicated Letters of Credit, to fund participations in Participated Letters of Credit and to make payments pursuant to Section 11.1 are several and not joint. The failure of any Lender to make any such Loan, to make any such L/C Disbursement, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, to make its L/C Disbursement, purchase its participation or to make any such payment required hereunder.
     Section 2.4 Evidence of Debt; Notes.
     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the applicable Lending Office of such Lender resulting from the Credit Extensions made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.
     (b) The Administrative Agent shall maintain the Register pursuant to Section 11.6(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Type of each such Loan and the Interest Period applicable thereto, (ii) the date and amount of each applicable L/C Disbursement made under a Letter of Credit, (iii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder in respect of each such Loan, (iv) the amount of any Reimbursement Obligation or interest due and payable or to become due and payable from any Borrower to each Lender and (v) the amount of any sum received by the Administrative Agent hereunder from the applicable Borrower and each Lender’s Ratable Share thereof.
     (c) The entries made in the Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, the accounts maintained pursuant to Section 2.4(a)) shall, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Obligations of such Borrower under this Agreement.
     (d) The Loans made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a Note appropriately completed in substantially the form of Exhibit A, executed by each Borrower and payable to the order of such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.
     Section 2.5 Termination and Reduction of Commitments.
     (a) The Aggregate Commitments shall be automatically and permanently terminated on the Commitment Termination Date.

     (b) At any time and from time to time after the date hereof, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, Holdings may terminate in whole or reduce in part the aggregate Unutilized Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and applied ratably among the Lenders according to their respective Commitments. The amount of any termination or reduction made under this Section 2.5(b) may not thereafter be reinstated.
     (c) All Commitment Fees accrued in respect of the Unutilized Commitments until the effective date of any termination thereof shall be paid on the effective date of such termination.
     Section 2.6 Mandatory Payments and Prepayments.
     (a) Except to the extent due or paid sooner pursuant to the provisions hereof, each Borrower shall repay to the Lenders on the Maturity Date the aggregate outstanding principal amount of all Loans made to such Borrower.
     (b) Subject to the provisions of Section 3.7(b), in the event that, at any time, the aggregate Credit Exposure shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), each Borrower will immediately prepay the outstanding principal amount of Loans made to it in its pro rata portion (according to the then outstanding principal amount of Loans made to each Borrower) of the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in a special collateral account of such Borrower pursuant to arrangements satisfactory to the Administrative Agent as cover for the aggregate Letter of Credit Exposure of such Borrower, as more particularly described in Section 3.7, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.
     Section 2.7 Voluntary Prepayments.
     (a) At any time and from time to time, each Borrower may prepay its Loans, in whole or in part, together with accrued interest to the date of prepayment, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans; provided that (i) each partial prepayment shall be in a principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $500,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.17 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind such Borrower to make such prepayment on the terms specified therein. Loans prepaid pursuant to this Section 2.7(a) may be reborrowed, subject to the terms and conditions of this Agreement. In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.
     (b) Each prepayment of the Loans made pursuant to this Section 2.7 shall be applied among the Lenders in accordance with their respective Ratable Shares.
     Section 2.8 Interest.
     (a) Subject to the provisions of Section 2.8(b), each Loan shall bear interest on the outstanding principal amount thereof, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate, during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.
     (b) Upon the occurrence and during the continuance of any Default and/or Event of Default under Section 9.1(a), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans, all Reimbursement Obligations (to the extent not already bearing an additional 2% per annum pursuant to Section 3.5) and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
     (c) Accrued (and theretofore unpaid) interest shall be payable as follows (other than with respect to any L/C Disbursement under Section 3.5):
      (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6 or Section 2.7, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning December 31, 2007; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;
     (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6 or Section 2.7, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in the definition of “Interest Period”) and (z) in addition, in the case of an Interest Period of six months or longer, on the date occurring three months after the first day of such Interest Period; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and
     (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.
     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.
     (e) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the applicable Borrower or the Lenders with any such notice shall neither affect any obligations of such Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to any Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.
     Section 2.9 Fees. The Borrowers agree to pay:
     (a) To the Joint Arrangers and Wachovia, in its capacity as both a Fronting Bank and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in Annex B to the Commitment Letter;
     (b) To each Fronting Bank other than Wachovia, in its capacity as a Fronting Bank, a fronting fee in respect of each Letter of Credit issued by it under this Agreement at the rate per annum as separately agreed to between the Borrowers and such Fronting Bank.
     (c) To the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) for each calendar quarter (or portion thereof) at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter on such Lender’s Ratable Share of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with December 31, 2007 through the Commitment Termination Date, and (ii) on the Commitment Termination Date. If there is any change in the Applicable Percentage during any calendar quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such calendar quarter that such Applicable Percentage was in effect;
     (d) To the Administrative Agent, for the account of each Lender, a utilization fee (the “Utilization Fee”) payable for each day the aggregate outstanding principal amount of Loans made by Lenders is greater than 50% of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination), including at any time during which one or more of the conditions in Section 4.2 is not met. The Utilization Fee shall be computed at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time on such Lender’s Ratable Share of the average daily aggregate outstanding principal amount of the Loans made by the Lenders. The utilization fee shall be due and payable quarterly in arrears (i) on the last Business Day of each calendar quarter, commencing with December 31, 2007 through the Final Expiry Date and (ii) on the Final Expiry Date. If there is any change in the Applicable Percentage during any calendar quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such calendar quarter that such Applicable Percentage was in effect;
     (e) To the Administrative Agent, for the account of each Lender, a letter of credit fee (the “Letter of Credit Fee”) for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter, on such Lender’s Ratable Share of the average daily aggregate Stated Amount of such Letters of Credit. The Letter of Credit Fee shall be due and payable quarterly in arrears (i) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date through the Final Expiry Date and (ii) on the Final Expiry Date. If there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect; and
     (f) To the L/C Agent and each Fronting Bank, each for its own account, with respect to the Issuance of each Letter of Credit hereunder, such reasonable fees and expenses as the L/C Agent or such Fronting Bank, as the case may be, customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.
     Section 2.10 Conversions and Continuations.
     (a) Each Borrower may elect (i) to convert all or a portion of the outstanding principal amount of any of its Base Rate Loans into LIBOR Loans, or to convert any of its LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any of its LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall be in a principal amount not less than $1,000,000 or, if greater, an integral multiple of $100,000 in excess thereof; any such conversion of Base Rate Loans of the same

Borrowing into, or continuation of LIBOR Loans shall be in a principal amount not less than $3,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; and no partial conversion of LIBOR Loans of the same Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $500,000 in excess thereof, (y) except as otherwise provided in Section 2.15(f), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the respective Borrower will pay, upon such conversion, all amounts required under Section 2.17 to be paid as a consequence thereof) and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.
     (b) Each Borrower must give the Administrative Agent written notice not later than 11:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that any Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any of its outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event that any Borrower shall have failed to specify an Interest Period to be applicable to any conversion into, or continuation of, its LIBOR Loans, then such Borrower shall be deemed to have selected an Interest Period of one month.
     Section 2.11 Method of Payments; Computations; Apportionment of Payments.
     (a) All payments by the Borrowers hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or under Sections 2.15, 2.16 or 2.17, or otherwise) shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to any Fronting Bank, the L/C Agent, the Administrative Agent or the Lenders) at the Payment Office, prior to 2:00 p.m., Charlotte, North Carolina time, on the date payment is due. Any payment made as required hereinabove, but after 2:00 p.m., Charlotte, North Carolina time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in the definition of “Interest Period” are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte, North Carolina time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte, North Carolina time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the relevant Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the applicable Fronting Bank like amounts relating to payments made to the Administrative Agent for the account of such Fronting Bank in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.
     (c) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the relevant Fronting Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the relevant Fronting Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or the relevant Fronting Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Fronting Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans (when such calculation is based on the prime rate), 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.
     Section 2.12 Recovery of Payments.
     (a) Each Borrower agrees that to the extent it makes a payment or payments to or for the account of the Administrative Agent, any Lender or any Fronting Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any

Debtor Relief Law (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.
     (b) If any amounts distributed by the Administrative Agent to any Lender or any Fronting Bank are subsequently returned or repaid by the Administrative Agent to the applicable Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by such Lender or such Fronting Bank, or pursuant to applicable Requirements of Law, such Lender or such Fronting Bank will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from such Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders or the Fronting Banks on the same basis as such amounts were originally distributed.
     Section 2.13 Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers for general corporate purposes not in contravention of any Requirement of Law or of the Credit Documents, including for the Reimbursement Obligations of the Borrowers hereunder.
     Section 2.14 Pro Rata Treatment.
     (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Ratable Share or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.10), as the case may be from time to time.
     (b) All payments from or on behalf of each Borrower on account of any Obligations of such Borrower shall be apportioned ratably among the Lenders based upon their respective share, if any, of the Obligations with respect to which such payment was made.
     (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and such other Obligations owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations to any assignee or participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.14(c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.14(c) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.14(c) to share in the benefits of any recovery on such secured claim.
     Section 2.15 Increased Costs; Change in Circumstances; Illegality.
     (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Fronting Bank (except the Reserve Requirement reflected in the LIBOR Rate);
     (ii) subject any Lender or any Fronting Bank to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or such Fronting Bank in respect thereof (except for Indemnified Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Fronting Bank); or
     (iii) impose on any Lender or any Fronting Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein (except for Indemnified Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Fronting Bank);
     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Fronting Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or such Fronting Bank, the applicable Borrower will pay to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered, provided that nothing in this Section 2.15(a) shall be construed to entitle any Lender or any Fronting Bank to compensation from any Borrower for any increased costs if such Lender or such Fronting Bank has been compensated in full from such Borrower for such increased costs pursuant to another provision in this Agreement, it being understood for the avoidance of doubt that any Person seeking compensation for increased costs under this Section in respect of any Loans made by such Person shall be deemed compensated in full if the applicable Borrower is paying interest at the Base Rate on such Loan at the time in question.
     (b) If any Lender or any Fronting Bank reasonably determines that any Change in Law affecting such Lender or such Fronting Bank or any Lending Office of such Lender or such Lender’s or such Fronting Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Fronting Bank’s capital or on the capital of such Lender’s or such Fronting Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Lenders or such Fronting Bank, to a level below that which such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Fronting Bank’s policies and the policies of such Lender’s or such Fronting Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or such Fronting Bank or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b), and the calculation of such amount or amounts in reasonable detail (along with supporting documentation), and delivered to the applicable Borrower shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such Fronting Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
     (d) Failure or delay on the part of any Lender or any Fronting Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Fronting Bank’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or any Fronting Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender or such Fronting Bank, as the case may be, notifies any such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120 days period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify Holdings and the Lenders in writing.

Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified Holdings and the Lenders in writing. The Administrative Agent and each applicable Lender shall promptly notify Holdings and the Administrative Agent (as applicable) when such circumstances cease to exist.
     (f) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that any Change in Law, has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and Holdings in writing. Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified Holdings in writing. Each such Lender shall promptly notify Holdings and the Administrative Agent when such circumstances no longer exist.
     Section 2.16 Taxes.
     (a) Subject to Section 2.16(e), any and all payments by or on account of any obligation of each Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if any Borrower shall be required by applicable law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lenders or the applicable Fronting Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings and (iii) the applicable Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

     (b) Without limiting the provisions of Section 2.16(a), each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Subject to Section 2.16(e), each Borrower shall indemnify the Administrative Agent, each Lender and each Fronting Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes with respect to payments by such Borrower under this Agreement or any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Fronting Bank, as the case may be, and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or any Fronting Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or any Fronting Bank, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Lender or any Fronting Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall comply with all necessary procedural formalities and deliver, or cause to be delivered, to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or any Fronting Bank, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender or such Fronting Bank is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit any Borrower to determine the withholding or deduction required to be made.
     (f) If the Administrative Agent, any Lender or any Fronting Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts, in either case pursuant to this Section 2.16, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such recovery), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Fronting Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent, such Lender or such Fronting Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Fronting Bank in the event the Administrative Agent, such Lender or such Fronting Bank is required to repay such refund to such Governmental Authority. This Section 2.16(f) shall not be construed to require the Administrative Agent, any Lender or any Fronting Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.
     (g) Each of the Administrative Agent, the Fronting Banks and each Lender agrees to cooperate with any reasonable request made by any Borrower in respect of a claim of a refund in respect of Indemnified Taxes as to which it has been indemnified by such Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2.16, provided that (i) such Borrower has agreed in writing to pay all of the Administrative Agent’s or such Fronting Bank’s or such Lender’s reasonable out-of-pocket costs and expenses relating to such claim, (ii) the Administrative Agent or such Fronting Bank or such Lender determines, in its good faith judgment, that it would not be disadvantaged, unduly burdened or prejudiced as a result of such claim and (iii) such Borrower furnishes, upon request of the Administrative Agent, or such Fronting Bank or such Lender, an opinion of tax counsel (such opinion and such counsel to be reasonably acceptable to such Lender, or such Fronting Bank or the Administrative Agent) to the effect that such Indemnified Taxes were wrongly or illegally imposed.
     Section 2.17 Compensation. Each Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or redeployment of deposits or other funds required by such Lender to fund or maintain such Borrower’s LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan of such Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan of such Borrower occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.18(a) or any acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan of such Borrower is not made on any date specified in a notice of prepayment given by such Borrower or (iv) as a consequence of any other failure by such Borrower to make any payments with respect to any LIBOR Loan of such Borrower when due hereunder. Calculation of all amounts payable to a Lender under this Section 2.17 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.17. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 2.17 by any Lender as to any additional amounts payable pursuant to this Section 2.17 shall be submitted by such Lender to the applicable Borrower either directly or through the Administrative Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 2.17 of any such losses, expenses or liabilities shall be conclusive absent manifest error.
     Section 2.18 Replacement Lenders.
     (a) Holdings may, at any time at its sole expense and effort, require any Lender (i) that has requested compensation from any Borrower under Section 2.15(a) or Section 2.15(b) or payments from any Borrower under Section 2.16, (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.15(f), (iii) that is a Defaulting Lender, (iv) which had NAIC approval on the date it became a party to this Agreement and ceases to maintain such approval or otherwise shall lose such approval or (v) that is unable to Issue a Letter of Credit under Section 3.3(i), in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that:
     (i) the Administrative Agent shall have received the assignment fee specified in Section 11.6(b)(iv);

     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Disbursements and any L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.17) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or any Borrower (in the case of all other amounts);
     (iii) no assignment pursuant to this Section 2.18 shall be effective until all of the then outstanding Syndicated Letters of Credit are either amended giving effect to the such assignment or, if required, returned by each respective beneficiary to the Administrative Agent and either cancelled and/or exchanged for new or amended Syndicated Letters of Credit which give effect to such assignment (it being understood that to the extent the respective beneficiaries whose consent is required do not consent to such assignment, such assignment cannot occur);
     (iv) in the case of any such assignment resulting from a request for compensation under Section 2.15(a) or Section 2.15(b) or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and
     (v) such assignment does not conflict with applicable Requirements of Law.
     A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Holdings to require such assignment cease to apply.
     (b) If any Lender requests compensation under Section 2.15(a) or Section 2.15(b), or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender gives a notice pursuant to Section 2.15(f), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or L/C Disbursements hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15(a), Section 2.15(b) or Section 2.16, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.15(f), as applicable, and (ii) in each case would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Holdings, on behalf of the Borrowers, hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     Section 2.19 Increase in Commitments.
     (a) Holdings shall have the right, at any time and from time to time after the Closing Date by written notice to and in consultation with the Administrative Agent, to request an increase in the Aggregate Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof; provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) immediately after giving effect to any Commitment Increase, the aggregate of all Commitment Increases effected after the Closing Date shall not exceed $200,000,000, and (iii)  no existing Lender shall be obligated to increase its Commitment as a result of any request for a Commitment Increase by Holdings unless it agrees in its sole discretion to do so.
     (b) Each Additional Lender must qualify as an Eligible Assignee (the approval of which by the Administrative Agent shall not be unreasonably withheld, conditioned or delayed) and Holdings and each Additional Lender shall execute a joinder agreement together with all such other documentation as the Administrative Agent and Holdings may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and Holdings, to evidence the Commitment of such Additional Lender and its status as a Lender hereunder.
     (c) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and Holdings shall determine the effective date (the “Commitment Increase Date,” which shall be a Business Day not less than thirty (30) days prior to the Commitment Termination Date) and the final amount and allocation of such increase. The Administrative Agent shall promptly notify Holdings and the Lenders of the final amount and allocation of such increase and the Commitment Increase Date. The Administrative Agent is hereby authorized, on behalf of the Lenders, to enter into any amendments to this Agreement and the other Credit Documents as the Administrative Agent shall reasonably deem appropriate to effect such Commitment Increase.
     (d) Notwithstanding anything set forth in this Section 2.19 to the contrary, no increase in the Aggregate Commitments pursuant to this Section 2.19 shall be effective unless:
     (i) The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:
     (A) as to each Increasing Lender, evidence of its agreement to provide a portion of the Commitment Increase, and as to each Additional Lender, a duly executed joinder agreement together with all other documentation required by the Administrative Agent pursuant to Section 2.19(b);
     (B) an instrument, duly executed by each Borrower, acknowledging and reaffirming its obligations under this Agreement and the other Credit Documents;
     (C) a certificate of the secretary or an assistant secretary of each Borrower, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such Borrower approving or consenting to such Commitment Increase;
     (D) a certificate of a Financial Officer of Holdings, certifying that (y) as of the Commitment Increase Date, all representations and warranties of the

Borrowers contained in this Agreement and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to the Commitment Increase and any Borrowings or Letters of Credit issued in connection therewith (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case as of such date), and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Borrowings or Letters of Credit issued in connection therewith and the application of the proceeds thereof); and
     (ii) Each outstanding Syndicated Letter of Credit shall have been amended giving effect to the Commitment Increase or, if required, returned by each respective beneficiary to the Administrative Agent and cancelled and/or exchanged for a new or amended Syndicated Letter of Credit giving effect to the Commitment Increase; and
     (iii) In the case of any Credit Extension in connection with such Commitment Increase, the conditions precedent set forth in Section 4.2 shall have been satisfied.
To the extent necessary to keep the outstanding Loans ratable in the event of any non-ratable increase in the aggregate Commitments, on the Commitment Increase Date, (i) all then outstanding LIBOR Loans (the “Initial Loans”) shall automatically be converted into Base Rate Loans, (ii) immediately after the effectiveness of the Commitment Increase, the applicable Borrowers shall, if they so request, convert such Base Rate Loans into LIBOR Loans (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types and for the Interest Periods specified in a Notice of Conversion/Continuation delivered to the Administrative Agent in accordance with Section 2.10, (iii) each Lender shall pay to the Administrative Agent in immediately available funds an amount equal to the difference, if positive, between (y) such Lender’s Ratable Share (calculated after giving effect to the Commitment Increase) of the Subsequent Borrowings and (z) such Lender’s Ratable Share (calculated without giving effect to the Commitment Increase) of the Initial Loans, (iv) after the Administrative Agent receives the funds specified in clause (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds equal to the difference, if positive, between (y) such Lender’s Ratable Share (calculated without giving effect to the Commitment Increase) of the Initial Loans and (z) such Lender’s Ratable Share (calculated after giving effect to the Commitment Increase) of the amount of the Subsequent Borrowings, (v) the Lenders shall be deemed to hold the Subsequent Borrowings ratably in accordance with their respective Commitment (calculated after giving effect to the Commitment Increase), (vi) each applicable Borrower shall pay all accrued but unpaid interest on the Initial Loans to the Lenders entitled thereto, and (vii) Schedule 1.1(a) shall automatically be amended to reflect the Commitments of all Lenders after giving effect to the Commitment Increase. The conversion of the Initial Loans pursuant to clause (i) above shall be subject to indemnification by the applicable Borrowers pursuant to the provisions of Section 2.17 if the Commitment Increase Date occurs other than on the last day of the Interest Period relating thereto.

ARTICLE III
LETTERS OF CREDIT
     Section 3.1 Syndicated Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein, at the request of any Borrower at any time and from time to time during the Availability Period, each Lender agrees to Issue Letters of Credit as Syndicated Letters of Credit for the account of such Borrower. Each Syndicated Letter of Credit shall be substantially in the form of Exhibit C-1 or in such other form as may be agreed by the applicable Borrower and the L/C Agent; provided that the L/C Agent will only agree to reasonable changes to such form requested by any beneficiary or applicable insurance regulator so long as such changes are not adverse to the interests of the Lenders. If at the time that any Borrower requests the Issuance of a Syndicated Letter of Credit any Lender is a Non-NAIC Lender, at the request of such Borrower, the applicable Fronting Bank shall Issue such Non-NAIC Lender’s Ratable Share of such Syndicated Letter of Credit pursuant to Section 3.1(h). Absent the prior written consent of each Lender, no Syndicated Letter of Credit may be Issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be Issued by all of the Lenders acting through the L/C Agent, at the time of Issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint, in the amount of its Ratable Share of the Stated Amount of such Syndicated Letter of Credit, provided that the applicable Fronting Bank shall be severally (and not jointly) liable for its Ratable Share of the Stated Amount of such Syndicated Letter of Credit plus the Ratable Share of each Non-NAIC Lender for which it is fronting pursuant to Section 3.1(h).
     (b) Notice of Issuance. To request the Issuance of a Syndicated Letter of Credit, the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Agent) to the L/C Agent (which will promptly notify the applicable Lenders and provide to such Lenders as soon as practicable a copy of the Syndicated Letter of Credit) at least 3 Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the L/C Agent, including with respect to any request for the issuance of a Syndicated Letter of Credit on the Closing Date, subject to approval by the L/C Agent) a notice in a form reasonably acceptable to the L/C Agent (a “Syndicated Letter of Credit Notice”) requesting the Issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with Section 3.1(c)), the amount of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Syndicated Letter of Credit, it being understood and agreed that Syndicated Letters of Credit may be extended and renewed in accordance with Section 3.1(c). If requested by the L/C Agent, the applicable Borrower shall submit a letter of credit application on the L/C Agent’s standard form (with such changes as the L/C Agent shall reasonably deem appropriate) in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this

Agreement and the terms and conditions of any form of letter of credit application submitted by any Borrower to the L/C Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.
     (c) Expiration of Syndicated Letters of Credit. Each Syndicated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (ii) the seventh (7th) day prior to the L/C Maturity Date; provided, however, that at the applicable Borrower’s request a Syndicated Letter of Credit shall provide by its terms, and on terms acceptable to the L/C Agent, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the L/C Maturity Date) unless and until the L/C Agent shall have delivered prior written notice of nonrenewal to the beneficiary of such Syndicated Letter of Credit no later than the time specified in such Syndicated Letter of Credit (which the L/C Agent shall do only if one or more of the applicable conditions under Section 4.2 (other than the delivery of a Letter of Credit Notice) is not then satisfied). The L/C Agent shall promptly provide a copy of any such notice to the applicable Borrower.
     (d) Obligation of Lenders. The obligation of any Lender under any Syndicated Letter of Credit shall be several and not joint and shall be in an amount equal to such Lender’s Ratable Share of the aggregate Stated Amount of such Syndicated Letter of Credit at the time such Syndicated Letter of Credit is Issued, and each Syndicated Letter of Credit shall expressly so provide, provided that the applicable Fronting Bank shall be severally (and not jointly liable) for its Ratable Share of the Stated Amount of such Syndicated Letter of Credit plus the Ratable Share of each Non-NAIC Lender for which it is fronting pursuant to Section 3.1(h). No increase of Commitments under Section 2.19 or assignment of Commitments under Section 2.18 or Section 11.6(b) shall change or affect the liability of any Lender under any outstanding Syndicated Letter of Credit until such Syndicated Letter of Credit is amended giving effect to such increase or assignment, as the case may be. The failure of any Lender to make any L/C Disbursement in respect of any Syndicated Letter of Credit on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to make its L/C Disbursement in respect of any Syndicated Letter of Credit.
     (e) Issuance Administration. Each Syndicated Letter of Credit shall be executed and delivered by the L/C Agent in the name and on behalf of, and as attorney-in-fact for, each Lender (other than a Non-NAIC Lender) party to such Syndicated Letter of Credit, and the L/C Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the L/C Agent shall act, as the agent of each such Lender to (i) execute and deliver such Syndicated Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit, (iv) notify such Lender and the applicable Borrower that a valid drawing has been made and the date that the related L/C Disbursement is to be made and (v) exercise all rights held by the issuer of a letter of credit under the documents for which such Syndicated Letter of Credit shall provide credit enhancement (or designate any Person as its representative for all such purposes under such documents); provided that the L/C

Agent shall have no obligation or liability for any L/C Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the L/C Agent as its attorney-in-fact, acting through any duly authorized officer, to execute and deliver in the name and on behalf of such Lender each Syndicated Letter of Credit to be issued by such Lender hereunder and to take such other actions contemplated by this Section 3.1(e). Promptly upon the request of the L/C Agent, each Lender will furnish to the L/C Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the L/C Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Syndicated Letter of Credit.
     (f) Disbursement Procedures. The L/C Agent shall, within a reasonable time following its receipt thereof (and, in any event, within any specific time specified in the text of the relevant Syndicated Letter of Credit), examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The L/C Agent shall promptly after such examination and before such L/C Disbursement notify each applicable Issuing Bank and the applicable Borrower by telephone (confirmed by telecopy or email) of such demand for payment. With respect to any demand for payment made under a Syndicated Letter of Credit which the L/C Agent has informed the applicable Issuing Banks is valid, each such Issuing Bank will make an L/C Disbursement in respect of such Syndicated Letter of Credit promptly in accordance with the amount of its liability under such Syndicated Letter of Credit and this Agreement, such L/C Disbursement to be made to the account of the L/C Agent most recently designated by it for such purpose by notice to the Lenders. The L/C Agent will make such L/C Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in the funds so received, to the account identified by such beneficiary in connection with such demand for such L/C Disbursement. Promptly following any L/C Disbursement by any Issuing Bank in respect of any Syndicated Letter of Credit, the L/C Agent will notify the applicable Borrower of such L/C Disbursement.
     (g) Reimbursement. Each Borrower agrees that it shall reimburse the applicable Issuing Banks in respect of L/C Disbursements made under such Borrower’s Syndicated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the aggregate of the amount of each such L/C Disbursement no later than 2:00 p.m., Charlotte, North Carolina time, on the first Business Day after the L/C Disbursement Date with respect to such Syndicated Letter of Credit (each such amount until paid together with interest thereon payable as provided hereinbelow, a “Syndicated Reimbursement Obligation”).
     (h) Non-NAIC Lenders. In the event any Lender advises the L/C Agent that such Lender is a Non-NAIC Lender, the Borrowers, the L/C Agent, such Non-NAIC Lender and the other Lenders, including the applicable Fronting Bank for such Non-NAIC Lender, hereby agree that (i) such Non-NAIC Lender shall cease to Issue Syndicated Letters of Credit so long as it is a Non-NAIC Lender and such Non-NAIC Lenders’ Ratable Share of any Syndicated Letter of Credit will be Issued by the applicable Fronting Bank for such Non-NAIC Lender, (ii) to the extent Syndicated Letters of Credit are outstanding, the Borrowers will each use all commercially reasonable efforts to cause the beneficiaries thereof to execute and deliver an amendment to any Syndicated Letter of Credit of such Borrower such that the Non-NAIC Lender is removed from such Syndicated Letter of Credit and the applicable Fronting Bank is added to such Syndicated Letter of Credit to honor any draft drawn thereon in an amount equal to the Non-NAIC Lender’s Ratable Share with respect to such Syndicated Letter of Credit, (iii) immediately upon the issuance or amendment of any Syndicated Letter of Credit, each Non-NAIC Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, without recourse or warranty, purchase from the applicable Fronting Bank a risk participation in each such Syndicated Letter of Credit in accordance with Section 3.2(d) in an amount equal to such Non-NAIC Lender’s Ratable Share of the Stated Amount of such Syndicated Letter of Credit and (iv) the applicable Borrower shall pay to the applicable Fronting Bank a fronting fee computed on the risk participation purchased by such Non-NAIC Lender from such Fronting Bank with respect to such Syndicated Letter of Credit at the rate per annum as separately agreed to between such Borrower and such Fronting Bank.
     Section 3.2 Participated Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein, any Borrower may request any Fronting Bank to Issue, at any time and from time to time during the Availability Period, and such Fronting Bank hereby agrees to Issue, Participated Letters of Credit for the account of such Borrower, subject to the terms and conditions of this Section 3.2. Each Participated Letter of Credit shall be substantially in the form of Exhibit C-2 or in such other form as may be agreed by the applicable Fronting Bank; provided that the applicable Fronting Bank and the applicable Borrower will agree to reasonable changes to such form requested by any beneficiary or applicable insurance regulator so long as such changes are not adverse to the interests of the Lenders.
     (b) Notice of Issuance. To request the Issuance of a Participated Letter of Credit, the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Fronting Bank) to the applicable Fronting Bank (which shall promptly notify the Lenders) at least 3 Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the applicable Fronting Bank, including any request for the Issuance of a Participated Letter of Credit on the Closing Date, subject to approval by the applicable Fronting Bank) a notice in a form reasonably acceptable to the applicable Fronting Bank (a “Participated Letter of Credit Notice”) requesting the Issuance of a Participated Letter of Credit, or identifying the Participated Letter of Credit to be amended, renewed, extended or increased as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Participated Letter of Credit is to expire (which shall comply with Section 3.2(c)), the amount of such Participated Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Participated Letter of Credit, it being understood and agreed that Participated Letters of Credit may be extended and renewed in accordance with Section 3.2(c). If requested by any Fronting Bank, the Borrower shall submit a letter of credit application on such Fronting Bank’s standard form (with such changes as such Fronting Bank shall reasonably deem appropriate) in connection with any request for a Participated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by such Borrower to such Fronting Bank relating to any Participated Letter of Credit, the terms and conditions of this Agreement shall control.

     (c) Expiration of Participated Letters of Credit. Each Participated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the issuance of such Participated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (ii) the seventh (7th) day prior to the L/C Maturity Date; provided, however, that at the applicable Borrower’s request a Participated Letter of Credit shall provide by its terms, and on terms acceptable to the applicable Fronting Bank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the L/C Maturity Date) unless and until the applicable Fronting Bank shall have delivered prior written notice of nonrenewal to the beneficiary of such Participated Letter of Credit no later than the time specified in such Participated Letter of Credit (which the applicable Fronting Bank shall do only if one or more of the applicable conditions under Section 4.2 (other than the delivery of a Letter of Credit Notice) is not then satisfied). The Administrative Agent shall promptly provide a copy of any such notice to the applicable Borrower.
     (d) Participations. By the Issuance of a Participated Letter of Credit (or the fronting for a Non-NAIC Lender in respect of a Syndicated Letter of Credit pursuant to Section 3.1(h)) by the applicable Fronting Bank and without any further action on the part of the applicable Fronting Bank or the Lenders, the applicable Fronting Bank hereby grants to each applicable Lender in respect of such Participated Letter of Credit (or to the Non-NAIC Lender in respect of such Syndicated Letter of Credit), and each such Lender (or such Non-NAIC Lender) hereby acquires from the applicable Fronting Bank, participation in such Participated Letter of Credit (or such Syndicated Letter of Credit) in an amount equal to the amount of such Lender’s Ratable Share of the Stated Amount of such Participated Letter of Credit (or such Syndicated Letter of Credit) and the applicable Borrower’s reimbursement obligations with respect thereto. Each Lender or Non-NAIC Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participated Letters of Credit (or Syndicated Letters of Credit) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any such Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Aggregate Commitments. In consideration and in furtherance of the foregoing, each Lender or Non-NAIC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Fronting Bank, the amount of such Lender’s Ratable Share of each L/C Disbursement made by the applicable Fronting Bank in respect of any Participated Letter of Credit (or Syndicated Letter of Credit) promptly upon the request of the applicable Fronting Bank at any time from the time such L/C Disbursement is made until such L/C Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be disgorged or refunded to any Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to Section 3.2(f), the Administrative Agent shall distribute such payment to the applicable Fronting Bank or, to the extent that any Lenders or Non-NAIC Lender have made payments pursuant to this paragraph to reimburse the applicable Fronting Bank, then to such Lenders or Non-NAIC Lender and the applicable Fronting Bank as their interests may appear. Any payment made by a Lender or Non-NAIC Lender pursuant to this paragraph to reimburse any Fronting Bank for any L/C Disbursement made by it shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement. Notwithstanding anything herein to the contrary, effective upon the increase of the Commitments pursuant to Section 2.19, each Lender’s participation in any Participated Letter of Credit (and each Non-NAIC Lender’s participation in any Syndicated Letter of Credit) outstanding on such date shall be adjusted to reflect its Ratable Share after giving effect to such increase.
     (e) Disbursement Procedures; Funding of Participations.
     (i) The applicable Fronting Bank shall, within a reasonable time following its receipt thereof (and, in any event, within any time specified in the text of the relevant Participated Letters of Credit issued by it), examine all documents purporting to represent a demand for payment under a Participated Letter of Credit. The applicable Fronting Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy or email) of such demand for payment and whether such Fronting Bank has made or will make a L/C Disbursement thereunder. If such Borrower shall fail to reimburse the applicable Fronting Bank for such L/C Disbursement on the date and time specified in Section 3.2(f), the Administrative Agent shall notify each applicable Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof and the amount of such Lender’s Ratable Share thereof. Each applicable Lender (including any applicable Non-NAIC Lender) shall upon such notice make funds available in Dollars to the Administrative Agent for the account of the applicable Fronting Bank at the Payment Office in an amount equal to (i) in the case of a Participated Letter of Credit, the amount of its Ratable Share of the unpaid L/C Disbursement and (ii) in the case of a Non-NAIC Lender, its Percentage Obligations of a Syndicated Letter of Credit being fronted by such Fronting Bank pursuant to Section 3.1(h) (such amount, its “L/C Advance”) not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable Fronting Bank for the amount of any payment made by such Fronting Bank under such Participated Letter of Credit (or such Syndicated Letter of Credit in the case of a Non-NAIC Lender), together with interest as provided herein.
     (ii) If any Lender fails to make available to the Administrative Agent for the account of the applicable Fronting Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.2(e) by the time specified in Section 3.2(e)(i), the applicable Fronting Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Fronting Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the applicable Fronting Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. Until a Lender funds its L/C Advance pursuant to this Section 3.2(e) to reimburse the applicable Fronting Bank for any L/C Disbursement made by it, interest in respect of such Lender’s L/C Advance shall be solely for the account of the applicable Fronting Bank.

     (f) Reimbursement. Each Borrower agrees that it shall reimburse the applicable Fronting Bank in respect of any L/C Disbursement made under such Borrower’s Participated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the amount of such L/C Disbursement no later than 2:00 p.m., Charlotte, North Carolina time, on the first Business Day after the L/C Disbursement Date with respect to such Participated Letter of Credit (each such amount until paid, a “Participated Reimbursement Obligation”).
     (g) Repayment of Participations.
     (i) At any time after the applicable Fronting Bank has made a payment under any Participated Letter of Credit (or Syndicated Letter of Credit in the case of a Non-NAIC Lender) and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 3.2(e), if the Administrative Agent receives for the account of the applicable Fronting Bank any payment in respect of the related unpaid L/C Disbursement or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Ratable Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the applicable Fronting Bank pursuant to Section 3.2(e)(i) is required to be returned under any of the circumstances described in Section 2.12 (including pursuant to any settlement entered into by the applicable Fronting Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable Fronting Bank its Ratable Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     (h) Failure to Make L/C Advances. The failure of any Lender to make the L/C Advance to be made by it on the date specified in Section 3.2(e) shall not relieve any other Lender of its obligation hereunder to make its L/C Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the L/C Advance to be made by such other Lender on such date.
     Section 3.3 Conditions Precedent to the Issuance of Letters of Credit. The Issuing Bank shall not be under any obligation to, and in the case of clauses (ii), (v) and (vi) below shall not, Issue any Letter of Credit if:
     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuance of such Letter of Credit or any Requirement of Law applicable to such Issuing Bank or any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such

Issuing Bank or any Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to it as of the Closing Date;
     (ii) the limitation on amounts set forth under Section 2.1 will be exceeded, immediately after giving effect thereto;
     (iii) the L/C Agent or the applicable Fronting Bank, as the case may be, shall have delivered the written notice of nonrenewal described in Section 3.1(c) and Section 3.2(c) with respect to such Letter of Credit;
     (iv) the Administrative Agent has received written notice from the applicable Fronting Bank or the Required Lenders, as the case may be, or any Borrower, on or prior to the Business Day prior to the requested date of the issuance of such Letter of Credit, that one or more of the applicable conditions under Section 4.2 is not then satisfied;
     (v) the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension unless the Required Lenders have approved such expiry date;
     (vi) the expiry date of such Letter of Credit is less than seven Business Days prior to the L/C Maturity Date, unless all of the Lenders have approved such expiry date in writing;
     (vii) such Letter of Credit is not substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, as the case may be, or is not otherwise in form and substance reasonably acceptable to the Administrative Agent and the L/C Agent or applicable Fronting Bank, as the case may be; provided that the Administrative Agent and, in respect of any change to a Syndicated Letter of Credit, the L/C Agent, or in respect of any change to a Participated Letter of Credit, the applicable Fronting Bank, can and will agree to reasonable changes to such form, not adverse to the interests of the Lenders, requested by any beneficiary or applicable insurance regulator;
     (viii) such Letter of Credit is denominated in a currency other than Dollars; or
     (ix) with respect to the issuance of a Participated Letter of Credit, a default of any Lender’s obligations to fund under Section 3.2(e) exists or any Lender is at such time a Defaulting Lender hereunder, unless the applicable Fronting Bank has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the applicable Fronting Bank’s risk with respect to such Lender.
     Section 3.4 Obligations Absolute. The obligations of each Borrower to reimburse with respect to a L/C Disbursement under any Letter of Credit of such Borrower and of any Lender to reimburse the applicable Fronting Bank with respect to any L/C Disbursement made by such Fronting Bank under any Participated Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and any Letter of Credit Document under all circumstances, including the following circumstances:

     (i) any lack of validity or enforceability of this Agreement, any other Credit Document, any Letter of Credit Document or any other agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any Letter of Credit Document or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents;
     (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, the L/C Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any other Letter of Credit Document or any unrelated transaction;
     (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided, however, that such draft or certificate substantially complies with the terms of such Letter of Credit;
     (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of any Borrower; or
     (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower, the Guarantor or any other guarantor, other than as may be expressly set forth in this Agreement.
     None of the Administrative Agent, the L/C Agent, any Fronting Bank or any Lender or any of their Related Parties shall have any liability or responsibility to any Borrower by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Administrative Agent, the L/C Agent, any Issuing Bank or any Lender from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the gross negligence or willful misconduct of the Administrative Agent, the L/C Agent, any Issuing Bank

or any Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
     Section 3.5 Interest. Unless each Borrower reimburses each L/C Disbursement made in respect of Letters of Credit issued for its account in full on the date such L/C Disbursement is made, the unpaid amount of the Reimbursement Obligation thereof shall bear interest from the date of each L/C Disbursement until such amount shall be paid in full at the rate per annum then applicable to Base Rate Loans (plus an additional 2% per annum, payable on demand, if not reimbursed by the third Business Day after the date upon which the applicable Borrower receives notice of such L/C Disbursement).
     Section 3.6 Interest Rate Determination. The Administrative Agent shall give prompt notice to the applicable Borrower and the applicable Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 3.5.
     Section 3.7 Collateralization of Letters of Credit.
     (a) At any time and from time to time (i) upon the Administrative Agent’s request given in accordance with Section 9.2 after the occurrence and during the continuance of an Event of Default and (ii) on the L/C Maturity Date, each Borrower shall deliver to the Administrative Agent as cash collateral in an amount in cash equal to the aggregate Stated Amount of all Letters of Credit issued for the account of such Borrower outstanding at such time (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder). The Administrative Agent shall deposit such cash in a special collateral account of such Borrower pursuant to arrangements satisfactory to the Administrative Agent (such account, the “Cash Collateral Account”) for the benefit of the Administrative Agent, the Issuing Banks and the Lenders.
     (b) At any time and from time to time pursuant to Section 2.6(b), each Borrower shall deliver to the Administrative Agent such additional amount of cash to the extent required by such Section as cover for the aggregate Letter of Credit Exposure of such Borrower, and such cash shall be deposited in such Borrower’s Cash Collateral Account for the benefit of the Administrative Agent, the Issuing Banks and the Lenders.
     (c) Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for the Letter of Credit Exposure of such Borrower, and for application to its aggregate Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Fronting Banks and the Lenders and such Borrower shall have no interest therein except as set forth in Section 3.7(d). Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of such Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account.

     (d) In the event of a drawing, and subsequent payment by any Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the applicable Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Notwithstanding anything in this Agreement to the contrary, to the extent any such drawing is made, the applicable Borrower’s Reimbursement Obligation shall be deemed to have been satisfied and discharged to the extent of any such payment from the Cash Collateral Account. Any amounts remaining in any Cash Collateral Account (including interest and profits) after the expiration of the Letters of Credit of the applicable Borrower and reimbursement in full of the Issuing Banks for all of their respective obligations thereunder shall be held by the Administrative Agent, for the benefit of such Borrower, to be applied against the Obligations of such Borrower in such order and manner as the Administrative Agent may direct. If any Borrower is required to provide cash collateral pursuant to Section 2.6(b), such amount (including interest and profits), to the extent not applied as aforesaid, shall be returned to such Borrower, provided that after giving effect to such return (i) the aggregate Credit Exposure would not exceed the Aggregate Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If any Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived.
     Section 3.8 Use of Letters of Credit. The Letters of Credit shall be available and each Borrower agrees that it shall use its Letters of Credit solely to support its own obligations primarily under the Primary Policies and Reinsurance Agreements to which it is a party.
ARTICLE IV
CONDITIONS PRECEDENT
     Section 4.1 Conditions Precedent to the Closing Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit shall not become effective until the date (the “Closing Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 11.5):
     (a) On the Closing Date, (i) the Borrowers, the Administrative Agent and each Lender shall have signed a counterpart of this Agreement and shall have delivered (or transmitted by telecopy) the same to the Administrative Agent at its Payment Office; and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested the same the appropriate Note or Notes, executed by each Borrower, in each case, in the amount, maturity and as otherwise provided herein;
     (b) On the Closing Date, the Administrative Agent shall have received (i) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Kelley Drye & Warren LLP, special New York counsel to the Borrowers, which opinion shall cover the matters contained in Exhibit F-1, and (ii) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Appleby, special Bermuda counsel to the Borrowers, which opinion shall cover the matters contained in Exhibit F-2;
     (c) On the Closing Date, the Administrative Agent shall have received a certificate, signed by a Responsible Officer of each Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) each of the representations and warranties set forth in this Agreement and in the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, each as of the Closing Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case as of such date), (ii) there is no pending or threatened litigation, bankruptcy or other proceeding in which there is a reasonable likelihood of an adverse determination which could reasonably be expected to result in a Material Adverse Effect or which seeks to restrain, enjoin or prevent the closing of the credit facilities provided for herein, (iii) no Default or Event of Default exists as of the Closing Date and (iv) there has not occurred or become known to the Administrative Agent since December 31, 2006, a change, occurrence or development that could reasonably be expected to have a Material Adverse Effect;
     (d) On the Closing Date, the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Borrower, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws or similar governing document of such Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above;
     (e) All approvals, permits and consents of any Governmental Authorities (including all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Administrative Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have reasonably requested and such documents and papers where appropriate to be certified by proper corporate or governmental authorities; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that could reasonably be expected to have a Material Adverse Effect;
     (f) Since December 31, 2006, both immediately before and after giving effect to the making of the initial Credit Extensions (if any), there shall not have occurred or become known to the Administrative Agent, a change, occurrence or development that could reasonably be expected to have a Material Adverse Effect;
     (g) On the Closing Date, there shall exist no Default or Event of Default, and all representations and warranties made by each Borrower contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);
     (h) The Borrowers shall have paid (i) to the Joint Arrangers, the fees specified in Annex B to the Commitment Letter to be paid to them on the Closing Date, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in Annex B to the Commitment Letter, and (iii) all other fees and reasonable expenses of the Joint Arrangers, the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including legal fees and expenses) pursuant to the Commitment Letter;
     (i) The Administrative Agent shall have received satisfactory confirmation from A.M. Best Company that the current Financial Strength Rating of each Material Insurance Subsidiary that has such a rating is “A-” or better;
     (j) Holdings shall have delivered a Compliance Certificate calculated on a pro forma basis as of September 30, 2007 after giving effect to the making of the initial Credit Extensions (if any);
     (k) The Administrative Agent shall have received an Account Designation Letter from an Authorized Officer of each Borrower; and
     (l) The Administrative Agent shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.
     Without limiting the generality of the provisions of Section 10.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     Section 4.2 Conditions Precedent to All Credit Extensions. The obligation of each Lender and each Fronting Bank to make any Credit Extension shall be subject to the prior or concurrent satisfaction (in form and substance reasonably satisfactory to the Administrative Agent) of each of the conditions precedent set forth below:
     (a) The Closing Date shall have occurred;
     (b) The applicable Borrower shall have delivered a Notice of Borrowing in accordance with Section 2.2(b) or a Letter of Credit Notice in accordance with Section 3.1(b) or Section 3.2(b), as applicable.
     (c) Each of the representations and warranties of the Borrowers set forth in this Agreement and in the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, in each case only as of the date of any Credit Extension, with the same effect as if made on and as of such date, both immediately before and after giving effect to Credit Extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date);
     (d) With respect to the making of any Credit Extension, the limitation on amounts set forth under Section 2.1 will not be exceeded immediately after giving effect thereto;
     (e) With respect to the Issuance of any Letter of Credit, the conditions in Section 3.3 have been satisfied; and
     (f) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to such Credit Extension.
     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Credit Extension, shall be deemed to constitute a representation and warranty by the applicable Borrower that the statements contained in Section 4.2(c) through Section 4.2(f) above are true, both as of the date of such notice or request and as of the date such Credit Extension is made.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent, the L/C Agent, the Fronting Banks and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Banks to issue Letters of Credit, each of the Borrowers (solely as to itself and its Subsidiaries) represents and warrants to the Administrative Agent, the L/C Agent, the Fronting Banks and the Lenders as follows:

     Section 5.1 Organization and Power. Each such Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate power and authority to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.2 Authorization; Enforceability. Such Borrower has the full corporate power and authority to execute, deliver and perform its obligations under the Credit Documents to which it is or will be a party and has taken all necessary corporate action to execute, deliver and perform its obligations under each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by each Borrower that is a party thereto will constitute, the legal, valid and binding obligation of each Borrower that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.
     Section 5.3 No Violation. The execution, delivery and performance by each Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or bylaws (or other similar organizational document or governing document), (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) result in or require the creation or imposition of any Lien upon any of its properties or assets, other than, in the case of clauses (ii), (iii) and (iv), such contraventions, conflicts, breaches, defaults and creation or imposition of Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.4 Governmental and Third-Party Authorization; Permits.
     (a) Except as set forth on Schedule 5.4, no consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Borrower of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than such consents, approvals, authorizations and other actions which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Each such Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (c) Schedule 5.4 lists with respect to each Insurance Subsidiary of such Borrower, as of the Closing Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the “Licenses”), and indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. (i) No such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, and (ii) no such suspension, revocation or limitation is threatened in writing by any relevant Insurance Regulatory Authority, that, in each instance under (i) and (ii) above, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Insurance Subsidiary has obtained and maintains in full force and effect all licenses and permits from all Governmental Authorities and Insurance Regulatory Authorities necessary to operate in the jurisdictions in which it operates, in each case other than such licenses and permits the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     Section 5.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrowers, threatened, at law or in equity before any Governmental Authority or in arbitration, against or affecting any Borrower, any of their respective Subsidiaries or any of their respective properties (i) in which there is a reasonable likelihood of an adverse determination which could reasonably be expected to result in a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents to which such Borrower is a party.
     Section 5.6 Taxes. Each of such Borrower and its Subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all Taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than (i) those Taxes, assessments, fees and other charges that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP, or (ii) where the failure to file such returns and reports or the failure to pay such Taxes, assessments, fees and other charges could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such returns are true, correct and complete in all material respects. There is no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of such Borrower or any of its Subsidiaries the outcome of which could reasonably be expected to have a Material Adverse Effect. There is no unresolved claim by any Governmental Authority concerning the tax liability of such Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP or that could not reasonably be expected to have a Material Adverse Effect.

     Section 5.7 Subsidiaries.
     (a) Set forth on Schedule 5.7 is a complete and accurate list of all of the Subsidiaries of Holdings as of the Closing Date, together with, for each such Subsidiary, and, as to each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Each of Holdings and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 5.7.
     (b) No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to any Borrower or any other Subsidiary, to make loans or advances to any Borrower or any other Subsidiary, or to transfer any of its assets or properties to any Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.
     Section 5.8 Full Disclosure. All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, the Joint Arrangers or any Lender by or on behalf of any Borrower for purposes of or in connection with this Agreement or any of the other Credit Documents is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading. As of the Closing Date, there is no fact known to any Borrower that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrowers to the Administrative Agent and/or the Lenders.
     Section 5.9 Absence of Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of any transaction contemplated by this Agreement or any other Credit Document.
     Section 5.10 Ownership of Property; Liens. Each such Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of such Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 8.3.
     Section 5.11 Margin Regulations. Neither such Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that could violate or be inconsistent with Regulations T, U or X or Section 7 of the Exchange Act.
     Section 5.12 No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 2006, and there exists no change, occurrence or development, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     Section 5.13 Financial Matters.
     (a) Holdings has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of Holdings and its Subsidiaries as of December 31, 2006, 2005 and 2004 and the related statements of income, stockholders’ equity and cash flows for the fiscal years or period then ended, together with the opinion of Deloitte thereon, and (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of September 30, 2007, and the related statements of income, stockholders’ equity and cash flows for the nine-month period then ended. Such consolidated financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year end adjustments) and present fairly, in all material respects, the financial position of Holdings and its Subsidiaries, and the results of their operations and their cash flows, as of the dates and for the periods indicated. Except for liabilities and obligations disclosed or provided for in the most recent financial statements referred to above and the notes thereto or the most recent financial statements and the notes thereto delivered pursuant to Section 6.1, as of the date of such financial statements, none of the Borrowers had any material liability or obligation that, in accordance with GAAP, would have been required to have been disclosed or provided for in such financial statements or the notes thereto.
     (b) Holdings has heretofore furnished to the Administrative Agent copies of (i) the Annual Statements of each Material Insurance Subsidiary as of December 31, 2006 and 2005 and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority, (collectively, the “Historical Statutory Statements”). The Historical Statutory Statements (including the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared, in all material respects, in accordance with SAP (except as may be reflected in the notes thereto), were in all material respects, in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Material Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flows of the respective Material Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including reserves, policy and contract claims and statutory liabilities), no Material Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statements.

     (c) Neither (i) the board of directors of any Borrower, a committee thereof or an authorized officer of any Borrower has concluded that any financial statement previously furnished to the Administrative Agent or any Lender should no longer be relied upon because of an error, nor (ii) has any Borrower been advised by its auditors that a previously issued audit report or interim review cannot be relied upon.
     Section 5.14 ERISA
     (a) Each such Borrower and its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all respects with all applicable Requirements of Law, including the applicable provisions of ERISA and the Code, except for any noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date and is continuing, or (ii) to the knowledge of any Borrower, is reasonably expected to occur with respect to any Plan, in either case that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability as of the date of the most recent actuarial report applicable thereto, and no such Borrower or any of its ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (b) No such Borrower nor any of its ERISA Affiliates has had a complete or partial withdrawal from any Multiemployer Plan for which there exists unsatisfied withdrawal liability that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and no such Borrower nor any of its ERISA Affiliates would become subject to any withdrawal liability under ERISA that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect if such Borrower or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date for the Multiemployer Plans. To the knowledge of such Borrower, no Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.
     (c) Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to do any of the foregoing has not had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All contributions required to be made with respect to a Foreign Pension Plan have been timely made, except where the failure to do any of the foregoing has not had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Borrower or any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan, except for any obligations which have not had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the most recently ended fiscal year of Holdings on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities (any such excess a “value shortfall”), except for any such value shortfalls which have not had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
     Section 5.15 Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, or (ii) is involved in any suit, action or proceeding, or has received any written notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims. For the avoidance of doubt, this Section 5.15 shall not apply to any suits, actions, claims or proceedings against Holdings and its Subsidiaries with respect to Primary Policies and Reinsurance Agreements entered into in the ordinary course of business.
     Section 5.16 Compliance with Laws. Each such Borrower and its Subsidiaries has timely filed all reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for any failure to timely file, any failure to retain and any noncompliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.17 Regulated Industries. No such Borrower is (i) an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) required to be licensed under The Investment Business Act of 2003 of Bermuda.
     Section 5.18 Insurance. The assets, properties and business of such Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.
     Section 5.19 OFAC; PATRIOT Act.
     (a) To the best of its knowledge, neither such Borrower nor its Subsidiaries, in each case that is subject to OFAC, is a Sanctioned Person or does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC that are applicable to it, except where such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (b) Such Borrower and its Subsidiaries, in each case that is subject to the PATRIOT Act, is in compliance in all material respects with the provisions of the PATRIOT Act that are applicable to it. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     Section 5.20 Status under Bermuda Law.
     (a) Such Borrower is subject to civil and commercial Requirements of Law with respect to its obligations under the Credit Documents, and the execution, delivery, and performance by such Borrower of each of the Credit Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. No such Borrower or any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of Bermuda in respect of its obligations under the Credit Documents;
     (b) The Credit Documents are in proper legal form under the laws of Bermuda for the enforcement thereof against such Borrower under the Requirements of Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority, or admissibility in evidence of the Credit Documents. It is not necessary to ensure the legality, validity, enforceability, priority, or admissibility in evidence of the Credit Documents against such Borrower that the Credit Documents be filed, registered, or recorded with, or executed or notarized before, any court or other authority in Bermuda or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Documents or any other document, except for (i) the filing of a charge with the Bermuda Registrar of Companies, (ii) any such filing, registration, recording, execution, or notarization as has been made or is not required to be made until the Credit Document or any other document is sought to be enforced, and (iii) any charge or tax as has been timely paid;
     (c) As of the Closing Date, there is no tax, impost, duty, fee, assessment, or other governmental charge, or any deduction or withholding, imposed by any Government Authority in or of Bermuda either (i) on or by virtue of the execution or delivery of the Credit Documents or (ii) on any payment to be made by such Borrower pursuant to the Credit Documents; and
     (d) The execution, delivery, and performance of the Credit Documents executed by such Borrower are, under applicable foreign exchange control regulations of Bermuda, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
ARTICLE VI
AFFIRMATIVE COVENANTS
     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Borrowers (solely as to itself and its Subsidiaries) covenants and agrees that:

     Section 6.1 GAAP Financial Statements. Holdings will deliver to the Administrative Agent (for distribution to the Lenders):
     (a) As soon as available and in any event within forty-five (45) days (or, if earlier, the fifth Business Day following the date upon which Holdings files its quarterly report under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2008, unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and unaudited consolidated statements of comprehensive income, cash flows and changes in shareholders’ equity for Holdings and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and
     (b) As soon as available and in any event within ninety (90) days (or, if earlier, the fifth Business Day following the date upon which Holdings files its annual report under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with fiscal year ending December 31, 2007, an audited consolidated and unaudited consolidating balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of income and unaudited consolidated statements of comprehensive income, cash flows and shareholders’ equity for Holdings and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by Holdings or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such consolidated financial statements present fairly, in all material respects, the financial position of Holdings and its Subsidiaries, and the results of their operations and their cash flows, as of the dates and for the periods indicated, in accordance with GAAP.
     Section 6.2 Statutory Financial Statements. Holdings will deliver to the Administrative Agent (for distribution to the Lenders) as soon as available and in any event within five Business Days after the required filing date, an Annual Statement of each of its Material Insurance Subsidiaries as of the end of each fiscal year beginning with the fiscal year ending December 31, 2007, in the form filed with the Insurance Regulatory Authority in its jurisdiction of domicile, prepared in accordance with SAP, in each case applied on a basis consistent with that of the preceding reporting period or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year.

     Documents required to be delivered pursuant to Section 6.1, Section 6.2 or Section 6.3(c) may, at Holdings’ option, be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Administrative Agent and the Lenders; or (ii) on which such documents are posted on behalf of Holdings on Intralinks, SyndTrak or another relevant website, if any, to which each of the Administrative Agent and each Lender has access; provided that (x) upon the request of the Administrative Agent or any Lender lacking access to the internet, Intralinks or SyndTrak, Holdings shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender) and (y) Holdings shall notify (which may be by a facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any documents. The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     Section 6.3 Other Business and Financial Information. Holdings will deliver to the Administrative Agent (for distribution to the Lenders):
     (a) Concurrently with each delivery of the financial statements described in Section 6.1, a Compliance Certificate in the form of Exhibit D with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of Holdings, together with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in Article VII of this Agreement as of the last day of the period covered by such financial statements;
     (b) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within 150 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2007, a copy of any financial analysis or opinion prepared regarding the adequacy of such Material Insurance Subsidiary’s loss reserves as of such fiscal year-end, together with a copy of its management discussion and analysis in connection therewith (but only if and to the extent required by the applicable Insurance Regulatory Authority with regard to such Material Insurance Subsidiary), each in the format prescribed by the applicable insurance laws of such Material Insurance Subsidiary’s jurisdiction of domicile;
     (c) Promptly after and in any event no later than the fifth Business Day after the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that Holdings or any of its Material Subsidiaries shall send or make available generally to its shareholders, (ii) all reports (other than earnings press releases) on Form 10-Q, Form 10-K or Form 8-K (or their successor forms) or registration statements and prospectuses (other than on Form S-8 or its successor form) that Holdings or any of its Material Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all reports on Form A (or any successor form) that any Material Insurance Subsidiary shall file with any Insurance Regulatory Authority, and (iv) all material filings made under applicable state insurance holding company acts in the United States by Holdings or any of its Material Subsidiaries, including filings seeking approval of transactions with Affiliates;
     (d) Promptly after (and in any event within five Business Days after (or within three Business Days after in the case of clause (i) below)) any Responsible Officer of any Borrower obtaining knowledge thereof, written notice of any of the following:
     (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of such Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that such Borrower has taken and proposes to take with respect thereto;
     (ii) the institution or threatened institution of any action or suit against or affecting Holdings or any of its Subsidiaries, or any investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than inquiries and routine periodic investigations or reviews), in which there is a reasonable likelihood of an adverse determination which could reasonably be expected to result in a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this subsection (d);
     (iii) the receipt by Holdings or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (i) any written notice asserting any failure by Holdings or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against Holdings or such Subsidiary or sets forth circumstances that, if taken or adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) any written notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of Holdings or any of its Subsidiaries, as to which there is a reasonable possibility of an adverse determination which could reasonably be expected to result in a Material Adverse Effect;
     (iv) the occurrence of any ERISA Event that has had, or could reasonably be expected to have, a Material Adverse Effect, together with (x) a written statement of a Responsible Officer of Holdings specifying the details of such ERISA Event and the action that Holdings has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to Holdings or such ERISA Affiliate with respect to such ERISA Event;
     (v) that any contribution required to be made with respect to a Foreign Pension Plan has not been timely made, except such contributions that could not reasonably be expected to have a Material Adverse Effect, or that Holdings or any Subsidiary of Holdings may incur any liability pursuant to any Foreign Pension Plan as to which there is a reasonable possibility of liability which could reasonably be expected to have Material Adverse Effect;

     (vi) any material change in the accounting policies or reporting practices of Holdings or any of its Subsidiaries;
     (vii) any announcement by A.M. Best of any change in the Financial Strength Rating of any Material Insurance Subsidiary;
     (viii) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that could reasonably be expected to have a Material Adverse Effect; and
     (ix) any other matter or event that has, or could reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of Holdings setting forth the nature and period of existence thereof and the action that Holdings has taken and proposes to take with respect thereto;
     (e) Promptly, notice of the receipt by Holdings or any of its Subsidiaries of any written notice of any denial of coverage or claim, litigation or arbitration with respect to any Reinsurance Agreement to which it is a ceding party, involving unreserved claims in excess of 10% of Consolidated Tangible Net Worth; and
     (f) As promptly as reasonably practicable, such other information about the business, condition (financial or otherwise), operations or properties of Holdings or any of its Material Subsidiaries (including any Plan or Foreign Pension Plan and any information required to be filed under ERISA) as the Administrative Agent or the Required Lenders may from time to time reasonably request.
     Section 6.4 Corporate Existence; Franchises; Maintenance of Properties. Such Borrower will, and will cause its Subsidiaries to, (i) except as expressly permitted otherwise by Section 8.1, maintain and preserve in full force and effect its legal existence, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (iii) continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal years except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and (iv) keep all properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced and except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 6.5 Compliance with Laws. Such Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law (including all Environmental Laws) applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not have, or reasonably be expected to have, a Material Adverse Effect.

     Section 6.6 Payment of Obligations. Such Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of any Borrower or any of their respective Subsidiaries; provided, however, that no Borrower or any of its Subsidiaries shall be required to pay any such liability, obligation, Tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with and to the extent required by GAAP.
     Section 6.7 Insurance. Such Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.
     Section 6.8 Maintenance of Books and Records; Inspection. Such Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties in all material respects , and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or SAP, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to Holdings, the independent public accountants of Holdings and its Subsidiaries (and by this provision the Borrowers authorize such accountants to discuss the finances and affairs of Holdings and its Subsidiaries), provided that, so long as no Default or Event of Default has occurred and is continuing, (i) such visits, inspections and discussions shall be made upon reasonable notice and during normal business hours and shall be of a reasonable scope and length, (ii) such visits, inspections and discussions shall not unduly interfere with the business of any Borrower, (iii) there shall be no more than two such visits or inspections in any period of 12 consecutive calendar months and (iv) the costs to the Borrowers of such visits or inspections shall be limited and shall not exceed, in any period of 12 consecutive calendar months, (x) $20,000 for the aggregate out-of-pocket expenses of the Administrative Agent and any Lenders plus (y) $50,000 for the fees and expenses of any third parties retained by the Administrative Agent, which are not Affiliates of the Administrative Agent, for purposes of such visits or inspections.
     Section 6.9 Dividends. Such Borrower will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to it as shall be necessary for such Borrower to make payments the Obligations in accordance with the terms of this Agreement. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to such Borrower, or for such Borrower to make any such principal or interest payments, such Borrower will forthwith exercise its commercially reasonable efforts and take all actions permitted by law and necessary to obtain such approval.
     Section 6.10 OFAC; PATRIOT Act Compliance. Each Borrower that is subject to OFAC will, and will cause each of its Subsidiaries that it is so subject to, (i) use commercially reasonable efforts to refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.
     Section 6.11 Further Assurances. Such Borrower will, and will cause each of its Material Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.
     Section 6.12 Use of Proceeds. Such Borrower will use the proceeds of the Loans and the Letters of Credit, in each case, not in contravention of any Requirement of Law or of any Credit Document.
ARTICLE VII
FINANCIAL COVENANTS
     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Borrowers (solely as to itself and its Subsidiaries) covenants and agrees that:
     Section 7.1 Maximum Consolidated Indebtedness to Total Capitalization. The ratio of Consolidated Indebtedness to Total Capitalization as of the last day of any fiscal quarter or fiscal year shall not be greater than 0.35 to 1.0.
     Section 7.2 Minimum Consolidated Net Worth. Consolidated Net Worth shall be at all times an amount not less than (i) the sum of (x) $1,650,000,000, plus (y) 25% of Consolidated Net Income for each fiscal quarter (beginning with the fiscal quarter ending December 31, 2007) for which Consolidated Net Income is a positive amount (measured at the end of each such fiscal quarter) plus (z) 25% of the aggregate increases in total shareholders’ equity of Holdings and its Subsidiaries after September 30, 2007 by reason of the issuance or sale of Capital Stock of Holdings or any Subsidiary of Holdings or other capital contribution to Holdings minus (ii) the amount of any extraordinary dividend payment or repurchase of Capital Stock of Holdings made after the Closing Date so long as and after giving effect thereto, (a) Consolidated Net Worth is not less than $1,400,000,000, (b) no Default or Event of Default has occurred and is continuing, (c) all consents, approvals, authorizations and other actions required by applicable Requirements of Law in order to make such payment or repurchase shall have been obtained and (d) each such payment or repurchase has been approved by the board of directors of Holdings.
     Section 7.3 Minimum Financial Strength Rating. (i) Each Material Insurance Subsidiary shall  maintain a Financial Strength Rating at all times and (ii) the Financial Strength Rating of each Material Insurance Subsidiary shall not be lower than “A-” at any time.
ARTICLE VIII
NEGATIVE COVENANTS
     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Borrowers (solely as to itself and its Subsidiaries) covenants and agrees that:
     Section 8.1 Fundamental Changes. Except as permitted under Section 8.4, such Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that any such Borrower or any Subsidiary may merge into or consolidate with any other Person so long as (y) the surviving corporation is a Borrower or a Wholly Owned Subsidiary of a Borrower (and in any event, if a Borrower is a party to such merger or consolidation, the surviving corporation shall be a Borrower, it being understood and agreed that in the case of a merger or consolidation between a Subsidiary of Holdings with Holdings, the survivor corporation of such merger or consolidation shall be Holdings), and (z) immediately after giving effect thereto, no Default or Event of Default would occur or exist.
     Section 8.2 Indebtedness. Such Borrower will not, and will not permit or cause any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for:
     (i) the Obligations;
     (ii) Indebtedness under the Secured Facility;
     (iii) unsecured Indebtedness incurred by Holdings, so long as upon the incurrence thereof no Default or Event of Default would occur or exist;
     (iv) Indebtedness of Subsidiaries of Holdings owing to Holdings or to other Subsidiaries of Holdings;
     (v) Indebtedness consisting of current liabilities not for borrowed money incurred in the ordinary course of business;

     (vi) unsecured Indebtedness incurred by (A) any Insurance Subsidiary in respect of standby letters of credit and (B) any Insurance Subsidiary in respect of guarantees issued to support obligations of any other Subsidiary of Holdings incurred in the ordinary course of business;
     (vii) Indebtedness existing on the Closing Date and described in Schedule 8.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (x) after giving effect to any such extension, renewal, or replacement, the aggregate Indebtedness under this clause (vii) incurred on or after the Closing Date, when aggregated, with any Indebtedness outstanding under clause (xii) of this Section, shall not exceed $25,000,000, and (y) the terms relating to principal amount, amortization, maturity, collateral (if any), and subordination (if any), and other material terms taken as a whole, of the Indebtedness incurred with respect to such extension, renewal, or replacement, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to such Subsidiary or the Lenders than the terms of any agreement or instrument governing the Indebtedness being extended, renewed, or replaced;
     (viii) obligations (contingent or otherwise) existing or arising under any Hedge Agreement entered into by such Person in the ordinary course of business for the purpose of hedging currency or interest rate and not for purposes of speculation or taking a “market view”;
     (ix) Indebtedness of any Person existing at the time such Person is merged into or consolidated with Holdings or any of its Subsidiaries by Acquisition and any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (x) no Default or Event of Default exists or arises after giving effect to such Acquisition, (y) such Indebtedness was not incurred in contemplation of such Acquisition and (z) no Subsidiary (other than the existing obligor at the time such Person was acquired) shall incur or have any direct or indirect liability for such Indebtedness;
     (x) Indebtedness which is incurred in connection with any Lien permitted under Section 8.3;
     (xi) unsecured Indebtedness incurred by any Subsidiary of Holdings organized or incorporated in the United States of America or any political subdivision thereof in an aggregate amount outstanding at any time not to exceed $100,000,000; provided that (x) such Indebtedness does not contain any measures of financial performance (however expressed and whether stated as a covenant, as a ratio, as a fixed threshold, as an event of default, as a mandatory prepayment provision, or otherwise) which, taken as a whole, are materially more restrictive than those measures of financial performance contained in this Agreement, (y) upon the incurrence thereof no Default or Event of Default would occur or exist and (z) such Subsidiary shall not at any time own, directly or indirectly, any Capital Stock of Allied World; and

     (xii) unsecured Indebtedness other than any of the foregoing in an aggregate amount outstanding at any time not to exceed $25,000,000 less the Indebtedness incurred which is permitted under clause (vii) of this Section and is outstanding on any date of determination; provided that (x) such Indebtedness does not contain any measures of financial performance (however expressed and whether stated as a covenant, as a ratio, as a fixed threshold, as an event of default, as a mandatory prepayment provision, or otherwise) which, taken as a whole, are materially more restrictive on the Borrowers than those measures of financial performance contained in this Agreement and (y) upon the incurrence thereof no Default or Event of Default would occur or exist.
     Section 8.3 Liens. Such Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following:
     (i) Liens created by or otherwise existing under the Secured Facility;
     (ii) Liens existing on the Closing Date and set forth on Schedule 8.3, and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure on those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof);
     (iii) Permitted Liens;
     (iv) Liens on Invested Assets of Allied World securing obligations of Allied World in connection with its letter of credit facility established with Citibank Europe plc.;
     (v) Liens in respect of Capital Leases, synthetic lease obligations and purchase money obligations for fixed or capital assets used by Holdings or any of its Subsidiaries in the ordinary course of its business, securing Indebtedness not to exceed $25,000,000 in principal amount and incurred solely to pay all or a portion of the purchase price thereof; provided that any such Lien (A) shall attach to such property concurrently with or within ninety (90) days after the acquisition thereof by Holdings or such Subsidiary, (B) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to Holdings or such Subsidiary and (C) shall not encumber any other property of Holdings or any of its Subsidiaries; and
     (vi) Liens not otherwise permitted by this Section 8.3 on obligations incurred by Holdings securing Indebtedness in an aggregate principal amount not at any time exceeding $25,000,000.
     Section 8.4 Disposition of Assets. Such Borrower will not, and will not permit or cause any of its Material Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by any Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by such Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:
     (i) sales of assets in the ordinary course of business for fair market value;
     (ii) the sale, lease or other disposition of assets by a Subsidiary of a Borrower to such Borrower or to another Wholly Owned Subsidiary, to the extent permitted by applicable Requirements of Law and each relevant Insurance Regulatory Authority; provided that (x) immediately after giving effect thereto, no Default or Event of Default would occur or exist, (y) unless permitted by Section 8.4(iii), in no event shall Holdings contribute, sell or otherwise transfer, or permit any Insurance Subsidiary to issue or sell, any of the Capital Stock of such Insurance Subsidiary to any Person other than a Borrower, and (z) such sale or disposition would not adversely affect the ability of any Insurance Subsidiary party thereto to pay dividends or otherwise make distributions in respect of its Capital Stock; and
     (iii) the sale or disposition of assets outside the ordinary course of business, provided that such sales or dispositions shall not individually, or in the aggregate, exceed in any fiscal year 20% of Consolidated Net Worth determined as of the most recently ended fiscal quarter for which financial statements are available; provided further that immediately after giving effect thereto, no Default or Event of Default would occur or exist.
     Section 8.5 Transactions with Affiliates. Such Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of such Borrower or such Subsidiary other than:
     (i) transactions between or among any of the Borrowers and their Wholly-Owned Subsidiaries, between or among any of such Wholly-Owned Subsidiaries, or between or among any of the Borrowers;
     (ii) transactions with any officer, director, stockholder or other Affiliate in good faith in the ordinary course of any Borrower’s business and on terms materially no less favorable to such Borrower or any Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate; and
     (iii) any transaction permitted under Section 8.6.
     Section 8.6 Restricted Payments. Such Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock (other than pursuant to and in accordance with stock option plans and other benefit plans for directors, officers or employees of Holdings and its Subsidiaries), or set aside funds for any of the foregoing, except (i) that any Subsidiary may declare and pay dividends on or make distributions to a Borrower or to a Wholly Owned Subsidiary or set aside funds for the foregoing, (ii) Holdings may declare and pay dividends on, make distributions in respect of or repurchase, redeem, retire or otherwise acquire its Capital Stock or set aside funds for the foregoing so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends, distributions, repurchases or other acquisitions, and (iii) Holdings and its Subsidiaries may declare and pay dividends in respect of any Hybrid Equity Securities or preferred stock if, at the time of and after giving effect to any such payment, no Default or Event of Default under Section 9.1(a), clause (i) of Section 9.1(e), Section 9.1(f) or Section 9.1(g)) shall have occurred and be continuing.
     Section 8.7 Lines of Business. Such Borrower will not, and will not permit or cause any of its Subsidiaries to, engage to any material extent in any business other than the reinsurance or insurance business and other businesses engaged in by its and its Subsidiaries on the Closing Date or a business reasonably related thereto, including businesses that service or support the operations of Holdings and its Subsidiaries.
     Section 8.8 Fiscal Year. Such Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) Holdings shall have given the Administrative Agent written notice of its intention to change such ending date at least sixty (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Administrative Agent, to reflect the new fiscal year ending date.
     Section 8.9 Accounting Changes. Such Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or SAP, as applicable.
     Section 8.10 Limitation on Certain Restrictions. Such Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of such Borrower to perform and comply with its obligations under the Credit Documents in any material respect or (ii) the ability of any Subsidiary of such Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Borrower or any other Subsidiary, to make loans or advances to such Borrower or any other Subsidiary, or to transfer any of its assets or properties to such Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (y) the Credit Documents, and (z) applicable Requirements of Law.
     Section 8.11 Private Act. No Borrower will become subject to a Private Act, except such Private Acts which could not reasonably be expected to have a Material Adverse Effect.

ARTICLE IX
EVENTS OF DEFAULT
     Section 9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
     (a) Any Borrower shall fail to pay (i) any principal of any Loan of such Borrower or any Reimbursement Obligation of such Borrower when due or (ii) any interest on any Loan of such Borrower or in respect of any L/C Disbursement, any fee or any other Obligation of such Borrower under this Agreement or under the other Credit Documents within 5 days after such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or
     (b) Any Borrower shall fail to, or fail to cause its Subsidiaries that are subject thereto to, observe, perform or comply with any condition, covenant or agreement applicable to it contained in any of Section 2.13, Section 6.3(d)(i) or Section 6.4(i), Article VII and Article VIII; or
     (c) Any Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Section 9.1(a) and (b), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of such Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to such Borrower; or
     (d) Any representation or warranty made or deemed made by or on behalf of any Borrower in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished at any time in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished; or
     (e) Holdings or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period or notice provision) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge Agreement) having an aggregate principal amount of at least $25,000,000 or (z) any termination or other payment under any Hedge Agreement having a net termination obligation of at least $25,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness or Hedge Agreement, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness or Hedge Agreement (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness or Hedge Agreement to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or
     (f) Holdings or any of its Material Subsidiaries, shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution,

arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 9.1(g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or
     (g) Any involuntary petition or case shall be filed or commenced against Holdings or any of its Material Subsidiaries, seeking liquidation, winding up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or
     (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by independent third party insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and either (i) has become substantially involved in the defense of such claim and has not denied coverage of such claim in writing or (ii) has acknowledged liability for such claim in writing) in excess of $25,000,000 shall be entered or filed against any Borrower or any Material Subsidiary or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale of such property thereunder; or
     (i) (i) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, there shall exist a reasonable likelihood that Holdings or any ERISA Affiliate would incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $25,000,000, (ii) institution of any steps by any Borrower or any other Person to terminate a Foreign Benefit Plan if as a result of such termination, a Borrower or any of its respective Subsidiaries could be required to make a contribution to such Foreign Benefit Plan, or could incur a liability or obligation to such Foreign Benefit Plan in excess of $25,000,000 or (iii) a contribution failure with respect to any Foreign Benefit Plan sufficient to give rise to a Lien under applicable law in excess of $25,000,000 occurs; or
     (j) Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Borrower, Material Insurance Subsidiary or Material Subsidiary; or
     (k) Any Insurance Regulatory Authority or other Governmental Authority revokes or fails to renew any insurance license, permit, or franchise of any

Material Insurance Subsidiary, or imposes any restriction or condition on any insurance license, permit, or franchise of any Material Insurance Subsidiary, if such revocation, non-renewal, condition, or restriction is reasonably likely to have a Material Adverse Effect; or
     (l) Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower contests in any manner the validity or enforceability of any Credit Document; or any Borrower denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate, or rescind any Credit Document, in any case other than (y) as expressly permitted hereunder or thereunder or (z) the occurrence of the Final Expiry Date; or
     (m) At any time, Allied World or any other Material Insurance Subsidiary shall cease to be a Wholly Owned Subsidiary of Holdings; or
     (n) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Holdings representing 40% or more of the Total Voting Power of the then outstanding securities of Holdings ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of Holdings shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the Closing Date or who shall have become a member thereof subsequent to the Closing Date after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of Holdings as of the Closing Date (or their replacements approved as herein required).
     Section 9.2 Remedies; Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:
     (a) Declare the Commitments and the Issuing Banks’ obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments and the Issuing Banks’ obligation to issue Letters of Credit shall automatically be terminated;
     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers; provided that, upon the occurrence of a Bankruptcy Event or an Event of Default pursuant to Section 9.1(j), all of the outstanding principal amount of the Loans and all other amounts described in this subsection (b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers;
     (c) Direct each Borrower to deposit (and each such Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such amount of cash as is equal to 100% of the aggregate Stated Amount of all of such Borrower’s Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in such Borrower’s Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.7;
     (d) Terminate any Letter of Credit or give a notice of nonrenewal in respect thereof if permitted in accordance with its terms; and
     (e) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.
     Section 9.3 Remedies; Set Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, each Fronting Bank and each of their respective Affiliates may, and each is hereby authorized at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrowers, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender, such Fronting Bank or any such Affiliate to or for the credit or the account of any Borrower against any or all of the Obligations of such Borrower now or hereafter existing under this Agreement or any other Credit Documents to such Lender or such Fronting Bank, whether or not such Obligations may be contingent or unmatured. Each Lender and each Fronting Bank agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
ARTICLE X
THE ADMINISTRATIVE AGENT
     Section 10.1 Appointment and Authority. Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean each Fronting Bank) hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Section 10.6, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower shall have any right as a third party beneficiary of any of such provisions.
     Section 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     Section 10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2 and Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by Holdings or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     Section 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Fronting Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for one or both Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Section 10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and Holdings. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Holdings, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify Holdings and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the

Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Holdings and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 11.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Section 10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
     Section 10.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Arrangers, syndication agent, documentation agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
     Section 10.9 The L/C Agent and the Fronting Banks. The provisions of this Article X (other than Section 10.2) shall apply to the L/C Agent and the Fronting Banks mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.
ARTICLE XI
MISCELLANEOUS
     Section 11.1 Expenses; Indemnity; Damage Waiver.
     (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Commitment Letter, this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Agent or the Fronting Banks in connection with the Issuance of any Letter of Credit or any demand for payment thereunder (iii) all reasonable out- of-pocket expenses incurred by the Administrative Agent, the L/C Agent, any Lender or any Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the L/C Agent, any Lender or any Fronting Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit Issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of any Borrower or any Subsidiary of any Borrower that violates a sanction enforced by OFAC.
     (b) The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the L/C Agent, each Fronting Bank, each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one U.S. and one Bermuda counsel for any Indemnitee)(collectively, “Losses”), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of the Commitment Letter, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Agent or any Fronting Bank, as the case may be, to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Borrower, or any Environmental Claim related in any way to any Borrower to the extent such Losses arise out of or result from a Credit Extension by an Indemnitee under this Agreement, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) To the extent that the Borrowers for any reason fail indefeasibly to pay any amount required under Section 11.1(a) or Section 11.1(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Agent, any Fronting Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Agent, such Fronting Bank or such Related Party, as the case may be, such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Agent or any Fronting Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Agent or any Fronting Bank in connection with such capacity. The obligations of the Lenders under this Section 11.1(c) are subject to the provisions of Section 2.3(d).
     (d) To the fullest extent permitted by applicable law, each party to this Agreement or any Credit Document shall not assert, and hereby waives, any claim against any Indemnitee or any other party to this Agreement or any Credit Document, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e) All amounts due under this Section shall be payable by the applicable Borrower upon demand therefor.
     Section 11.2 Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.
     (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL (EXCEPT AS MAY BE EXPRESSLY OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR APPLICATION THEREFOR OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE “ISP”), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).
     (b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION

OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY FRONTING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST EITHER BORROWER OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.2(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     (e) ON OR PRIOR TO THE CLOSING DATE, THE BORROWERS SHALL APPOINT ALLIED WORLD ASSURANCE COMPANY (U.S.) INC. (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 199 WATER STREET, 16TH FLOOR, NEW YORK, NY 10038, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE ON ITS BEHALF AND ITS PROPERTY SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, PROVIDED THAT A COPY OF SUCH PROCESS IS ALSO MAILED IN THE MANNER SET FORTH IN SECTION 11.4. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWERS IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND THE BORROWERS HEREBY IRREVOCABLY AUTHORIZE AND DIRECT THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON THEIR BEHALF. THE

BORROWERS ALSO IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN THE MANNER PROVIDE FOR NOTICES IN SECTION 11.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     Section 11.3 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 11.4 Notices; Effectiveness; Electronic Communication.
     (a) Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or nationally recognized overnight courier service, mailed by certified or registered mail, first class postage prepaid and return receipt requested, or sent by telecopier as follows:
     (i) if to any Borrower, the Administrative Agent, the L/C Agent or any Fronting Bank, to it at the address (or telecopier number) specified for such person on Schedule 1.1(a); and
     (ii) if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.4(b) shall be effective as provided in Section 11.4(b).
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).
     (d) Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Joint Arrangers or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract, or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities, or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, or any other Person for indirect, special, incidental, consequential, or punitive damages (as opposed to direct or actual damages).
     Section 11.5 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Borrower from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the

Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment or modification shall be effective without the written consent of the Credit Parties and no such amendment, modification, waiver, discharge, termination or consent shall:
     (a) increase the Commitment of any Lender without the written consent of such Lender;
     (b) reduce the principal amount of any Loan or the amount of any Reimbursement Obligation of any Borrower in respect of any L/C Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby;
     (c) postpone the scheduled date of payment of the principal amount of any Loan or for reimbursement of any L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Letter of Credit (other than an extension thereof pursuant to an “evergreen provision” or other similar automatic renewal provisions), without the written consent of each Lender directly affected thereby;
     (d) change or waive any provision of Section 2.14, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders, or this Section 11.5 without the consent of each Lender;
     (e) release the Guarantor from its guarantee obligations under Article XII without the written consent of each Lender;
     (f) change the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent;
     (g) amend, modify or waive any condition precedent to any Borrowing of Loans set forth in Section 4.2 (including in connection with any waiver of an existing Default or Event of Default) without the consent of the Required Lenders;
     (h) unless agreed to by the Fronting Banks, the L/C Agent or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Fronting Banks, the L/C Agent or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents.
     Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     Section 11.6 Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.6(b), (ii) by way of participation in accordance with the provisions of Section 11.6(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.6(d) and, to the extent expressly set forth herein, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Any Lender may, and, if demanded by Holdings pursuant to Section 2.18, shall at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Credit Extensions (including for purposes of this Section 11.6(b), participations in Participated Letters of Credit) at the time owing to it); provided that:
     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Credit Extensions at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Credit Extensions of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Holdings otherwise consents (each such consent not to be unreasonably withheld or delayed);
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Credit Extensions and its Commitment so assigned;
     (iii) any such assignment must be approved by the Administrative Agent and the Fronting Banks and (so long as no Default or Event of Default has occurred and is continuing) Holdings, each such consent not to be unreasonably withheld or delayed, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.6(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.15(a), Section 2.15(b), Section 2.16, Section 2.17 and Section 11.1 (and subject to the obligations thereof) with respect to facts and circumstances occurring prior to the effective date of such assignment; PROVIDED, HOWEVER, THAT NO LENDER MAY ASSIGN ANY OBLIGATION UNDER A SYNDICATED LETTER OF CREDIT UNLESS SUCH SYNDICATED LETTER OF CREDIT IS EITHER AMENDED OR RETURNED BY THE BENEFICIARY AND REISSUED BY THE ADMINISTRATIVE AGENT, REMOVING OR AMENDING, AS THE CASE MAY BE, THE ASSIGNING LENDER’S PERCENTAGE OBLIGATIONS AND REPLACING OR AMENDING THE SAME WITH A PERCENTAGE OBLIGATIONS OF THE ELIGIBLE ASSIGNEE. If requested by or on behalf of the Eligible Assignee, each Borrower, at its own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the Eligible Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), as necessary to reflect, after giving effect to the assignment, the Commitments and/or outstanding Loans, as the case may be, of the Eligible Assignee and (to the extent of any retained interests) the assigning Lender. Any assigning Lender who has requested a Note will return cancelled Notes to the applicable Borrower upon such assignment. At the time of each assignment pursuant to this Section 11.6 to a Lender not already a Lender hereunder, such Lender shall provide to the applicable Borrowers and the Administrative Agent such documentation required pursuant to Section 2.16(e) hereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.6(d).
     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the Fronting Banks, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Borrower or any Affiliates or Subsidiaries of a Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Credit Extensions (including such Lender’s participations in Participated Letters of Credit) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.5(a), Section 11.5(b), Section 11.5(c) or Section 11.5(d), that affects such Participant. Subject to Section 11.6(e), the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15(a), Section 2.15(b), Section 2.16, Section 2.17 or Section 9.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.6(b).
     (e) A Participant shall not be entitled to receive any greater payment under Section 2.15(a), Section 2.15(b) or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Holdings; provided, however, that such consent shall be deemed withheld if, in connection with seeking the consent of Holdings, such Participant fails to provide Holdings with a calculation of the amount of any such greater payment under Section 2.15(a), Section 2.15(b) or Section 2.16 it would be entitled to receive as of the date of the sale of such participation. A Participant shall not be entitled to the benefits of Section 2.16 unless Holdings is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender, and Section 2.16(e) shall be read accordingly.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

     (h) Any Lender or Participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 11.6, disclose to the Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee any information relating to Holdings and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.11.
     (i) Notwithstanding anything to the contrary contained herein, if any Fronting Bank and/or the L/C Agent assigns all of its Commitments and Credit Extensions in accordance with this Section 11.6, such Fronting Bank and/or L/C Agent may upon at least 20 Business Days’ notice to Holdings, and shall upon written notice received from Holdings, resign, respectively, as a Fronting Bank and/or L/C Agent upon written notice to Holdings and the Lenders or the receipt of such written notice from Holdings. Upon any such written request or notice of resignation, Holdings shall have the right to appoint from among the Lenders a successor Fronting Bank and/or L/C Agent (subject to the acceptance by the Lender which will be the successor Fronting Bank and/or L/C Agent); provided that no failure by Holdings to make such appointment shall affect the resignation of such Fronting Bank and/or the L/C Agent. Such Fronting Bank and L/C Agent shall retain all of the rights and obligations of a Fronting Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of the Borrowers and the Lenders with respect thereto (including the right to require the Lenders to fund participation interests pursuant to Article III).
     Section 11.7 No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any Borrower, the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.
     Section 11.8 Survival. All representations, warranties and agreements made by or on behalf of any Borrower in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the Issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including the provisions of Section 2.15(a), Section 2.15(b), Section 2.16, Section 2.17, and Section 11.1, shall survive the payment in full of all Credit Extensions, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     Section 11.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
     Section 11.10 Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.
     Section 11.11 Confidentiality.
     (a) Each of the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks acknowledges that the Borrowers consider the Information (as defined below) to include confidential, sensitive and proprietary information and agrees that it shall use reasonable precautions in accordance with its established procedures to keep the Information confidential; provided, however that (i) it may make any disclosure of such Information to which any Borrower gives its prior written consent, (ii) it may make any disclosure of such Information to any other party hereto, (iii) it may make any disclosure of such Information in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (iii) any of such Information may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, agents, advisors and other representatives (collectively, “Representatives”) (it being understood that such Representatives shall be informed by it of the confidential nature of such Information and shall be directed to treat such information in accordance with the terms hereof) and (iv) subject to an agreement containing provisions substantially the same as those of this Section, it may make any disclosure of such Information to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations. Each of the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks agrees to be responsible for any breach of this Section 11.11 that results from the actions or omissions of its Representatives.
     (b) Each of the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks shall be permitted to disclose any Information in the event that it is required by law or regulation or requested by any Governmental Authority or other Insurance Regulatory Authority (including any self-regulatory organization) or in connection with any legal proceedings; provided that (i) it agrees that it will promptly notify Holdings as soon as practical in the event of any such disclosure request (other than at the request of a regulatory authority), unless such notification shall be prohibited by applicable law or legal process and (ii) it agrees to provide reasonable assistance to any Borrowers should such Borrower seek a protective order or other relief to prevent or limit such disclosure or to obtain confidential treatment for any Information so disclosed.

     (c) Each of the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks shall have no obligation hereunder with respect to any Information to the extent that such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks or a Representative thereof in violation of this Agreement, or (ii) was within its possession prior to its being furnished to it by or on behalf of the Borrowers in connection with this Agreement or the Secured Facility or becomes available to it on a non-confidential basis from a source other than a Borrower or its agents, provided that the source of such information was not known by it to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Borrower or any other party with respect to such Information.
For purposes of this Section, “Information” means all non-public information received from the Borrowers relating to any Borrower or any of their respective businesses, other than any such information that is available to the Administrative Agent, the L/C Agent, any Lender or any Fronting Bank on a nonconfidential basis prior to disclosure by any Borrower.
     Section 11.12 Judgment Currency. If, for the purposes of obtaining judgment in any court or in respect of any tender made by any Borrower, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given or such tender is made. The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any tender or judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum received or adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment or tender, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).
     Section 11.13 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 11.14 Disclosure of Information. The Borrowers agree and consent to the Administrative Agent’s and the Joint Arrangers’ disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.
     Section 11.15 USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the PATRIOT Act.
ARTICLE XII
THE GUARANTY
     Section 12.1 The Guaranty.
     (a) In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of Allied World under the Credit Documents including the principal of and interest on the Loans and Reimbursement Obligations owing by Allied World pursuant to this Agreement. This Guaranty is a guaranty of payment and not of collection.
     Section 12.2 Guaranty Unconditional. The obligations of the Guarantor under this Article XII shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to any of the Credit Documents;
     (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents;

     (iv) any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;
     (v) the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, the L/C Agent, any Fronting Bank, any Lender or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents;
     (vii) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation of the Lenders’ rights with respect thereto; or
     (viii) any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Fronting Bank, any Lender or any other corporation or person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations under this Article XII.
     Section 12.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor’s obligations under this Article XII shall remain in full force and effect until the Commitments of the Lenders hereunder shall have terminated, no Letters of Credit shall be outstanding and all Obligations payable by Allied World under the Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any Obligation payable by Allied World under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Allied World or otherwise, the Guarantor’s obligations under this Article XII with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
     Section 12.4 Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person. The Guarantor warrants and agrees that each waiver set forth in this Section 12.4 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.
     Section 12.5 Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Allied World, or any other guarantor that arise from the existence, payment, performance or enforcement of the

Guarantor’s obligations under or in respect of this Article XII or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against Allied World or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Allied World or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations payable under this Agreement shall have been paid in full in cash, no Letters of Credit shall be outstanding and the Commitments of the Lenders hereunder shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Article XII, and (b) the Final Expiry Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any amounts payable under this Article XII thereafter arising. If (i) the Guarantor shall make payment to any Lender of all or any amounts payable under this Article XII, (ii) all amounts payable under this Article XII shall have been paid in full in cash, and (iii) the Final Expiry Date shall have occurred, the Lenders will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the obligations resulting from such payment made by the Guarantor pursuant to this Article XII.
     Section 12.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by Allied World under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of Allied World, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor under this Article XII forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
     Section 12.7 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of all Obligations payable under this Agreement and (ii) the Final Expiry Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 11.6(b).
     [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By:	/s/ Joan H. Dillard

Name:	Joan H. Dillard
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Marchelle D. Lewis

Name:	Marchelle D. Lewis
Title:	Vice President and Treasurer

ALLIED WORLD ASSURANCE COMPANY, LTD

By:	/s/ Joan H. Dillard

Name:	Joan H. Dillard
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Marchelle D. Lewis

Name:	Marchelle D. Lewis
Title:	Vice President and Treasurer
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the L/C Agent, a Fronting Bank and as a Lender

By:	/s/ William R. Goley

Name:	William R. Goley
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Debra Basler

Name:	Debra Basler
Title:	Senior Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

BARCLAYS BANK, as a Lender

By:	/s/ Nicholas Bell

Name:	Nicholas Bell
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

ING BANK N.V., LONDON BRANCH, as a Lender

By:	/s/ N J Marchant

Name:	N J Marchant
Title:	Director

By:	/s/ M E R Sharman

Name:	M E R Sharman
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

CALYON NEW YORK BRANCH, as a Lender

By:	/s/ Sebastian Rocco

Name:	Sebastian Rocco
Title:	Managing Director

By:	/s/ Charles Kornberger

Name:	Charles Kornberger
Title:	Managing Director
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

J.P. MORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Melvin D. Jackson

Name:	Melvin D. Jackson
Title:	Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

SUNTRUST BANK, as a Lender

By:	/s/ W. Bradley Hamilton

Name:	W. Bradley Hamilton
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

THE BANK OF NEW YORK, as a Lender

By:	/s/ Michael Pensari

Name:	Michael Pensari
Title:	V.P.
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

BANK OF N.T. BUTTERFIELD & SON LTD, as a Lender

By:	/s/ Alan Day

Name:	Alan Day
Title:	Vice President

By:	/s/ Curtis Ballantyne

Name:	Curtis Ballantyne
Title:	Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By:	/s/ Padraig Rushe

Name:	Padraig Rushe
Title:	Director

By:	/s/ Kieran Rockett

Name:	Kieran Rockett
Title:	Senior Manager
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

COMERICA BANK, as a Lender

By:	/s/ Chatphet Saipetch

Name: Title:	Chatphet Saipetch Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

LLOYDS TSB BANK PLC, as a Lender

By:	/s/ Jason Eperon

Name:	Jason Eperon
Title:	Director, Financial Institutions, USA E004

By:	/s/ Candi Obrentz

Name:	Candi Obrentz
Title:	Associate Director, Financial Institutions, USA 0013
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

LEHMAN COMMERCIAL PAPER INC., as a Lender

By:	/s/ Rohit Nair

Name:	Rohit Nair
Title:	Authorized Signatory
SIGNATURE PAGE TO CREDIT AGREEMENT
UNSECURED SENIOR REVOLVING CREDIT FACILITY

Exhibit 10.2

CREDIT AGREEMENT
among
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD,
and
ALLIED WORLD ASSURANCE COMPANY, LTD,
The LENDERS Party Hereto,
BANK OF AMERICA, N.A,
as Syndication Agent
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Fronting Bank and L/C Agent
$400,000,000 Secured Letter of Credit Facility
BANC OF AMERICA SECURITIES LLC
and
WACHOVIA CAPITAL MARKETS, LLC,
as Joint Lead Arrangers and Joint Bookrunners
Dated as of November 27, 2007

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EXHIBITS
Exhibit A-1	Form of Syndicated Letter of Credit
Exhibit A-2	Form of Participated Letter of Credit
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Pledge and Security Agreement
Exhibit E-1	Form of Opinion of Kelley Drye & Warren LLP
Exhibit E-2	Form of Opinion of Appleby
Exhibit F	Form of Collateral Base Report

SCHEDULES
Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 1.1(b)	Collateral Base
Schedule 2.3	Existing Letters of Credit
Schedule 4.4	Licenses
Schedule 4.7	Subsidiaries
Schedule 7.2	Indebtedness
Schedule 7.3	Liens

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CREDIT AGREEMENT
     THIS CREDIT AGREEMENT, dated as of November 27, 2007, is made among ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD, an exempted company incorporated in Bermuda (“Holdings”), ALLIED WORLD ASSURANCE COMPANY, LTD, an exempted company incorporated in Bermuda (“Allied World,” and together with Holdings, the “Credit Parties”), the Lenders party hereto, BANK OF AMERICA, N.A., as Syndication Agent for the Lenders and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as Administrative Agent, L/C Agent and Fronting Bank for the Lenders.
RECITALS
     The Credit Parties have requested that the Lenders make available to Allied World a secured letter of credit facility for the issuance of standby letters of credit for the account of Allied World in the aggregate principal amount of $400,000,000.
     The Lenders are willing to make available to Allied World the letter of credit facility provided for herein subject to and on the terms and conditions set forth in this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):
     “Account Control Agreement” means each control agreement among a Custodian, the Administrative Agent and Allied World, each in form and substance reasonably satisfactory to the Administrative Agent, as amended, restated, modified or supplemented from time to time.
     “Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which any Credit Party directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, division thereof or line of business, or all or substantially all of the assets, of any Person, whether through purchase of assets, amalgamation, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.
     “Additional Lender” has the meaning given to such term in Section 2.18(a).

     “Administrative Agent” means Wachovia, in its capacity as Administrative Agent appointed under Section 9.1, and its successors and permitted assigns in such capacity.
     “Administrative Questionnaire” means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, none of the Administrative Agent, the L/C Agent, any Fronting Bank nor any Lender shall be deemed an “Affiliate” of any Credit Party.
     “Aggregate Commitments” means the Commitments of all the Lenders.
     “Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time.
     “Annual Statement” means, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.
     “Applicable Currency” shall mean, with respect to any Letter of Credit, Dollars or the Foreign Currency in which the Stated Amount of such Letter of Credit is denominated.
     “Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.
     “Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
     “Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of any Credit Party, any officer of such Credit Party duly authorized by resolution of the board of directors or other governing body of such Credit Party to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Credit Party.
     “Availability Period” means the period from and including the Closing Date to the Commitment Termination Date.
     “Bankruptcy Code” means 11 U.S.C. §§101 et seq., as amended from time to time, and any successor statute.

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     “Bankruptcy Event” means the occurrence of an Event of Default pursuant to Section 8.1(g) or Section 8.1(h).
     “Base Rate” means the higher of (i) the per annum interest rate publicly announced from time to time by Wachovia in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.
     “Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina, New York, New York or Bermuda are authorized or required by law to be closed, (ii) if such day relates to the issuance of or payment under any Letter of Credit denominated in Pounds Sterling (or any notice with respect thereto), that is also a day on which commercial banks and the foreign exchange market settle payments in London, England, (iii) if such day relates to the issuance of or payment under any Letter of Credit denominated in Euros (or any notice with respect thereto), that is also a TARGET Day and/or (iv) if such day relates to the issuance of or payment under any Letter of Credit denominated in Canadian Dollars, that is also a day on which banks are open for dealings in deposits in Canadian Dollars in Toronto, Canada.
     “Canadian Dollars” means the Currency of Canada.
     “Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.
     “Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person.
     “Cash Collateral Account” has the meaning given to such term in Section 2.8(a).
     “Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person, maturing within 270 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s or at least P-1 or the equivalent thereof by Moody’s, (iii) bankers’ acceptances, time deposits and certificates of deposit maturing within 270 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000

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or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s or at least A2 or the equivalent thereof by Moody’s, (iv) repurchase obligations with a term not exceeding thirty (30) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the foregoing types.
     “Change in Law” means the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Claims” has the meaning given to such term in the definition of “Environmental Claims”.
     “Closing Date” has the meaning given to such term in Section 3.1.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “Collateral” has the meaning given to such term in the Security Agreement.
     “Collateral Base” means for any Business Day as of which it is being calculated, the amount equal to the aggregate fair market value (or, as to cash, the amount thereof) of each item of Eligible Collateral held in a Custodial Account of Allied World multiplied by the Eligible Percentage for such Eligible Collateral as set forth on Schedule 1.1(b), in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than two (2) Business Days prior to the Business Day as of which the Collateral Base is being calculated; provided that the calculation of the Collateral Base shall be further subject to the terms and conditions set forth on Schedule 1.1(b); and provided further that (i) no Eligible Collateral (including cash) shall be included in the calculation of the Collateral Base unless the Administrative Agent has a first priority perfected Lien on and security interest in such Eligible Collateral pursuant to the Security Documents and (ii) no Eligible Collateral which is subject to a securities lending arrangement shall be included in a Collateral Base.
     “Collateral Base Report” has the meaning specified in Section 5.11(c).
     “Commitment” means, with respect to any Lender at any time, the commitment of such Lender to issue and/or participate in Letters of Credit in an aggregate principal Dollar Amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Commitment”, or, if such Lender has entered into one or more Assignment and Assumptions, the aggregate principal Dollar Amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 10.6(c) as such

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Lender’s “Commitment,” as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.
     “Commitment Fee” has the meaning given to such term in Section 2.11(b).
     “Commitment Increase” has the meaning given to such term in Section 2.18(a).
     “Commitment Increase Date” has the meaning given to such term in Section 2.18(c).
     “Commitment Letter” means the commitment letter from the Joint Arrangers to Holdings, dated October 18, 2007, as amended, modified, restated or supplemented from time to time.
     “Commitment Termination Date” means the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.10 or Section 8.2.
     “Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit B, together with a Covenant Compliance Worksheet.
     “Consolidated Indebtedness” means, at any time, the aggregate (without duplication) of all Indebtedness of Holdings and its Subsidiaries (whether or not reflected on the balance sheet of Holdings or any of its Subsidiaries), determined on a consolidated basis in accordance with GAAP, and for the avoidance of doubt shall not include (i) obligations in respect of undrawn letters of credit, and (ii) the obligations of Holdings or any of its Subsidiaries under any Hybrid Equity Securities to the extent that the total book value of such Hybrid Equity Securities does not exceed 15% of Total Capitalization.
     “Consolidated Net Income” means, for any period, Net Income for Holdings and its Subsidiaries for such period and as reflected on the consolidated financial statements of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
     “Consolidated Net Worth” means, at any time, the consolidated shareholders’ equity of Holdings and its Subsidiaries determined in accordance with GAAP and as reflected on the consolidated financial statements of Holdings and its Subsidiaries (i) excluding accumulated other comprehensive income (loss) (including any such income (loss) arising from adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board of the United States of America) and (ii) excluding any Disqualified Capital Stock.
     “Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” have correlative meanings.
     “Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit B.
     “Credit Documents” means this Agreement, the Letter of Credit Documents, the Security Agreement, all of the other Security Documents, the provisions of the Commitment Letter regarding the payment of fees that expressly survive the termination thereof (including Annex B

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thereto), and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of any Credit Party with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.
     “Credit Extension” means the Issuance of any Letter of Credit.
     “Credit Party” has the meaning given to such term in the introductory paragraph of this Agreement, and “Credit Parties” means all of the foregoing.
     “Currency” means the lawful currency of any country.
     “Custodial Account” means each custodial, brokerage or similar account of Allied World maintained by a Custodian as a “securities account” within the meaning of Section 8-501(a) of the Uniform Commercial Code for Allied World as the “entitlement holder” within the meaning of Section 8-102(7) of the Uniform Commercial Code pursuant to a Custodial Agreement, on which (and on the contents of which) a Lien has been granted as security for the Obligations.
     “Custodial Agreement” means each custodial or similar agreement between Allied World and a Custodian, pursuant to which one or more Custodial Accounts are maintained, in each case as amended, restated, modified or supplemented from time to time.
     “Custodian” means Mellon Bank, N.A. and each other bank, financial institution, broker or other securities intermediary reasonably acceptable to the Administrative Agent that maintains a Custodial Account (in its capacity as custodian thereof), in each case including any sub-custodian.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, Part XIII of the Companies Act 1981 of Bermuda, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Bermuda or other applicable jurisdictions or of any Insurance Regulatory Authority from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.
     “Defaulting Lender” means any Lender that (i) has refused to fund, or otherwise defaulted in the funding of, its Ratable Share of (A) any drawing made on any Syndicated Letter of Credit or (B) any participation interest in any Participated Letter of Credit in accordance with the terms hereof, (ii) has failed to pay to the Administrative Agent, any Fronting Bank or any Lender when due an amount owed by such Lender pursuant to the terms of this Credit Agreement, unless such amount is subject to a good faith dispute, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official, and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days.
     “Deloitte” means Deloitte & Touche.

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     “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the L/C Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.
     “Dollar Amount” shall mean (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to an amount of Foreign Currency or an amount denominated in a Foreign Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined with respect to the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.
     “Dollars” or “$” means dollars of the United States of America.
     “Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (y) the Administrative Agent and the Fronting Banks and (z) unless a Default or Event of Default has occurred and is continuing, Holdings (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Holdings or any of its Affiliates or Subsidiaries.
     “Eligible Collateral” means cash and the other obligations and investments fitting within a category specified on Schedule 1.1(b).
     “Eligible Percentage” means, for any category of Eligible Collateral, the percentage set forth opposite such category of Eligible Collateral specified on Schedule 1.1(b) and, in each case, subject to original term to maturity criteria set forth therein.
     “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, written notices of noncompliance or violation, investigations by any Governmental Authority or proceedings (collectively, “Claims”) relating in any way to any actual or alleged violation of or liability under any Environmental Law by Holdings or any of its Subsidiaries in respect of the conduct of their business or the ownership and/or operation of their respective properties, including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any alleged injury or threat of injury to human health or the environment arising from exposure to, or the release or threatened release of, any Hazardous Substances.

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     “Environmental Laws” means any and all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, and in each case as amended from time to time, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “ERISA Affiliate” means any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, Holdings or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
     “ERISA Event” means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event, (ii) a complete or partial withdrawal by Holdings or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by Holdings or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by Holdings or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Holdings or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Holdings or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon Holdings or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of Holdings or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by Holdings or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which Holdings or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Holdings or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.
     “Euro” means the single Currency of Participating Member States of the European Union.

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     “Event of Default” has the meaning given to such term in Section 8.1.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (i) any taxes imposed on or measured by its overall net income (however denominated), and any franchise taxes and other similar taxes imposed on it (in lieu of taxes imposed on or measured by overall net income), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar taxes imposed by any other jurisdiction in which any Credit Party is located, (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by Holdings under Section 2.17(a)), any withholding tax or deduction of tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax or deduction of tax pursuant to Section 2.16(a).
     “Existing Letters of Credit” means those letters of credit set forth on Schedule 2.3 and continued under this Agreement pursuant to Section 2.3.
     “Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
     “Final Expiry Date” means the date when the Maturity Date has occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been paid in full.
     “Financial Officer” means, with respect to Holdings, the chief financial officer, vice president – finance, principal accounting officer or treasurer of Holdings.

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     “Financial Strength Rating” means the financial strength rating issued with respect to any Insurance Subsidiary by A.M. Best Company (or its successor).
     “Foreign Currency” means, at any time, (i) Pounds Sterling, (ii) Euros or (iii) Canadian Dollars.
     “Foreign Currency Equivalent” shall mean, with respect to an amount of Dollars or an amount denominated in Dollars, the equivalent of such amount in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.
     “Foreign Currency Sublimit” means $100,000,000.00.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside the United States.
     “Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
     “Fronting Bank” means, in its capacity as an issuer of Participated Letters of Credit and in its capacity as a fronting bank on behalf of any Non-NAIC Lender pursuant to Section 2.1(h), (i) Wachovia, (ii) and any other Lender reasonably acceptable to the Administrative Agent which is requested by Allied World, and which agrees in its sole discretion in writing, to Issue Participated Letters of Credit or be a fronting bank on behalf of any Non-NAIC Lender pursuant to Section 2.1(h), and (iii) with respect to the Existing Letters of Credit, Barclays Bank plc, in each case together with their respective successors and permitted assigns in such capacity.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States of America, consistently applied and maintained in effect from time to time (subject to the provisions of Section 1.2).
     “Governmental Authority” means the government of the United States of America, Bermuda or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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     “Guarantor” means Holdings in its capacity as a Guarantor under Article XI.
     “Guaranty” means the undertakings by Holdings under Article XI.
     “Guaranty Obligation” means, with respect to any Person, at the time of determination, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to Holdings and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.
     “Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated under any Environmental Law, or (iii) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.
     “Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.
     “Historical Statutory Statements” has the meaning given to such term in Section 4.12(b).
     “Holdings” has the meaning given to such term in the introductory paragraph of this Agreement.

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     “Hybrid Equity Securities” shall mean any hybrid preferred securities consisting of trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities that are shown on the consolidated financial statements of Holdings as liabilities and (i) treated as equity by Standard & Poor’s, and (ii) that, by its terms (or by the terms of any security into which it is convertible for or which it is exchangeable) or upon the happening of any event or otherwise, does not mature or is not mandatorily redeemable or is not subject to any mandatory repurchase requirement, at any time on or prior to the date which is six months after the L/C Maturity Date.
     “Increasing Lender” has the meaning given to such term in Section 2.18(a).
     “Indebtedness” means, with respect to any Person, at the time of determination (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables and similar obligations incurred in the ordinary course of business and not more than 60 days past due), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) the net termination obligations of such Person under any Hedge Agreements, calculated as of the applicable measurement date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien; provided that Indebtedness shall not include obligations with respect to Primary Policies and Reinsurance Agreements which are entered into in the ordinary course of business.
     “Indemnified Taxes” means Taxes (including, for the avoidance of doubt, Other Taxes) other than Excluded Taxes.
     “Indemnitee” has the meaning given to such term in Section 10.1(b).
     “Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that

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it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.
     “Insurance Subsidiary” means each Subsidiary of Holdings the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile.
     “Invested Assets” means cash, Cash Equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP.
     “Issue” means, with respect to any Letter of Credit, to issue, to amend in a manner which extends the expiry of, or to renew or increase the Stated Amount of, such Letter of Credit; and the terms “Issued”, “Issuing” and “Issuance” have corresponding meanings, provided that the term “Issue” shall not include the automatic renewal of a Letter of Credit in accordance with its terms.
     “Issuing Bank” means, (i) with respect to any Participated Letter of Credit, the applicable Fronting Bank and (ii) with respect to a Syndicated Letter of Credit, the Lenders (other than a Non-NAIC Lender) who have issued such Syndicated Letter of Credit (and the applicable Fronting Bank on behalf of any Non-NAIC Lender).
     “Joint Arrangers” means Banc of America Securities LLC and Wachovia Capital Markets, LLC.
     “Joint Bookrunners” means Banc of America Securities LLC and Wachovia Capital Markets, LLC.
     “L/C Advance” has the meaning given to such term in Section 2.2(e).
     “L/C Agent” means Wachovia, and its successors and permitted assigns in such capacity.
     “L/C Disbursement” means (i) with respect to any Participated Letter of Credit, a payment made by the applicable Fronting Bank pursuant thereto and (ii) with respect to any Syndicated Letter of Credit, a payment made by a Lender pursuant thereto.
     “L/C Disbursement Date” means, with respect to each L/C Disbursement made under any Letter of Credit, if Allied World receives notice from the Administrative Agent of any L/C Disbursement prior to 12:00 p.m., Charlotte, North Carolina time, on any Business Day, such Business Day and if such notice is received after 12:00 p.m., Charlotte, North Carolina time, on any Business Day, the following Business Day.
     “L/C Maturity Date” means the earlier of (a) the first anniversary of the Commitment Termination Date and (b) the first date after the Commitment Termination Date on which the aggregate Letter of Credit Exposure is zero.
     “Lender” means each Person signatory hereto as a “Lender” and each other Person that becomes a “Lender” hereunder pursuant to Section 2.17, Section 2.18, or Section 10.6(b),

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having a Commitment (or after the Commitments have terminated, holding outstanding Letter of Credit Exposure).
     “Lending Office” means, with respect to any Lender, the office of such Lender designated as such in such Lender’s Administrative Questionnaire or in an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to Holdings and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit Issued hereunder, whether Issued as a Syndicated Letter of Credit or Participated Letter of Credit, including the Existing Letters of Credit, and “Letters of Credit” means all of the foregoing.
     “Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, such Letter of Credit and any application therefor and any other documents attached thereto.
     “Letter of Credit Exposure” means, at any time for each Lender, such Lender’s Ratable Share of the amount equal to the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate Dollar Amount of all outstanding Reimbursement Obligations at such time.
     “Letter of Credit Fee” has the meaning set forth in Section 2.11(d).
     “Letter of Credit Notice” means a Syndicated Letter of Credit Notice or a Participated Letter of Credit Notice, as the context may require.
     “Licenses” has the meaning given to such term in Section 4.4(c).
     “Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.
     “Losses” has the meaning given to such term in Section 10.1(b).
     “Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities (actual or contingent) operations or conditions of the Credit Parties and their Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform its material obligations under this Agreement or any of the Credit Documents to which it is a party or (iii) the legality, validity, binding effect or enforceability against any Credit Party of this Agreement or any of the Credit Documents to which it is a party.
     “Material Insurance Subsidiary” means each Insurance Subsidiary that is a Material Subsidiary.
     “Material Subsidiary” means each of (i) Allied World, (ii) at the relevant time of determination, any other Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least 10% of the total assets

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of Holdings and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least 10% of the total revenues of Holdings and its Subsidiaries on a consolidated basis, or (C) Net Income for the four quarters most recently ended constituting at least 10% of the Consolidated Net Income of Holdings and its Subsidiaries, in each case determined in accordance with GAAP as of the date of the GAAP financial statements most recently delivered under Section 5.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 5.1, as of the date of the most recent financial statements referred to in Section 4.12(a)), or (z) in the case of an Insurance Subsidiary, (A) assets constituting at least 10% of the aggregate assets of all of the Insurance Subsidiaries of Holdings, or (B) gross written premiums for the four quarters most recently ended (or, if not readily available, the fiscal year most recently ended) constituting at least 10% of the aggregate gross written premiums (without duplication) of all of the Insurance Subsidiaries of Holdings, in each case determined in accordance with SAP as of the date of the statutory financial statements most recently delivered under Section 5.2 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 5.2, as of the date of the most recent financial statements referred to in Section 4.12(b)) and (iii) any Subsidiary that has any of the foregoing as a Subsidiary.
     “Maturity Date” means the fifth anniversary of the Closing Date.
     “Minimum Collateral Amount” means, as of any date of determination, an amount equal to the sum of (a) the aggregate Letter of Credit Exposure of all Lenders as of such date, (b) all fees to the Lenders, the L/C Agent, the Issuing Banks and the Administrative Agent under this Agreement that are accrued and unpaid as of such date and (c) any other amounts due and owing to such Persons under the Credit Documents as of such date.
     “Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.
     “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which Holdings or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.
     “NAIC” means the National Association of Insurance Commissioners and any successor thereto.
     “Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person for such period determined in accordance with GAAP.
     “Non-NAIC Lender” means a Lender that is not listed on the most current list of banks approved by the Securities Valuation Officer of the NAIC or is not acting through the branch so listed.
     “Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Credit Party seeking relief under any Debtor Relief Laws, whether or not the claim for such interest is allowed in such proceeding) on the Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Credit Party to the Administrative Agent, any Lender, the L/C Agent, any Fronting Bank or any other Person entitled thereto, under this

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Agreement or any of the other Credit Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.
     “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
     “Other Taxes” means all present or future stamp or documentary taxes or duties or any excise or property taxes, charges or similar levies or duties arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.
     “Participant” has the meaning given to such term in Section 10.6(d).
     “Participated Letter of Credit Notice” has the meaning given to such term in Section 2.2(b).
     “Participated Letters of Credit” means (a) Letters of Credit issued by any Fronting Bank under Section 2.2(a) and (b) the Existing Letters of Credit.
     “Participated Reimbursement Obligation” has the meaning given to such term in Section 2.2(f).
     “Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its Currency in accordance with the legislation of the European Community relating to the Economic and Monetary Union.
     “PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
     “Payment Office” means the office of the Administrative Agent designated on Schedule 1.1(a) under the heading “Instructions for wire transfers to the Administrative Agent,” or such other office as the Administrative Agent may designate in writing to the Lenders and the Credit Parties for such purpose from time to time.
     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.
     “Percentage Obligations” has the meaning given to such term in the form of Syndicated Letter of Credit attached hereto.
     “Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.6; (ii) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing

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obligations that are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP; (iii) pledges or deposits to secure obligations under workers’ compensation, unemployment, old-age pensions, retirement benefits laws or similar legislation or to secure public or statutory obligations; (iv) zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes and any exception to coverage described in mortgagee policies of title insurance, (v) Liens arising by virtue of trust arrangements, withheld balances, or any other collateral or security arrangements (other than letters of credit) incurred in connection with any Primary Policies or Reinsurance Agreements in the ordinary course of business or capital support agreements or any other agreements by the Credit Parties in support of the capital of any Insurance Subsidiary, or guarantees or any other agreements by the Credit Parties guaranteeing the obligations of any Insurance Subsidiary under any Primary Policies or Reinsurance Agreements entered into in the ordinary course of business; (vi) lease deposits, (vii) Liens arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off, revocation, refund or chargeback or other similar rights or remedies existing solely with respect to cash and Cash Equivalents on deposit pursuant to standard banking arrangements or under the Uniform Commercial Code or any similar law; (viii) Liens in favor of the Administrative Agent and the Lenders created by or otherwise existing under or in connection with this Agreement and the other Credit Documents; (ix) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(i); (x) Liens that arise in favor of banks under Article 4 of the Uniform Commercial Code or any similar law on items in collection and the documents relating thereto and proceeds thereof; (xi) Liens arising from the filing (for notice purposes only) of UCC-1 financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) in respect of true leases otherwise permitted hereunder; (xii) any leases, subleases, licenses or sublicenses granted by any Credit Party and its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of such Credit Party or any of its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement and (xiii) any Lien existing on any property or asset prior to the acquisition thereof by any Credit Party or any of its Subsidiaries, or existing, on any property or asset of any Person that becomes a Subsidiary of any Credit Party after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming such a Subsidiary, as the case may be, (y) such Lien does not apply to any other property or assets of such Credit Party or such Subsidiary and (z) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes such a Subsidiary, as the case may be.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Holdings or any ERISA Affiliate may have any liability.

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     “Pounds Sterling” means the Currency of the United Kingdom of Great Britain and Northern Ireland.
     “Preferred Securities” means, with respect to any Person, any Capital Stock of such Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common stock or any Capital Stock of such Person.
     “Primary Policies” means any insurance policies issued by an Insurance Subsidiary.
     “Private Act” means private legislation enacted in Bermuda sought by any Credit Party with the intention that such legislation apply specifically to such Credit Party, in whole or in part.
     “Process Agent” has the meaning given to such term in Section 10.2(e).
     “Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975 (c)(2) or 4975(d) of the Code.
     “Ratable Share” of any amount means, at any time for each Lender, a percentage obtained by dividing such Lender’s Commitment at such time by the Aggregate Commitments then in effect, provided that, if the Commitment Termination Date has occurred, the Ratable Share of each Lender shall be determined by dividing such Lender’s Letter of Credit Exposure by the aggregate Letter of Credit Exposure of all Lenders then outstanding.
     “Register” has the meaning given to such term in Section 10.6(c).
     “Regulations D, T, U and X” means Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.
     “Reimbursement Obligations” means the obligation of Allied World to reimburse the applicable Issuing Banks for any payment actually made by such Issuing Banks under any Letter of Credit, together with interest thereon payable as provided herein.
     “Reinsurance Agreement” means any agreement, contract, treaty, policy, certificate or other arrangement whereby any Insurance Subsidiary agrees to assume from or reinsure an insurer or reinsurer all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means, with respect to any Plan, (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of

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the Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.
     “Required Lenders” means, at any time, the Lenders whose Commitments (or, after the termination of the Commitments, Letter of Credit Exposure) represent at least a majority of the aggregate, at such time, of the Aggregate Commitments (or, after the termination of the Aggregate Commitments, the aggregate Letter of Credit Exposure); provided that the Commitment of, and the portion of the outstanding Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders so long as the circumstances causing such Lender to be a Defaulting Lender have not been cured.
     “Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.
     “Responsible Officer” means, with respect to any Credit Party, the president, the chief executive officer, the chief financial officer, the vice president-finance, the principal accounting officer or the treasurer of such Credit Party, and any other officer or similar official thereof responsible for the administration of the obligations of such Credit Party in respect of this Agreement or any other Credit Document.
     “Revaluation Date” shall mean each of the following: (i) each date on which a Letter of Credit is Issued in a Foreign Currency, (ii) each date on which an L/C Disbursement is made in a Foreign Currency, (iii) the last Business Day of each calendar month, (iv) the Commitment Termination Date and (v) such additional dates as the Administrative Agent shall specify in writing to each of the parties hereto.
     “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions, or as otherwise published from time to time.
     “Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
     “SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its

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jurisdiction of domicile, consistently applied and maintained, as in effect from time to time, subject to the provisions of Section 1.2.
     “Security Agreement” means the Pledge and Security Agreement made by Allied World in favor of the Administrative Agent, in substantially the form of Exhibit D, as amended, modified, restated or supplemented from time to time.
     “Security Documents” means (i) the Security Agreement, (ii) each Account Control Agreement, (iii) each other security agreement executed and delivered pursuant to Section 5.12 and (iv) each other document, agreement, certificate and/or financing statement, executed, delivered, made or filed pursuant to the terms of the documents specified in foregoing clauses (i), (ii) and (iii).
     “Spot Rate” shall mean, (i) with respect to any Foreign Currency, the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such Foreign Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. London time on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made, and (ii) with respect to Dollar Amounts, the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such Dollar Amount with such applicable Foreign Currency through its principal foreign exchange trading office at approximately 11:00 a.m. London time on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors and assigns.
     “Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate Dollar Amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).
     “Subsidiary” means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of Holdings.
     “Syndicated Letter of Credit Notice” has the meaning given to such term in Section 2.1(b).
     “Syndicated Letters of Credit” means Letters of Credit issued under Section 2.1(a).
     “Syndicated Reimbursement Obligation” has the meaning given to such term in Section 2.1(g).

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     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in Euro.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Total Capitalization” means, as of any date of determination, the sum of (i) Consolidated Net Worth as of such date, (ii) Consolidated Indebtedness (but excluding any Hybrid Equity Securities) as of such date and (iii) the aggregate obligations of the Credit Parties and their Subsidiaries under any Hybrid Equity Securities as of such date.
     “Total Voting Power” means, with respect to any Person, the total number of votes which may be cast in the election of directors of such Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of directors of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).
     “Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.
     “Unsecured Facility” means the senior unsecured revolving credit facility evidenced by the credit agreement, dated as of the date hereof, by and among the Credit Parties, the Lenders named therein, and Wachovia, as administrative agent.
     “Unutilized Commitment” means, at any time for each Lender, such Lender’s Commitment less such Lender’s Letter of Credit Exposure.
     “Wachovia” means Wachovia Bank, National Association, and its successors and assigns.
     “Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person, except for directors’ qualifying shares.
     Section 1.2 Accounting Terms; GAAP and SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; provided that, if Holdings notifies the Administrative Agent that the Credit Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Credit

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Parties that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
     Section 1.3 Other Terms; Construction.
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) All references herein to the Lenders or any of them shall be deemed to include the Fronting Banks unless specifically provided otherwise or unless the context otherwise requires and all references in Article II shall also include the Fronting Banks if the context includes Participated Letters of Credit or a Non-NAIC Lender unless specifically provided otherwise or unless the context otherwise requires.
     Section 1.4 Exchange Rates; Currency Equivalents.
     (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Amounts of Letters of Credit denominated in a Foreign Currency and other amounts outstanding under this Agreement denominated in a Foreign Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur. Except as otherwise provided herein or in any other Credit Document, the applicable amount of any Currency for purposes of this Agreement and the other Credit Documents shall be such Dollar Amount as so determined by the Administrative Agent.
     (b) Wherever in this Agreement, in connection with any Letter of Credit denominated in a Foreign Currency, an amount, such as a required minimum Stated Amount, is expressed in

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Dollars, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded as nearly as practicable to the nearest number of whole units of such Foreign Currency), as determined by the Administrative Agent.
     (c) Determinations by the Administrative Agent pursuant to this Section shall be conclusive absent manifest error.
     Section 1.5 Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts.
     (a) The obligation of each Credit Party under this Agreement or any other Credit Document to which it is a party to make a payment denominated in Pounds Sterling shall be redenominated into Euros as of the first Revaluation Date after Great Britain adopts the Euro as its Currency after the date hereof. If the basis of accrual of interest expressed in this Agreement in respect of Pounds Sterling shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which Great Britain adopts the Euro as its Currency, subject to Allied World’s consent (which consent shall not be unduly withheld, conditioned or delayed).
     (b) This Agreement will, to the extent the Administrative Agent determines to be necessary, be amended to comply with any other generally accepted conventions and market practices in the London interbank market and otherwise to reflect the adoption of the Euro by Great Britain, subject to Allied World’s consent (which consent shall not be unduly withheld, conditioned or delayed)..
     (c) References herein to minimum Dollar Amounts and integral multiples stated in Dollars, where they shall also be applicable to Foreign Currency, shall be deemed to refer to Foreign Currency Equivalents (rounded as nearly as practicable to the nearest number of whole units of such Foreign Currency). Wherever in this Agreement an amount, such as a minimum or maximum limitation on Indebtedness permitted to be incurred or Investments permitted to be made hereunder, is expressed in Dollars, it shall be deemed to refer to the Dollar Amount thereof.
ARTICLE II
LETTERS OF CREDIT
     Section 2.1 Syndicated Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein, at the request of Allied World at any time and from time to time during the Availability Period, each Lender agrees to Issue Letters of Credit as Syndicated Letters of Credit for the account of Allied World. Each Syndicated Letter of Credit shall be substantially in the form of Exhibit A-1 or in such other form as may be agreed by Allied World and the L/C Agent; provided that the L/C Agent will only agree to reasonable changes to such form requested by any beneficiary or applicable insurance regulator so long as such changes are not adverse to the interests of the Lenders. If at

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the time that Allied World requests the Issuance of a Syndicated Letter of Credit any Lender is a Non-NAIC Lender, at the request of Allied World, each Fronting Bank shall Issue such Non-NAIC Lender’s Ratable Share of such Syndicated Letter of Credit pursuant to Section 2.1(h). Absent the prior written consent of each Lender, no Syndicated Letter of Credit may be Issued that would vary the several and not joint nature of the obligations of the Lenders thereunder as provided in the next succeeding sentence. Each Syndicated Letter of Credit shall be Issued by all of the Lenders acting through the L/C Agent, at the time of Issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint, in the amount of its Ratable Share of the Stated Amount of such Syndicated Letter of Credit, provided that each Fronting Bank shall be severally (and not jointly) liable for its Ratable Share of the Stated Amount of such Syndicated Letter of Credit plus the Ratable Share of each Non-NAIC Lender for which it is fronting pursuant to Section 2.1(h).
     (b) Notice of Issuance. To request the Issuance of a Syndicated Letter of Credit, Allied World shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Agent) to the L/C Agent (which will promptly notify the applicable Lenders and provide to such Lenders as soon as practicable a copy of the Syndicated Letter of Credit) at least 3 Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the L/C Agent, including with respect to any request for the issuance of a Syndicated Letter of Credit on the Closing Date, subject to approval by the L/C Agent) a notice in a form reasonably acceptable to the L/C Agent (a “Syndicated Letter of Credit Notice”) requesting the Issuance of a Syndicated Letter of Credit, or identifying the Syndicated Letter of Credit to be amended, renewed, extended or increased, as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Syndicated Letter of Credit is to expire (which shall comply with Section 2.1(c)), the amount of such Syndicated Letter of Credit, the Applicable Currency of such Syndicated Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Syndicated Letter of Credit, it being understood and agreed that Syndicated Letters of Credit may be extended and renewed in accordance with Section 2.1(c). In addition to the delivery of any Syndicated Letter of Credit Notice, Allied World shall deliver to the Administrative Agent a Collateral Base Report not later than 11:00 a.m. Charlotte, North Carolina time on the Business Day immediately preceding the date on which such Syndicated Letter of Credit is to be Issued confirming that the Minimum Collateral Amount, after giving effect to such Issuance, does not exceed the Collateral Base at such time. If requested by the L/C Agent, Allied World shall submit a letter of credit application on the L/C Agent’s standard form (with such changes as the L/C Agent shall reasonably deem appropriate) in connection with any request for a Syndicated Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by Allied World to the L/C Agent relating to any Syndicated Letter of Credit, the terms and conditions of this Agreement shall control.
     (c) Expiration of Syndicated Letters of Credit. Each Syndicated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (ii) the seventh (7th) day prior to the L/C Maturity Date; provided, however, that at Allied World’s request a Syndicated Letter of Credit

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shall provide by its terms, and on terms acceptable to the L/C Agent, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the L/C Maturity Date) unless and until the L/C Agent shall have delivered prior written notice of nonrenewal to the beneficiary of such Syndicated Letter of Credit no later than the time specified in such Syndicated Letter of Credit (which the L/C Agent shall do only if one or more of the applicable conditions under Section 3.2 (other than the delivery of a Letter of Credit Notice) is not then satisfied). The L/C Agent shall promptly provide a copy of any such notice to Allied World.
     (d) Obligation of Lenders. The obligation of any Lender under any Syndicated Letter of Credit shall be several and not joint and shall be in an amount equal to such Lender’s Ratable Share of the aggregate Stated Amount of such Syndicated Letter of Credit at the time such Syndicated Letter of Credit is Issued, and each Syndicated Letter of Credit shall expressly so provide, provided that each Fronting Bank shall be severally (and not jointly liable) for its Ratable Share of the Stated Amount of such Syndicated Letter of Credit plus the Ratable Share of each Non-NAIC Lender for which it is fronting pursuant to Section 2.1(h). No increase of Commitments under Section 2.18 or assignment of Commitments under Section 2.17 or Section 10.6(b) shall change or affect the liability of any Lender under any outstanding Syndicated Letter of Credit until such Syndicated Letter of Credit is amended giving effect to such increase or assignment, as the case may be. The failure of any Lender to make any L/C Disbursement in respect of any Syndicated Letter of Credit on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to make its L/C Disbursement in respect of any Syndicated Letter of Credit.
     (e) Issuance Administration. Each Syndicated Letter of Credit shall be executed and delivered by the L/C Agent in the name and on behalf of, and as attorney-in-fact for, each Lender (other than a Non-NAIC Lender) party to such Syndicated Letter of Credit, and the L/C Agent shall act under each Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly provide that the L/C Agent shall act, as the agent of each such Lender to (i) execute and deliver such Syndicated Letter of Credit, (ii) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (iii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit, (iv) notify such Lender and Allied World that a valid drawing has been made and the date that the related L/C Disbursement is to be made and (v) exercise all rights held by the issuer of a letter of credit under the documents for which such Syndicated Letter of Credit shall provide credit enhancement (or designate any Person as its representative for all such purposes under such documents); provided that the L/C Agent shall have no obligation or liability for any L/C Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the L/C Agent as its attorney-in-fact, acting through any duly authorized officer, to execute and deliver in the name and on behalf of such Lender each Syndicated Letter of Credit to be issued by such Lender hereunder and to take such other actions contemplated by this Section 2.1(e). Promptly upon the request of the L/C Agent, each Lender will furnish to the L/C Agent such powers of attorney or other evidence as any beneficiary of any Syndicated Letter of Credit may reasonably request in order to demonstrate that the L/C Agent has the power to act as attorney-in-fact for such Lender to execute and deliver such Syndicated Letter of Credit.

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     (f) Disbursement Procedures. The L/C Agent shall, within a reasonable time following its receipt thereof (and, in any event, within any specific time specified in the text of the relevant Syndicated Letter of Credit), examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The L/C Agent shall promptly after such examination and before such L/C Disbursement notify each applicable Issuing Bank and Allied World by telephone (confirmed by telecopy or email) of such demand for payment. With respect to any demand for payment made under a Syndicated Letter of Credit which the L/C Agent has informed the applicable Issuing Banks is valid, each such Issuing Bank will make an L/C Disbursement in respect of such Syndicated Letter of Credit and in the Applicable Currency promptly in accordance with the Dollar Amount of its liability under such Syndicated Letter of Credit and this Agreement, such L/C Disbursement to be made to the account of the L/C Agent most recently designated by it for such purpose by notice to the Lenders. The L/C Agent will make such L/C Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in the funds so received, to the account identified by such beneficiary in connection with such demand for such L/C Disbursement. Promptly following any L/C Disbursement by any Issuing Bank in respect of any Syndicated Letter of Credit, the L/C Agent will notify Allied World of such L/C Disbursement.
     (g) Reimbursement. Allied World agrees that it shall reimburse the applicable Issuing Banks in respect of L/C Disbursements made under any Syndicated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the aggregate of the Dollar Amount of each L/C Disbursement no later than 2:00 p.m., Charlotte, North Carolina time, on the first Business Day after the L/C Disbursement Date with respect to such Syndicated Letter of Credit (each such amount until paid together with interest thereon payable as provided hereinbelow, a “Syndicated Reimbursement Obligation”). Without limiting any other obligations of Allied World hereunder, Allied World hereby agrees to indemnify each applicable Issuing Bank in respect of each Syndicated Letter of Credit denominated in a Foreign Currency for any and all costs, expenses and losses incurred by such Issuing Bank as a result of receiving payment or reimbursement for any L/C Disbursement thereunder from any Person in a Currency other than Dollars. Any such amount payable to any Issuing Bank shall be payable within 10 Business Days after demand and submission by such Issuing Bank of satisfactory evidence reflecting the calculation of such amount, which shall be conclusive absent manifest error.
     (h) Non-NAIC Lenders. In the event any Lender advises the L/C Agent that such Lender is a Non-NAIC Lender, the Credit Parties, the L/C Agent, such Non-NAIC Lender and the other Lenders, including the applicable Fronting Bank for such Non-NAIC Lender, hereby agree that (i) such Non-NAIC Lender shall cease to Issue Syndicated Letters of Credit so long as it is a Non-NAIC Lender and such Non-NAIC Lenders’ Ratable Share of any Syndicated Letter of Credit will be Issued by the applicable Fronting Bank for such Non-NAIC Lender, (ii) to the extent Syndicated Letters of Credit are outstanding, the Credit Parties will each use all commercially reasonable efforts to cause the beneficiaries thereof to execute and deliver an amendment to any Syndicated Letter of Credit of Allied World such that the Non-NAIC Lender is removed from such Syndicated Letter of Credit and the applicable Fronting Bank is added to such Syndicated Letter of Credit to honor any draft drawn thereon in an amount equal to the Non-NAIC Lender’s Ratable Share with respect to such Syndicated Letter of Credit, (iii) immediately upon the issuance or amendment of any Syndicated Letter of Credit, each Non-NAIC Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, without

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recourse or warranty, purchase from the applicable Fronting Bank a risk participation in each such Syndicated Letter of Credit in accordance with Section 2.2(d) in an amount equal to such Non-NAIC Lender’s Ratable Share of the Stated Amount of such Syndicated Letter of Credit and (iv) each Non-NAIC Lender shall pay to the applicable Fronting Bank a fronting fee computed on the risk participation purchased by such Non-NAIC Lender from such Fronting Bank with respect to such Syndicated Letter of Credit at the rate per annum as separately agreed to between such Non-NAIC Lender and such Fronting Bank. Unless otherwise agreed between such Non-NAIC Lender, such Fronting Bank and the Administrative Agent, such fronting fee shall be paid by reducing the applicable Letter of Credit Fee otherwise payable to such Non-NAIC Lender by an amount equal to such fronting fee and paying the same to such Fronting Bank.
     Section 2.2 Participated Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein, Allied World may request any Fronting Bank to Issue, at any time and from time to time during the Availability Period, and such Fronting Bank hereby agrees to Issue, Participated Letters of Credit for the account of Allied World, subject to the terms and conditions of this Section 2.2. Each Participated Letter of Credit shall be substantially in the form of Exhibit A-2 or in such other form as may be agreed by the applicable Fronting Bank; provided that the applicable Fronting Bank and Allied World will agree to reasonable changes to such form requested by any beneficiary or applicable insurance regulator so long as such changes are not adverse to the interests of the Lenders.
     (b) Notice of Issuance. To request the Issuance of a Participated Letter of Credit, Allied World shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Fronting Bank) to the applicable Fronting Bank (which shall promptly notify the Lenders) at least 3 Business Days in advance of the requested date of Issuance (or such shorter period as is acceptable to the applicable Fronting Bank, including any request for the Issuance of a Participated Letter of Credit on the Closing Date, subject to approval by the applicable Fronting Bank) a notice in a form reasonably acceptable to the applicable Fronting Bank (a “Participated Letter of Credit Notice”) requesting the Issuance of a Participated Letter of Credit, or identifying the Participated Letter of Credit to be amended, renewed, extended or increased as the case may be, and specifying the date of Issuance (which shall be a Business Day), the date on which such Participated Letter of Credit is to expire (which shall comply with Section 2.2(c)), the amount of such Participated Letter of Credit, the Applicable Currency of such Participated Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew, extend or increase, as the case may be) such Participated Letter of Credit, it being understood and agreed that Participated Letters of Credit may be extended and renewed in accordance with Section 2.2(c). In addition to the delivery of any Participated Letter of Credit Notice, Allied World shall deliver to the Administrative Agent a Collateral Base Report not later than 11:00 a.m. Charlotte, North Carolina time on the Business Day immediately preceding the date on which such Participated Letter of Credit is to be Issued confirming that the Minimum Collateral Amount, after giving effect to such Issuance, does not exceed the Collateral Base at such time. If requested by any Fronting Bank, Allied World shall submit a letter of credit application on such Fronting Bank’s standard form (with such changes as such Fronting Bank shall reasonably deem appropriate) in connection with any request for a Participated Letter

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of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application submitted by Allied World to any Fronting Bank relating to any Participated Letter of Credit, the terms and conditions of this Agreement shall control.
     (c) Expiration of Participated Letters of Credit. Each Participated Letter of Credit shall expire at or prior to the earlier of (i) the close of business on the date one year after the date of the issuance of such Participated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (ii) the seventh (7th) day prior to the L/C Maturity Date; provided, however, that at Allied World’s request a Participated Letter of Credit shall provide by its terms, and on terms acceptable to the applicable Fronting Bank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the L/C Maturity Date) unless and until the applicable Fronting Bank shall have delivered prior written notice of nonrenewal to the beneficiary of such Participated Letter of Credit no later than the time specified in such Participated Letter of Credit (which the applicable Fronting Bank shall do only if one or more of the applicable conditions under Section 3.2 (other than the delivery of a Letter of Credit Notice) is not then satisfied). The Administrative Agent shall promptly provide a copy of any such notice to Allied World.
     (d) Participations. By the Issuance of a Participated Letter of Credit (or the fronting for a Non-NAIC Lender in respect of a Syndicated Letter of Credit pursuant to Section 2.1(h) by the applicable Fronting Bank and without any further action on the part of the applicable Fronting Bank or the applicable Lenders, the applicable Fronting Bank hereby grants to each applicable Lender in respect of such Participated Letter of Credit (or to the Non-NAIC Lender in respect of such Syndicated Letter of Credit), and each such Lender (or such Non-NAIC Lender) hereby acquires from the applicable Fronting Bank, participation in such Participated Letter of Credit (or such Syndicated Letter of Credit) in an amount equal to the Dollar Amount of such Lender’s Ratable Share of the Stated Amount of such Participated Letter of Credit (or such Syndicated Letter of Credit) and Allied World’s reimbursement obligations with respect thereto. Each Lender or Non-NAIC Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Participated Letters of Credit (or Syndicated Letters of Credit) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any such Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Aggregate Commitments. In consideration and in furtherance of the foregoing, each Lender or Non-NAIC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Fronting Bank, the Dollar Amount of such Lender’s Ratable Share of each L/C Disbursement made by the applicable Fronting Bank in respect of any Participated Letter of Credit (or Syndicated Letter of Credit) promptly upon the request of the applicable Fronting Bank at any time from the time such L/C Disbursement is made until such L/C Disbursement is reimbursed by Allied World or at any time after any reimbursement payment is required to be disgorged or refunded to Allied World for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from Allied World pursuant to Section 2.2(f), the Administrative Agent shall distribute such payment to the applicable Fronting Bank or, to the extent that any Lenders or Non-NAIC Lender have made payments pursuant to this paragraph to reimburse the applicable Fronting Bank, then to

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such Lenders or Non-NAIC Lender and the applicable Fronting Bank as their interests may appear. Any payment made by a Lender or Non-NAIC Lender pursuant to this paragraph to reimburse any Fronting Bank for any L/C Disbursement made by it shall not relieve Allied World of its obligation to reimburse such L/C Disbursement. Notwithstanding anything herein to the contrary, effective upon the increase of the Commitments pursuant to Section 2.18, each Lender’s participation in any Participated Letter of Credit (and each Non-NAIC Lender’s participation in any Syndicated Letter of Credit) outstanding on such date shall be adjusted to reflect its Ratable Share after giving effect to such increase.
     (e) Disbursement Procedures; Funding of Participations.
     (i) The applicable Fronting Bank shall, within a reasonable time following its receipt thereof (and, in any event, within any time specified in the text of the relevant Participated Letters of Credit issued by it), examine all documents purporting to represent a demand for payment under a Participated Letter of Credit. The applicable Fronting Bank shall promptly after such examination notify the Administrative Agent and Allied World by telephone (confirmed by telecopy or email) of such demand for payment and whether such Fronting Bank has made or will make a L/C Disbursement thereunder. If Allied World shall fail to reimburse the applicable Fronting Bank for such L/C Disbursement on the date and time specified in Section 2.2(f), the Administrative Agent shall notify each applicable Lender of the applicable L/C Disbursement, the payment then due from Allied World in respect thereof and the Dollar Amount of such Lender’s Ratable Share thereof. Each applicable Lender (including any applicable Non-NAIC Lender) shall upon such notice make funds available to the Administrative Agent in the Applicable Currency for the account of the applicable Fronting Bank at the Payment Office in an amount equal to (i) in the case of a Participated Letter of Credit, the amount of its Ratable Share of the unpaid L/C Disbursement and (ii) in the case of a Non-NAIC Lender, its Percentage Obligations of a Syndicated Letter of Credit being fronted by such Fronting Bank pursuant to Section 2.1(h) (such amount, its “L/C Advance”) not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Allied World to reimburse the applicable Fronting Bank for the amount of any payment made by such Fronting Bank under such Participated Letter of Credit (or such Syndicated Letter of Credit in the case of a Non-NAIC Lender), together with interest as provided herein.
     (ii) If any Lender fails to make available to the Administrative Agent for the account of the applicable Fronting Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(e) by the time specified in Section 2.2(e)(i), the applicable Fronting Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Fronting Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the applicable Fronting Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error. Until a Lender funds its L/C Advance pursuant to this Section 2.2(e) to

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reimburse the applicable Fronting Bank for any L/C Disbursement made by it, interest in respect of such Lender’s L/C Advance shall be solely for the account of the applicable Fronting Bank.
     (f) Reimbursement. Allied World agrees that it shall reimburse the applicable Fronting Bank in respect of any L/C Disbursement made under any Participated Letter of Credit by paying to the Administrative Agent an amount in Dollars equal to the Dollar Amount of such L/C Disbursement no later than 2:00 p.m., Charlotte, North Carolina time, on the first Business Day after the L/C Disbursement Date with respect to such Participated Letter of Credit (each such amount until paid, a “Participated Reimbursement Obligation”). Without limiting any other obligations of Allied World hereunder, Allied World hereby agrees to indemnify the applicable Fronting Bank in respect of any Participated Letters of Credit denominated in a Foreign Currency for any and all costs, expenses and losses incurred by it as a result of receiving payment or reimbursement for any L/C Disbursement thereunder from any Person in a Currency other than Dollars. Any such amount payable to any Fronting Bank shall be payable within 10 Business Days after demand and submission by such Fronting Bank of satisfactory evidence reflecting the calculation of such amount, which shall be conclusive absent manifest error.
     (g) Repayment of Participations.
     (i) At any time after the applicable Fronting Bank has made a payment under any Participated Letter of Credit (or Syndicated Letter of Credit in the case of a Non-NAIC Lender) and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.2(e), if the Administrative Agent receives for the account of the applicable Fronting Bank any payment in respect of the related unpaid L/C Disbursement or interest thereon (whether directly from Allied World or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Ratable Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the applicable Fronting Bank pursuant to Section 2.2(e)(i) is required to be returned under any of the circumstances described in Section 2.13 (including pursuant to any settlement entered into by the applicable Fronting Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable Fronting Bank its Ratable Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     (h) Failure to Make L/C Advances. The failure of any Lender to make the L/C Advance to be made by it on the date specified in Section 2.2(e) shall not relieve any other Lender of its obligation hereunder to make its L/C Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the L/C Advance to be made by such other Lender on such date.

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     Section 2.3 Existing Letters of Credit. The Credit Parties, the Administrative Agent, the Fronting Banks and the Lenders agree that, as of the Closing Date, each Existing Letter of Credit described on Schedule 2.3 issued for the account of Allied World and which remains outstanding as of the Closing Date shall be deemed Issued as of the Closing Date under this Agreement as a Participated Letter of Credit by Barclays Bank plc in its capacity as a Fronting Bank.
     Section 2.4 Conditions Precedent to the Issuance of Letters of Credit. The Issuing Bank shall not be under any obligation to, and in the case of clauses (ii), (v) and (vi) below shall not, Issue any Letter of Credit if:
     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuance of such Letter of Credit or any Requirement of Law applicable to such Issuing Bank or any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank or any Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to it as of the Closing Date;
     (ii) immediately after giving effect thereto, (x) the Letter of Credit Exposure of any Lender would exceed its Commitment at such time, (y) the aggregate Letter of Credit Exposure would exceed the Aggregate Commitments at such time or (z) the Dollar Amount of the aggregate Stated Amount of all Letters of Credit denominated in a Foreign Currency would exceed the Foreign Currency Sublimit;
     (iii) the L/C Agent or the applicable Fronting Bank, as the case may be, shall have delivered the written notice of nonrenewal described in Section 2.1(c) and Section 2.2(c) with respect to such Letter of Credit;
     (iv) the Administrative Agent has received written notice from the applicable Fronting Bank or the Required Lenders, as the case may be, or Allied World, on or prior to the Business Day prior to the requested date of the issuance of such Letter of Credit, that one or more of the applicable conditions under Section 3.2 is not then satisfied;
     (v) the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension unless the Required Lenders have approved such expiry date;
     (vi) the expiry date of such Letter of Credit is less than seven Business Days prior to the L/C Maturity Date, unless all of the Lenders have approved such expiry date in writing;
     (vii) such Letter of Credit is not substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as the case may be, or is not otherwise in form and substance reasonably acceptable to the Administrative Agent and the L/C Agent or applicable

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Fronting Bank, as the case may be; provided that the Administrative Agent and, in respect of any change to a Syndicated Letter of Credit, the L/C Agent, or in respect of any change to a Participated Letter of Credit, the applicable Fronting Bank, can and will agree to reasonable changes to such form, not adverse to the interests of the Lenders, requested by any beneficiary or applicable insurance regulator;
     (viii) such Letter of Credit is denominated in a currency other than Dollars or a Foreign Currency; or
     (ix) with respect to the issuance of a Participated Letter of Credit, a default of any Lender’s obligations to fund under Section 2.2(e) exists or any Lender is at such time a Defaulting Lender hereunder, unless the applicable Fronting Bank has entered into satisfactory arrangements with Allied World or such Lender to eliminate such Fronting Bank’s risk with respect to such Lender.
     Section 2.5 Obligations Absolute. The obligations of Allied World to reimburse with respect to a L/C Disbursement under any Letter of Credit and of any Lender to reimburse the applicable Fronting Bank with respect to any L/C Disbursement made by such Fronting Bank under any Participated Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and any Letter of Credit Document under all circumstances, including the following circumstances:
     (i) any lack of validity or enforceability of this Agreement, any other Credit Document, any Letter of Credit Document or any other agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Allied World in respect of any Letter of Credit Document or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents;
     (iii) the existence of any claim, set-off, defense or other right that any Credit Party may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, the L/C Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any other Letter of Credit Document or any unrelated transaction;
     (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided, however, that such draft or certificate substantially complies with the terms of such Letter of Credit;

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     (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of Allied World; or
     (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Allied World, the Guarantor or any other guarantor, other than as may be expressly set forth in this Agreement.
     None of the Administrative Agent, the L/C Agent, any Fronting Bank or any Lender or any of their Related Parties shall have any liability or responsibility to any Credit Party by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Administrative Agent, the L/C Agent, any Issuing Bank or any Lender from liability to any Credit Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Credit Party to the extent permitted by applicable law) suffered by any Credit Party that are caused by the gross negligence or willful misconduct of the Administrative Agent, the L/C Agent, any Issuing Bank or any Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
     Section 2.6 Interest. Unless Allied World reimburses each L/C Disbursement made in respect of Letters of Credit issued for its account in full on the date such L/C Disbursement is made, the unpaid amount of the Reimbursement Obligation thereof shall bear interest from the date of each L/C Disbursement until such amount shall be paid in full at a rate per annum equal to the Base Rate (plus an additional 2% per annum, payable on demand, if not reimbursed by the third Business Day after the date upon which Allied World receives notice of such L/C Disbursement).
     Section 2.7 Interest Rate Determination. The Administrative Agent shall give prompt notice to Allied World and the applicable Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.6.
     Section 2.8 Collateralization of Letters of Credit.
     (a) At any time and from time to time (i) upon the Administrative Agent’s request given in accordance with Section 8.2 after the occurrence and during the continuance of an Event of Default and (ii) on the L/C Maturity Date, Allied World shall deliver to the Administrative Agent as cash collateral an amount in cash equal to the aggregate Stated Amount of all Letters of Credit issued for the account of Allied World outstanding at such time (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder). The Administrative Agent shall deposit such cash in a special collateral account of Allied World pursuant to arrangements satisfactory to the Administrative Agent (such

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account, the “Cash Collateral Account”) for the benefit of the Administrative Agent, the Issuing Banks and the Lenders.
     (b) In the event that, at any time, (i) the aggregate Letter of Credit Exposure shall exceed 105% (or in the case of the Letter of Credit Exposure denominated solely in Dollars, 100%) of the Aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof) or (ii) the Dollar Amount of the aggregate Stated Amount of all Letters of Credit denominated in a Foreign Currency would exceed 105% of the Foreign Currency Sublimit, Allied World shall deliver to the Administrative Agent as cash collateral in an amount in cash equal to Dollar Amount of such excess, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure or the aggregate Letter of Credit Exposure that is denominated in a Foreign Currency, as the case may be, by an equivalent Dollar Amount, and such cash shall be deposited in the Cash Collateral Account for the benefit of the Administrative Agent, the Issuing Banks and the Lenders.
     (c) Allied World hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, a Lien upon and security interest in its Cash Collateral Account and all amounts held therein from time to time as security for the Letter of Credit Exposure of Allied World, and for application to its aggregate Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for the benefit of the Fronting Banks and the Lenders and Allied World shall have no interest therein except as set forth in Section 2.8(d). Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of Allied World (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account.
     (d) In the event of a drawing, and subsequent payment by any Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the applicable Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank a Dollar Amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Notwithstanding anything in this Agreement to the contrary, to the extent any such drawing is made, Allied World’s Reimbursement Obligation shall be deemed to have been satisfied and discharged to the extent of any such payment from the Cash Collateral Account. Any amounts remaining in any Cash Collateral Account (including interest and profits) after the expiration of the Letters of Credit and reimbursement in full of the Issuing Banks for all of their respective obligations thereunder shall be held by the Administrative Agent, for the benefit of Allied World, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If Allied World is required to provide cash collateral pursuant to Section 2.8(b), such amount (including interest and profits), to the extent not applied as aforesaid, shall be returned to Allied World, provided that after giving effect to such return (i) the aggregate Letter of Credit Exposure would not exceed the thresholds specified in Section 2.7(b) and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If Allied World is required to provide cash collateral as a result of an Event of

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Default, such amount (to the extent not applied as aforesaid) shall be returned to Allied World within three (3) Business Days after all Events of Default have been cured or waived.
     Section 2.9 Use of Letters of Credit. The Letters of Credit shall be available and Allied World agrees that it shall use its Letters of Credit solely to support its own obligations primarily under the Primary Policies and Reinsurance Agreements to which it is a party.
     Section 2.10 Termination and Reduction of Commitments.
     (a) The Aggregate Commitments shall be automatically and permanently terminated on the Commitment Termination Date.
     (b) At any time and from time to time after the date hereof, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, Allied World may terminate in whole or reduce in part the aggregate Unutilized Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and applied ratably among the Lenders according to their respective Commitments. The amount of any termination or reduction made under this Section 2.10(b) may not thereafter be reinstated.
     (c) All Commitment Fees accrued in respect of the Unutilized Commitments until the effective date of any termination thereof shall be paid on the effective date of such termination.
     Section 2.11 Fees. The Credit Parties agree to pay:
     (a) To the Joint Arrangers and Wachovia, in its capacity as both a Fronting Bank and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in Annex B to the Commitment Letter;
     (b) To each Fronting Bank other than Wachovia, in its capacity as a Fronting Bank, a fronting fee in respect of each Letter of Credit issued by it under this Agreement at the rate per annum as separately agreed to between the Credit Parties and such Fronting Bank.
     (c) To the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) for each calendar quarter (or portion thereof) at a per annum rate equal to 0.06% of such Lender’s Ratable Share of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with December 31, 2007 through the Commitment Termination Date, and (ii) on the Commitment Termination Date;
     (d) To the Administrative Agent, for the account of each Lender, a letter of credit fee (the “Letter of Credit Fee”) for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to 0.25% of such Lender’s Ratable Share of the average daily aggregate Stated Amount of such Letters of Credit. The Letter of Credit Fee shall be due and payable quarterly in arrears (i) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date through the Final Expiry Date and (ii) on the Final Expiry Date; and

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     (e) To the L/C Agent and each Fronting Bank, each for its own account, with respect to the Issuance of each Letter of Credit hereunder, such reasonable fees and expenses as the L/C Agent or such Fronting Bank, as the case may be, customarily requires in connection with the issuance, amendment, transfer, negotiation, processing and/or administration of letters of credit.
     Section 2.12 Method of Payments; Computations; Apportionment of Payments.
     (a) All payments by the Credit Parties hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or under Sections 2.14 or 2.15, or otherwise) shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to any Fronting Bank, the L/C Agent, the Administrative Agent or the Lenders) at the Payment Office, prior to 2:00 p.m., Charlotte, North Carolina time, on the date payment is due. Any payment made as required hereinabove, but after 2:00 p.m., Charlotte, North Carolina time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.
     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte, North Carolina time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte, North Carolina time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the relevant Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the applicable Fronting Bank and the L/C Agent like amounts relating to payments made to the Administrative Agent for the account of such Fronting Bank or the L/C Agent in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.
     (c) Unless the Administrative Agent shall have received notice from Allied World prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the relevant Fronting Bank hereunder that Allied World will not make such payment, the Administrative Agent may assume that Allied World has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the relevant Fronting Bank, as the case may be, the amount due. In such

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event, if Allied World has not in fact made such payment, then each of the relevant Lenders or the relevant Fronting Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Fronting Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     (d) All computations of interest and fees hereunder shall be made on the basis of a year consisting of (i) in the case of interest calculated at the Base Rate (when such calculation is based on the prime rate), 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.
     (e) Upon the occurrence and during the continuance of any Default and/or Event of Default under Section 8.1(a), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all Reimbursement Obligations (to the extent not already bearing an additional 2% per annum pursuant to Section 2.6) and, to the greatest extent permitted by law, all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against Allied World of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
     (f) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.
     Section 2.13 Recovery of Payments.
     (a) Each Credit Party agrees that to the extent it makes a payment or payments to or for the account of the Administrative Agent, the L/C Agent, any Lender or any Fronting Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be

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satisfied shall be revived and continued in full force and effect as if such payment had not been received.
     (b) If any amounts distributed by the Administrative Agent to any Lender, the L/C Agent, or any Fronting Bank are subsequently returned or repaid by the Administrative Agent to any Credit Party, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by such Lender, the L/C Agent or such Fronting Bank, or pursuant to applicable Requirements of Law, such Lender, the L/C Agent or such Fronting Bank will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from any Credit Party, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders, the L/C Agent or the Fronting Banks on the same basis as such amounts were originally distributed.
     Section 2.14 Pro Rata Treatment; Several Obligations of Lenders.
     (a) All payments from or on behalf of each Credit Party on account of any Obligations shall be apportioned ratably among the Lenders based upon their respective share, if any, of the Obligations with respect to which such payment was made.
     (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in such Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Obligations owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Credit Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in Reimbursement Obligations to any assignee or participant, other than to any Credit Party or any Subsidiary thereof (as to which the provisions of this Section 2.14(b) shall apply). Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation. If under any applicable Debtor Relief Law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.14(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.14(b) to share in the benefits of any recovery on such secured claim.

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     (c) The obligations of the Lenders hereunder to make L/C Disbursements in respect of Syndicated Letters of Credit, to fund participations in Participated Letters of Credit and to make payments pursuant to Section 10.1 are several and not joint. The failure of any Lender to make any such L/C Disbursement, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its L/C Disbursement, purchase its participation or to make any such payment required hereunder.
     Section 2.15 Increased Costs; Change in Circumstances; Illegality.
     (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Fronting Bank;
     (ii) subject any Lender or any Fronting Bank to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit made by it, or change the basis of taxation of payments to such Lender or such Fronting Bank in respect thereof (except for Indemnified Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Fronting Bank); or
     (iii) impose on any Lender or any Fronting Bank or any other condition, cost or expense affecting this Agreement made by such Lender or any Letter of Credit or participation therein (except for Indemnified Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Fronting Bank);
     and the result of any of the foregoing shall be to increase the cost to such Lender or such Fronting Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Fronting Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or such Fronting Bank, the Credit Parties will pay to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered, provided that nothing in this Section 2.15(a) shall be construed to entitle any Lender or any Fronting Bank to compensation from any Credit Party for any increased costs if such Lender or such Fronting Bank has been compensated in full from any Credit Party for such increased costs pursuant to another provision in this Agreement, it being understood for the avoidance of doubt that any Person seeking compensation for increased costs under this Section in respect of any Obligations owed to such Person by any Credit Party shall be deemed compensated in full if the applicable Credit Party is paying interest at the Base Rate on such Obligation at the time in question.

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     (b) If any Lender or any Fronting Bank reasonably determines that any Change in Law affecting such Lender or such Fronting Bank or any Lending Office of such Lender or such Lender’s or such Fronting Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Fronting Bank’s capital or on the capital of such Lender’s or such Fronting Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the participations in Letters of Credit held by such Lender, or the Letters of Credit issued by the Lenders or such Fronting Bank, to a level below that which such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Fronting Bank’s policies and the policies of such Lender’s or such Fronting Bank’s holding company with respect to capital adequacy), then from time to time the Credit Parties will pay to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or such Fronting Bank or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b), and the calculation of such amount or amounts in reasonable detail (along with supporting documentation), and delivered to the Credit Parties shall be conclusive absent manifest error. The applicable Credit Party shall pay such Lender or such Fronting Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
     (d) Failure or delay on the part of any Lender or any Fronting Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Fronting Bank’s right to demand such compensation, provided that no Credit Party shall be required to compensate a Lender or any Fronting Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender or such Fronting Bank, as the case may be, notifies any Credit Party of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Fronting Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120 days period referred to above shall be extended to include the period of retroactive effect thereof).
     Section 2.16 Taxes.
     (a) Subject to Section 2.16(e), any and all payments by or on account of any obligation of each Credit Party hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if any Credit Party shall be required by applicable law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lenders or the applicable Fronting Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Credit Party shall make such deductions or withholdings and (iii) such Credit Party shall

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timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
     (b) Without limiting the provisions of Section 2.16(a), each Credit Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) Subject to Section 2.16(e), each Credit Party shall indemnify the Administrative Agent, each Lender and each Fronting Bank, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes with respect to payments by such Credit Party under this Agreement or any other Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Fronting Bank, as the case may be, and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Credit Party by a Lender or any Fronting Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or any Fronting Bank, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Lender or any Fronting Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Credit Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall comply with all necessary procedural formalities and deliver, or cause to be delivered, to such Credit Party (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Credit Party or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or any Fronting Bank, if requested by any Credit Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Credit Party or the Administrative Agent as will enable such Credit Party or the Administrative Agent to determine whether or not such Lender or such Fronting Bank is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that any Credit Party is resident for tax purposes in the United States, any Foreign Lender shall deliver to such Credit Party and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Credit Party or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

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     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Credit Party within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Credit Party to determine the withholding or deduction required to be made.
     (f) If the Administrative Agent, any Lender or any Fronting Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts, in either case pursuant to this Section 2.16, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such recovery), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Fronting Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the Administrative Agent, such Lender or such Fronting Bank, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Fronting Bank in the event the Administrative Agent, such Lender or such Fronting Bank is required to repay such refund to such Governmental Authority. This Section 2.16(f) shall not be construed to require the Administrative Agent, any Lender or any Fronting Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to such Credit Party or any other Person.
     (g) Each of the Administrative Agent, the Fronting Banks and each Lender agrees to cooperate with any reasonable request made by any Credit Party in respect of a claim of a refund in respect of Indemnified Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 2.16, provided that (i) such Credit Party has agreed in writing to pay all of the Administrative Agent’s or such Fronting Bank’s or such Lender’s reasonable out-of-pocket costs and expenses relating to such claim, (ii) the Administrative Agent or such Fronting Bank or such Lender determines, in its good faith judgment, that it would not be disadvantaged, unduly burdened or prejudiced as a result of such claim and (iii) such Credit Party furnishes, upon request of the Administrative Agent, or such Fronting Bank or such Lender, an opinion of tax counsel (such opinion and such

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counsel to be reasonably acceptable to such Lender, or such Fronting Bank or the Administrative Agent) to the effect that such Indemnified Taxes were wrongly or illegally imposed.
     Section 2.17 Replacement Lenders.
     (a) Holdings may, at any time at its sole expense and effort, require any Lender (i) that has requested compensation from any Credit Party under Section 2.15(a) or Section 2.15(b) or payments from any Credit Party under Section 2.16, (ii) that is a Defaulting Lender, (iii) which had NAIC approval on the date it became a party to this Agreement and ceases to maintain such approval or otherwise shall lose such approval or (iv) that is unable to Issue a Letter of Credit under Section 2.4(i), in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that:
     (i) the Administrative Agent shall have received the assignment fee specified in Section 10.6(b)(iv);
     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its L/C Disbursements and any L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or any Credit Party (in the case of all other amounts);
     (iii) no assignment pursuant to this Section 2.17 shall be effective until all of the then outstanding Syndicated Letters of Credit are either amended giving effect to the such assignment or, if required, returned by each respective beneficiary to the Administrative Agent and either cancelled and/or exchanged for new or amended Syndicated Letters of Credit which give effect to such assignment (it being understood that to the extent the respective beneficiaries whose consent is required do not consent to such assignment, such assignment cannot occur);
     (iv) in the case of any such assignment resulting from a request for compensation under Section 2.15(a) or Section 2.15(b) or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and
     (v) such assignment does not conflict with applicable Requirements of Law.
     A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Holdings to require such assignment cease to apply.
     (b) If any Lender requests compensation under Section 2.15(a) or Section 2.15(b), or any Credit Party is required to pay any additional amount to any Lender, any Fronting Bank or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such

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Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its L/C Disbursements hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15(a), Section 2.15(b) or Section 2.16, as the case may be, in the future, and (ii) in each case would not subject such Lender or such Fronting Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Holdings, on behalf of the Credit Parties, hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     Section 2.18 Increase in Commitments.
     (a) Holdings shall have the right, at any time and from time to time after the Closing Date by written notice to and in consultation with the Administrative Agent, to request an increase in the Aggregate Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof; provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) immediately after giving effect to any Commitment Increase, the aggregate of all Commitment Increases effected after the Closing Date shall not exceed $200,000,000, and (iii)  no existing Lender shall be obligated to increase its Commitment as a result of any request for a Commitment Increase by Holdings unless it agrees in its sole discretion to do so.
     (b) Each Additional Lender must qualify as an Eligible Assignee (the approval of which by the Administrative Agent shall not be unreasonably withheld, conditioned or delayed) and Holdings and each Additional Lender shall execute a joinder agreement together with all such other documentation as the Administrative Agent and Holdings may reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent and Holdings, to evidence the Commitment of such Additional Lender and its status as a Lender hereunder.
     (c) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and Holdings shall determine the effective date (the “Commitment Increase Date,” which shall be a Business Day not less than thirty (30) days prior to the Commitment Termination Date) and the final amount and allocation of such increase. The Administrative Agent shall promptly notify Holdings and the Lenders of the final amount and allocation of such increase and the Commitment Increase Date. The Administrative Agent is hereby authorized, on behalf of the Lenders, to enter into any amendments to this Agreement and the other Credit Documents as the Administrative Agent shall reasonably deem appropriate to effect such Commitment Increase.
     (d) Notwithstanding anything set forth in this Section 2.18 to the contrary, no increase in the Aggregate Commitments pursuant to this Section 2.18 shall be effective unless:

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     (i) The Administrative Agent shall have received the following, each dated the Commitment Increase Date and in form and substance reasonably satisfactory to the Administrative Agent:
     (A) as to each Increasing Lender, evidence of its agreement to provide a portion of the Commitment Increase, and as to each Additional Lender, a duly executed joinder agreement together with all other documentation required by the Administrative Agent pursuant to Section 2.18(b);
     (B) an instrument, duly executed by each Credit Party, acknowledging and reaffirming its obligations under this Agreement, the Security Documents and the other Credit Documents to which it is a party and the validity and continued effect of the Liens granted in favor of the Administrative Agent thereunder;
     (C) a certificate of the secretary or an assistant secretary of each Credit Party, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such Credit Party approving or consenting to such Commitment Increase;
     (D) a certificate of a Financial Officer of Holdings, certifying that (y) as of the Commitment Increase Date, all representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, both immediately before and after giving effect to the Commitment Increase and any Letters of Credit issued in connection therewith (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case as of such date), and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to such Commitment Increase (including any Letters of Credit issued in connection therewith and the application of the proceeds thereof); and
     (ii) Each outstanding Syndicated Letter of Credit shall have been amended giving effect to the Commitment Increase or, if required, returned by each respective beneficiary to the Administrative Agent and cancelled and/or exchanged for a new or amended Syndicated Letter of Credit giving effect to the Commitment Increase; and
     (iii) In the case of any Credit Extension in connection with such Commitment Increase, the conditions precedent set forth in Section 3.2 shall have been satisfied.

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ARTICLE III
CONDITIONS PRECEDENT
     Section 3.1 Conditions Precedent to the Closing Date. The obligations of the Issuing Banks to issue Letters of Credit shall not become effective until the date (the “Closing Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.5):
     (a) On the Closing Date, the Credit Parties, the Administrative Agent and each Lender shall have signed a counterpart of this Agreement and shall have delivered (or transmitted by telecopy) the same to the Administrative Agent at its Payment Office;
     (b) On the Closing Date, the Administrative Agent shall have received (i) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Kelley Drye & Warren LLP, special New York counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-1, and (ii) an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Appleby, special Bermuda counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-2;
     (c) On the Closing Date, the Administrative Agent shall have received a certificate, signed by a Responsible Officer of each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) each of the representations and warranties set forth in this Agreement and in the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, each as of the Closing Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case as of such date), (ii) there is no pending or threatened litigation, bankruptcy or other proceeding in which there is a reasonable likelihood of an adverse determination which could reasonably be expected to result in a Material Adverse Effect or which seeks to restrain, enjoin or prevent the closing of the credit facilities provided for herein, (iii) no Default or Event of Default exists as of the Closing Date and (iv) there has not occurred or become known to the Administrative Agent since December 31, 2006, a change, occurrence or development that could reasonably be expected to have a Material Adverse Effect;
     (d) On the Closing Date, the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Credit Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and

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(iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above;
     (e) On the Closing Date, the Administrative Agent shall have received counterparts of the Security Agreement and Account Control Agreement executed by Allied World, together with:
     (i) all documents and instruments, including Uniform Commercial Code financing statements where applicable, in each jurisdiction reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;
     (ii) results of a recent search of the Uniform Commercial Code (or equivalent) filings made with respect to each Credit Party in the jurisdictions contemplated in clause (i) above (including, without limitation, Washington D.C. and Bermuda) and in such other jurisdictions in which Collateral is located on the Closing Date which may be reasonably requested by the Administrative Agent, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by the Credit Documents or have been terminated or released;
     (iii) for each Custodial Account, a duly executed Account Control Agreement with the applicable Custodian in a form reasonably acceptable to the Administrative Agent and each such Account Control Agreement shall be in full force and effect; and
     (iv) a duly executed Collateral Base Report, giving effect to the transfer of collateral from the collateral account maintained by the Custodian for Barclays Bank plc to the Custodial Account, confirming that the Minimum Collateral Amount (after giving effect to the Issuance of the Existing Letters of Credit as set forth in Section 2.3), does not exceed the Collateral Base and the Administrative Agent shall have received confirmation from the Custodian satisfactory to it that such transfer of collateral to the Custodial Account constituting the Collateral Base calculated in such report has been effected.
     (f) All approvals, permits and consents of any Governmental Authorities (including all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Administrative Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have reasonably requested and such documents and papers where appropriate to be certified by proper corporate

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or governmental authorities; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that could reasonably be expected to have a Material Adverse Effect;
     (g) Since December 31, 2006, both immediately before and after giving effect to the making of the initial Credit Extensions (if any), there shall not have occurred or become known to the Administrative Agent, a change, occurrence or development that could reasonably be expected to have a Material Adverse Effect;
     (h) On the Closing Date, there shall exist no Default or Event of Default, and all representations and warranties made by each Credit Party contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);
     (i) The Credit Parties shall have paid (i) to the Joint Arrangers, the fees specified in Annex B to the Commitment Letter to be paid to them on the Closing Date, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in Annex B to the Commitment Letter, and (iii) all other fees and reasonable expenses of the Joint Arrangers, the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including legal fees and expenses) pursuant to the Commitment Letter;
     (j) The Administrative Agent shall have received satisfactory confirmation from A.M. Best Company that the current Financial Strength Rating of each Material Insurance Subsidiary that has such a rating is “B++” or better;
     (k) Holdings shall have delivered a Compliance Certificate calculated on a pro forma basis as of September 30, 2007 after giving effect to the making of the initial Credit Extensions (if any);
     (l) Concurrently with the Closing Date, (i) all amounts outstanding under Allied World’s existing credit agreement with Barclays Bank plc dated as of December 31, 2003 (as amended, the “Existing Credit Agreement”) shall be repaid and satisfied in full and all guarantees relating thereto extinguished, (ii) all commitments to extend credit under the Existing Credit Agreement shall be terminated, (iii) any Liens securing the Existing Credit Agreement shall be released and any related filings (including UCC filings) terminated of record (or arrangements satisfactory to the Administrative Agent made therefor), and (iv) any letters of credit outstanding under the Existing Credit Agreement shall be deemed issued hereunder as Existing Letters of Credit); and the Administrative Agent shall have received evidence of the foregoing satisfactory to it, including a payoff letter executed by the parties to the Existing Credit Agreement; and

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     (m) The Administrative Agent shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.
     Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     Section 3.2 Conditions Precedent to All Credit Extensions. The obligation of each Lender and each Fronting Bank to make any Credit Extension shall be subject to the prior or concurrent satisfaction (in form and substance reasonably satisfactory to the Administrative Agent) of each of the conditions precedent set forth below:
     (a) The Closing Date shall have occurred;
     (b) Allied World shall have delivered a Letter of Credit Notice in accordance with Section 2.1(b) or Section 2.2(b), as applicable, and a Collateral Base Report on the Business Day immediately preceding the proposed date of Issuance;
     (c) Each of the representations and warranties of the Credit Parties set forth in this Agreement and in the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, in each case only as of the date of any Credit Extension, with the same effect as if made on and as of such date, both immediately before and after giving effect to Credit Extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct (if qualified as to materiality) or true and correct in all material respects (if not so qualified), in each case only on and as of such specific date);
     (d) With respect to the Issuance of any Letter of Credit, the conditions in Section 2.4 have been satisfied; and
     (e) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to such Credit Extension.
     Each giving of a Letter of Credit Notice, and the consummation of each Credit Extension, shall be deemed to constitute a representation and warranty by Allied World that the statements contained in Section 3.2(c) through Section 3.2(e) above are true, both as of the date of such notice or request and as of the date such Credit Extension is made.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent, the L/C Agent, the Fronting Banks and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Banks to issue Letters of Credit, each of the Credit Parties (solely as to itself and its Subsidiaries) represents and warrants to the Administrative Agent, the L/C Agent, the Fronting Banks and the Lenders as follows:
     Section 4.1 Organization and Power. Each Credit Party and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full corporate power and authority to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 4.2 Authorization; Enforceability. Such Credit Party has the full corporate power and authority to execute, deliver and perform its obligations under the Credit Documents to which it is or will be a party and has taken all necessary corporate action to execute, deliver and perform its obligations under each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by each Credit Party that is a party thereto will constitute, the legal, valid and binding obligation of each Credit Party that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles regardless of whether enforceability is considered in a proceeding in equity or at law.
     Section 4.3 No Violation. The execution, delivery and performance by each Credit Party of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or bylaws (or other similar organizational document or governing document), (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant hereto or to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets, other than, in the case of clauses (ii), (iii) and (iv), such contraventions, conflicts, breaches, defaults and creation or imposition of Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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     Section 4.4 Governmental and Third-Party Authorization; Permits.
     (a) Except as set forth on Schedule 4.4, no consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Credit Party of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) filings of Uniform Commercial Code financing statements and the filing of a charge with the Registrar of Companies in Bermuda and (ii) such consents, approvals, authorizations and other actions which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (b) Each such Credit Party and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (c) Schedule 4.4 lists with respect to each Insurance Subsidiary of such Credit Party, as of the Closing Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the “Licenses”), and indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. (i) No such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, and (ii) no such suspension, revocation or limitation is threatened in writing by any relevant Insurance Regulatory Authority, that, in each instance under (i) and (ii) above, could individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Insurance Subsidiary has obtained and maintains in full force and effect all licenses and permits from all Governmental Authorities and Insurance Regulatory Authorities necessary to operate in the jurisdictions in which it operates, in each case other than such licenses and permits the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     Section 4.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Credit Parties, threatened, at law or in equity before any Governmental Authority or in arbitration, against or affecting such Credit Party, any of its Subsidiaries or any of their respective properties (i) in which there is a reasonable likelihood of an adverse determination which could reasonably be expected to result in a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents to which such Credit Party is a party.
     Section 4.6 Taxes. Each of such Credit Party and its Subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all Taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than (i) those Taxes, assessments, fees and other charges that are being contested in good faith and by proper proceedings and for which adequate reserves

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have been established in accordance with GAAP, or (ii) where the failure to file such returns and reports or the failure to pay such Taxes, assessments, fees and other charges could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such returns are true, correct and complete in all material respects. There is no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of such Credit Party or any of its Subsidiaries the outcome of which could reasonably be expected to have a Material Adverse Effect. There is no unresolved claim by any Governmental Authority concerning the tax liability of such Credit Party or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP or that could not reasonably be expected to have a Material Adverse Effect.
     Section 4.7 Subsidiaries.
     (a) Set forth on Schedule 4.7 is a complete and accurate list of all of the Subsidiaries of Holdings as of the Closing Date, together with, for each such Subsidiary, and, as to each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Each of Holdings and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.7.
     (b) No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Credit Party or any other Subsidiary, to make loans or advances to such Credit Party or any other Subsidiary, or to transfer any of its assets or properties to such Credit Party or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.
     Section 4.8 Full Disclosure. All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, the Joint Arrangers or any Lender by or on behalf of such Credit Party for purposes of or in connection with this Agreement or any of the other Credit Documents is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading. As of the Closing Date, there is no fact known to such Credit Party that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Credit Parties to the Administrative Agent and/or the Lenders.

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     Section 4.9 Absence of Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of any transaction contemplated by this Agreement or any other Credit Document.
     Section 4.10 Ownership of Property; Liens. Each such Credit Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of such Credit Party and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 7.3.
     Section 4.11 No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 2006, and there exists no change, occurrence or development, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     Section 4.12 Financial Matters.
     (a) Holdings has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of Holdings and its Subsidiaries as of December 31, 2006, 2005 and 2004 and the related statements of income, stockholders’ equity and cash flows for the fiscal years or period then ended, together with the opinion of Deloitte thereon, and (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of September 30, 2007, and the related statements of income, stockholders’ equity and cash flows for the nine-month period then ended. Such consolidated financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year end adjustments) and present fairly, in all material respects, the financial position of Holdings and its Subsidiaries, and the results of their operations and their cash flows, as of the dates and for the periods indicated. Except for liabilities and obligations disclosed or provided for in the most recent financial statements referred to above and the notes thereto or the most recent financial statements and the notes thereto delivered pursuant to Section 5.1, as of the date of such financial statements, none of the Credit Parties had any material liability or obligation that, in accordance with GAAP, would have been required to have been disclosed or provided for in such financial statements or the notes thereto.
     (b) Holdings has heretofore furnished to the Administrative Agent copies of (i) the Annual Statements of each Material Insurance Subsidiary as of December 31, 2006 and 2005 and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority, (collectively, the “Historical Statutory Statements”). The Historical Statutory Statements (including the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared, in all material respects, in accordance with SAP (except as may be reflected in the notes thereto), were in all material respects, in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Material Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flows of the respective Material Insurance Subsidiaries covered thereby for

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the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including reserves, policy and contract claims and statutory liabilities), no Material Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statements.
     (c) Neither (i) the board of directors of such Credit Party, a committee thereof or an authorized officer of such Credit Party has concluded that any financial statement previously furnished to the Administrative Agent or any Lender should no longer be relied upon because of an error, nor (ii) has such Credit Party been advised by its auditors that a previously issued audit report or interim review cannot be relied upon.
     Section 4.13 ERISA
     (a) Each such Credit Party and its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all respects with all applicable Requirements of Law, including the applicable provisions of ERISA and the Code, except for any noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date and is continuing, or (ii) to the knowledge of such Credit Party, is reasonably expected to occur with respect to any Plan, in either case that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability as of the date of the most recent actuarial report applicable thereto, and no such Credit Party or any of its ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (b) No such Credit Party nor any of its ERISA Affiliates has had a complete or partial withdrawal from any Multiemployer Plan for which there exists unsatisfied withdrawal liability that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and no such Credit Party nor any of its ERISA Affiliates would become subject to any withdrawal liability under ERISA that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect if such Credit Party or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date for the Multiemployer Plans. To the knowledge of such Credit Party, no Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.
     (c) Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to do any of the foregoing has not had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All contributions required to be made with respect to a Foreign Pension Plan have been timely made, except where the failure to do any of the foregoing has not had, or could not reasonably be expected to have, either

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individually or in the aggregate, a Material Adverse Effect. No Credit Party or any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan, except for any obligations which have not had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the most recently ended fiscal year of Holdings on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities (any such excess a “value shortfall”), except for any such value shortfalls which have not had, or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
     Section 4.14 Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, or (ii) is involved in any suit, action or proceeding, or has received any written notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims. For the avoidance of doubt, this Section 4.14 shall not apply to any suits, actions, claims or proceedings against Holdings and its Subsidiaries with respect to Primary Policies and Reinsurance Agreements entered into in the ordinary course of business.
     Section 4.15 Compliance with Laws. Each such Credit Party and its Subsidiaries has timely filed all reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for any failure to timely file, any failure to retain and any noncompliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 4.16 Regulated Industries. No such Credit Party is (i) an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) required to be licensed under The Investment Business Act of 2003 of Bermuda.
     Section 4.17 Insurance. The assets, properties and business of such Credit Party and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.
     Section 4.18 OFAC; PATRIOT Act.
     (a) To the best of its knowledge, neither such Credit Party nor its Subsidiaries, in each case that is subject to OFAC, is a Sanctioned Person or does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States

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administered by OFAC that are applicable to it, except where such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (b) Such Credit Party and its Subsidiaries, in each case that is subject to the PATRIOT Act, is in compliance in all material respects with the provisions of the PATRIOT Act that are applicable to it.
     Section 4.19 Security Documents. The Security Documents create a valid and enforceable security interest in and Lien upon all right, title and interest of Allied World in and to the Collateral purported to be pledged by it thereunder and described therein, superior to and prior to the rights of all third persons and subject to no other Liens except as specifically permitted herein and therein. Other than the filing of a charge with the Bermuda Registrar of Companies, no filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents, except for filings or recordings which shall have been previously made.
     Section 4.20 Status under Bermuda Law.
     (a) Such Credit Party is subject to civil and commercial Requirements of Law with respect to its obligations under the Credit Documents, and the execution, delivery, and performance by such Credit Party of each of the Credit Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. No such Credit Party or any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of Bermuda in respect of its obligations under the Credit Documents;
     (b) The Credit Documents are in proper legal form under the laws of Bermuda for the enforcement thereof against such Credit Party under the Requirements of Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority, or admissibility in evidence of the Credit Documents. It is not necessary to ensure the legality, validity, enforceability, priority, or admissibility in evidence of the Credit Documents against such Credit Party that the Credit Documents be filed, registered, or recorded with, or executed or notarized before, any court or other authority in Bermuda or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Documents or any other document, except for (i) the filing of a charge with the Bermuda Registrar of Companies, (ii) any such filing, registration, recording, execution, or notarization as has been made or is not required to be made until the Credit Document or any other document is sought to be enforced, and (iii) any charge or tax as has been timely paid;
     (c) As of the Closing Date, there is no tax, impost, duty, fee, assessment, or other governmental charge, or any deduction or withholding, imposed by any Government Authority in or of Bermuda either (i) on or by virtue of the execution or delivery of the Credit Documents or (ii) on any payment to be made by such Credit Party pursuant to the Credit Documents; and
     (d) The execution, delivery, and performance of the Credit Documents executed by such Credit Party are, under applicable foreign exchange control regulations of Bermuda, not

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subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
ARTICLE V
AFFIRMATIVE COVENANTS
     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Credit Parties (solely as to itself and its Subsidiaries) covenants and agrees that,:
     Section 5.1 GAAP Financial Statements. Holdings will deliver to the Administrative Agent (for distribution to the Lenders):
     (a) As soon as available and in any event within forty-five (45) days (or, if earlier, the fifth Business Day following the date upon which Holdings files its quarterly report under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2008, unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and unaudited consolidated statements of comprehensive income, cash flows and changes in shareholders’ equity for Holdings and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and
     (b) As soon as available and in any event within ninety (90) days (or, if earlier, the fifth Business Day following the date upon which Holdings files its annual report under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with fiscal year ending December 31, 2007, an audited consolidated and unaudited consolidating balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of income and unaudited consolidated statements of comprehensive income, cash flows and shareholders’ equity for Holdings and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by Holdings or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such consolidated financial statements

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present fairly, in all material respects, the financial position of Holdings and its Subsidiaries, and the results of their operations and their cash flows, as of the dates and for the periods indicated, in accordance with GAAP.
     Section 5.2 Statutory Financial Statements. Holdings will deliver to the Administrative Agent (for distribution to the Lenders) as soon as available and in any event within five Business Days after the required filing date, an Annual Statement of each of its Material Insurance Subsidiaries as of the end of each fiscal year beginning with the fiscal year ending December 31, 2007, in the form filed with the Insurance Regulatory Authority in its jurisdiction of domicile, prepared in accordance with SAP, in each case applied on a basis consistent with that of the preceding reporting period or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year.
     Documents required to be delivered pursuant to Section 5.1, Section 5.2 or Section 5.3(c) may, at Holdings’ option, be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Administrative Agent and the Lenders; or (ii) on which such documents are posted on behalf of Holdings on Intralinks, SyndTrak or another relevant website, if any, to which each of the Administrative Agent and each Lender has access; provided that (x) upon the request of the Administrative Agent or any Lender lacking access to the internet, Intralinks or SyndTrak, Holdings shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender) and (y) Holdings shall notify (which may be by a facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any documents. The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     Section 5.3 Other Business and Financial Information. Holdings will deliver to the Administrative Agent (for distribution to the Lenders):
     (a) Concurrently with each delivery of the financial statements described in Section 5.1, a Compliance Certificate in the form of Exhibit B with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of Holdings, together with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in Article VI of this Agreement as of the last day of the period covered by such financial statements;
     (b) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within 150 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2007, a copy of any financial analysis or opinion prepared regarding the adequacy of such Material Insurance Subsidiary’s loss reserves as of such fiscal year-end, together with a copy of its management discussion and analysis in connection therewith (but only if and to the extent required by the applicable Insurance Regulatory Authority with regard to such Material

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Insurance Subsidiary), each in the format prescribed by the applicable insurance laws of such Material Insurance Subsidiary’s jurisdiction of domicile;
     (c) Promptly after and in any event no later than the fifth Business Day after the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that Holdings or any of its Material Subsidiaries shall send or make available generally to its shareholders, (ii) all reports (other than earnings press releases) on Form 10-Q, Form 10-K or Form 8-K (or their successor forms) or registration statements and prospectuses (other than on Form S-8 or its successor form) that Holdings or any of its Material Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all reports on Form A (or any successor form) that any Material Insurance Subsidiary shall file with any Insurance Regulatory Authority, and (iv) all material filings made under applicable state insurance holding company acts in the United States by Holdings or any of its Material Subsidiaries, including filings seeking approval of transactions with Affiliates;
     (d) Promptly after (and in any event within five Business Days after (or within three Business Days after in the case of clause (i) below)) any Responsible Officer of such Credit Party obtaining knowledge thereof, written notice of any of the following:
     (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of such Credit Party specifying the nature of such Default or Event of Default, the period of existence thereof and the action that such Credit Party has taken and proposes to take with respect thereto;
     (ii) the institution or threatened institution of any action or suit against or affecting Holdings or any of its Subsidiaries, or any investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than inquiries and routine periodic investigations or reviews), in which there is a reasonable likelihood of an adverse determination which could reasonably be expected to result in a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this subsection (d);
     (iii) the receipt by Holdings or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (i) any written notice asserting any failure by Holdings or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against Holdings or such Subsidiary or sets forth circumstances that, if taken or adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) any written notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of Holdings or any of its Subsidiaries, as to which there is a reasonable possibility of an adverse determination which could reasonably be expected to result in a Material Adverse Effect;
     (iv) the occurrence of any ERISA Event that has had, or could reasonably be expected to have, a Material Adverse Effect, together with (x) a written statement of a

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Responsible Officer of Holdings specifying the details of such ERISA Event and the action that Holdings has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to Holdings or such ERISA Affiliate with respect to such ERISA Event;
     (v) that any contribution required to be made with respect to a Foreign Pension Plan has not been timely made, except such contributions that could not reasonably be expected to have a Material Adverse Effect, or that Holdings or any Subsidiary of Holdings may incur any liability pursuant to any Foreign Pension Plan as to which there is a reasonable possibility of liability which could reasonably be expected to have Material Adverse Effect;
     (vi) any material change in the accounting policies or reporting practices of Holdings or any of its Subsidiaries;
     (vii) any announcement by A.M. Best of any change in the Financial Strength Rating of any Material Insurance Subsidiary;
     (viii) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that could reasonably be expected to have a Material Adverse Effect; and
     (ix) any other matter or event that has, or could reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of Holdings setting forth the nature and period of existence thereof and the action that Holdings has taken and proposes to take with respect thereto;
     (e) Promptly, notice of the receipt by Holdings or any of its Subsidiaries of any written notice of any denial of coverage or claim, litigation or arbitration with respect to any Reinsurance Agreement to which it is a ceding party, involving unreserved claims in excess of 10% of Consolidated Tangible Net Worth; and
     (f) As promptly as reasonably practicable, such other information about the business, condition (financial or otherwise), operations or properties of Holdings or any of its Material Subsidiaries (including any Plan or Foreign Pension Plan and any information required to be filed under ERISA) as the Administrative Agent or the Required Lenders may from time to time reasonably request.
     Section 5.4 Corporate Existence; Franchises; Maintenance of Properties. Such Credit Party will, and will cause its Subsidiaries to, (i) except as expressly permitted otherwise by Section 7.1, maintain and preserve in full force and effect its legal existence, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (iii) continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal years except to the extent the failure to do so could not reasonably

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be expected to have a Material Adverse Effect and (iv) keep all properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced and except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 5.5 Compliance with Laws. Such Credit Party will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law (including all Environmental Laws) applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not have, or reasonably be expected to have, a Material Adverse Effect.
     Section 5.6 Payment of Obligations. Such Credit Party will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of such Credit Party or any of their respective Subsidiaries; provided, however, that no Credit Party or any of its Subsidiaries shall be required to pay any such liability, obligation, Tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Credit Party or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with and to the extent required by GAAP.
     Section 5.7 Insurance. Such Credit Party will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.
     Section 5.8 Maintenance of Books and Records; Inspection. Such Credit Party will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties in all material respects, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or SAP, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to Holdings, the independent public accountants of Holdings and its Subsidiaries (and by this provision the Credit Parties authorize such accountants to discuss the finances and affairs of Holdings and its Subsidiaries), provided that, so long as no Default or Event of Default has occurred and is continuing, (i) such visits, inspections and discussions shall be made upon reasonable notice and during normal business hours and shall be of a reasonable scope and length, (ii) such visits, inspections and discussions shall not unduly interfere with the business of such Credit Party, (iii) there shall be no more than two such visits

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or inspections in any period of 12 consecutive calendar months and (iv) the costs to the Credit Parties of such visits or inspections shall be limited and shall not exceed, in any period of 12 consecutive calendar months (x) $20,000 for the aggregate out-of-pocket expenses of the Administrative Agent and any Lenders plus (y) $50,000 for the fees and expenses of any third parties retained by the Administrative Agent, which are not Affiliates of the Administrative Agent, for purposes of such visits or inspections.
     Section 5.9 Dividends. Such Credit Party will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to it as shall be necessary for such Credit Party to make payments the Obligations in accordance with the terms of this Agreement. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to such Credit Party, or for such Credit Party to make any such principal or interest payments, such Credit Party will forthwith exercise its commercially reasonable efforts and take all actions permitted by law and necessary to obtain such approval.
     Section 5.10 OFAC; PATRIOT Act Compliance. Each Credit Party that is subject to OFAC will, and will cause each of its Subsidiaries that it is so subject to, (i) use commercially reasonable efforts to refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.
     Section 5.11 Collateral.
     (a) Pursuant to the Security Documents and as collateral security for the payment and performance of the Obligations, Allied World shall grant and convey, or cause to be granted and conveyed, to the Administrative Agent for its benefit and the benefit of the Lenders, a Lien and security interest in, to and upon the Collateral, prior and superior to all other Liens. Allied World shall cause the Collateral to be charged and pledged and be made subject to the Security Documents (in form and substance reasonably acceptable to the Administrative Agent) necessary for the perfection of the Lien and security interest in, to and upon the Collateral and for the exercise by the Administrative Agent and the Lenders of their rights and remedies hereunder and thereunder. Allied World shall promptly after the Closing Date file a charge against the Collateral with the Bermuda Registrar of Companies and deliver evidence of such filing to the Administrative Agent no later than 30 days after the Closing Date
     (b) Allied World shall at all times cause the Collateral Base to equal or exceed the Minimum Collateral Amount.
     (c) Allied World shall deliver or cause to be delivered to the Administrative Agent a certificate executed by an Authorized Officer of Allied World, in the form of Exhibit F or otherwise in a form reasonably satisfactory to the Administrative Agent (which form may vary depending on the frequency of the delivery of such certificate and subject to the review and verification by the Administrative Agent), setting forth the aggregate Letter of Credit Exposure, the fair market value of the Eligible Collateral by category and in the aggregate, the calculation

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of the Collateral Base and such other information as the Administrative Agent may reasonably request (such certificate, a “Collateral Base Report”), (A) on the Business Day immediately preceding the proposed date of Issuance of a Letter of Credit, (B) within ten (10) Business Days after the end of each calendar month, (C) at and as of such other times as the Administrative Agent may reasonably request in its sole discretion and (D) at such other times as Allied World may desire.
     Section 5.12 Further Assurances. Such Credit Party will, and will cause each of its Material Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.
     Section 5.13 Use of Proceeds. Such Credit Party will use the Letters of Credit, in each case, not in contravention of any Requirement of Law or of any Credit Document.
ARTICLE VI
FINANCIAL COVENANTS
     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Credit Parties (solely as to itself and its Subsidiaries) covenants and agrees that:
     Section 6.1 Maximum Consolidated Indebtedness to Total Capitalization. The ratio of Consolidated Indebtedness to Total Capitalization as of the last day of any fiscal quarter or fiscal year shall not be greater than 0.35 to 1.0.
     Section 6.2 Minimum Financial Strength Rating. (i) Each Material Insurance Subsidiary shall maintain a Financial Strength Rating at all times and (ii) the Financial Strength Rating of each Material Insurance Subsidiary shall not be lower than “B++” at any time.
ARTICLE VII
NEGATIVE COVENANTS
     Until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder, each of the Credit Parties (solely as to itself and its Subsidiaries) covenants and agrees that:

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     Section 7.1 Fundamental Changes. Except as permitted under Section 7.4, such Credit Party will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that any such Credit Party or any Subsidiary may merge into or consolidate with any other Person so long as (y) the surviving corporation is a Credit Party or a Wholly Owned Subsidiary of any Credit Party (and in any event, if any Credit Party is a party to such merger or consolidation, the surviving corporation shall be any Credit Party, it being understood and agreed that in the case of a merger or consolidation between a Subsidiary of Holdings with Holdings, the survivor corporation of such merger or consolidation shall be Holdings), and (z) immediately after giving effect thereto, no Default or Event of Default would occur or exist.
     Section 7.2 Indebtedness. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for:
     (i) the Obligations;
     (ii) Indebtedness under the Secured Facility;
     (iii) unsecured Indebtedness incurred by Holdings, so long as upon the incurrence thereof no Default or Event of Default would occur or exist;
     (iv) Indebtedness of Subsidiaries of Holdings owing to Holdings or to other Subsidiaries of Holdings;
     (v) Indebtedness consisting of current liabilities not for borrowed money incurred in the ordinary course of business;
     (vi) unsecured Indebtedness incurred by (A) any Insurance Subsidiary in respect of standby letters of credit and (B) any Insurance Subsidiary in respect of guarantees issued to support obligations of any other Subsidiary of Holdings incurred in the ordinary course of business;
     (vii) Indebtedness existing on the Closing Date and described in Schedule 7.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (x) after giving effect to any such extension, renewal, or replacement, the aggregate Indebtedness under this clause (vii) incurred on or after the Closing Date, when aggregated, with any Indebtedness outstanding under clause (xii) of this Section, shall not exceed $25,000,000, and (y) the terms relating to principal amount, amortization, maturity, collateral (if any), and subordination (if any), and other material terms taken as a whole, of the Indebtedness incurred with respect to such extension, renewal, or replacement, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to such Subsidiary or the Lenders than the terms of any agreement or instrument governing the Indebtedness being extended, renewed, or replaced;

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     (viii) obligations (contingent or otherwise) existing or arising under any Hedge Agreement entered into by such Person in the ordinary course of business for the purpose of hedging currency or interest rate and not for purposes of speculation or taking a “market view”;
     (ix) Indebtedness of any Person existing at the time such Person is merged into or consolidated with Holdings or any of its Subsidiaries by Acquisition and any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (x) no Default or Event of Default exists or arises after giving effect to such Acquisition, (y) such Indebtedness was not incurred in contemplation of such Acquisition and (z) no Subsidiary (other than the existing obligor at the time such Person was acquired) shall incur or have any direct or indirect liability for such Indebtedness;
     (x) Indebtedness which is incurred in connection with any Lien permitted under Section 7.3;
     (xi) unsecured Indebtedness incurred by any Subsidiary of Holdings organized or incorporated in the United States of America or any political subdivision thereof in an aggregate amount outstanding at any time not to exceed $100,000,000; provided that (x) such Indebtedness does not contain any measures of financial performance (however expressed and whether stated as a covenant, as a ratio, as a fixed threshold, as an event of default, as a mandatory prepayment provision, or otherwise) which, taken as a whole, are materially more restrictive than those measures of financial performance contained in this Agreement, (y) upon the incurrence thereof no Default or Event of Default would occur or exist and (z) such Subsidiary shall not at any time own, directly or indirectly, any Capital Stock of Allied World; and
     (xii) unsecured Indebtedness other than any of the foregoing in an aggregate Dollar Amount outstanding at any time not to exceed $25,000,000 less the Indebtedness incurred which is permitted under clause (vii) of this Section and is outstanding on any date of determination; provided that (x) such Indebtedness does not contain any measures of financial performance (however expressed and whether stated as a covenant, as a ratio, as a fixed threshold, as an event of default, as a mandatory prepayment provision, or otherwise) which, taken as a whole, are materially more restrictive on the Credit Parties than those measures of financial performance contained in this Agreement and (y) upon the incurrence thereof no Default or Event of Default would occur or exist.
     Section 7.3 Liens. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following:
     (i) Liens in favor of the Administrative Agent and the Lenders created by or otherwise existing under or in connection with this Agreement and the Security Documents;

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     (ii) Liens existing on the Closing Date and set forth on Schedule 7.3, and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure on those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof);
     (iii) Permitted Liens;
     (iv) Liens on Invested Assets of Allied World securing obligations of Allied World in connection with its letter of credit facility established with Citibank Europe plc.;
     (v) Liens in respect of Capital Leases, synthetic lease obligations and purchase money obligations for fixed or capital assets used by Holdings or any of its Subsidiaries in the ordinary course of its business, securing Indebtedness not to exceed $25,000,000 in principal amount and incurred solely to pay all or a portion of the purchase price thereof; provided that any such Lien (A) shall attach to such property concurrently with or within ninety (90) days after the acquisition thereof by Holdings or such Subsidiary, (B) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to Holdings or such Subsidiary and (C) shall not encumber any other property of Holdings or any of its Subsidiaries; and
     (vi) Liens not otherwise permitted by this Section 7.3 on obligations incurred by Holdings securing Indebtedness in an aggregate principal Dollar Amount not at any time exceeding $25,000,000.
     Section 7.4 Disposition of Assets. Such Credit Party will not, and will not permit or cause any of its Material Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by such Credit Party or any Subsidiary as lessee of any asset that has been sold or transferred by such Credit Party or such Subsidiary to such Person, or agree to do any of the foregoing, except for:
     (i) sales of assets in the ordinary course of business for fair market value;
     (ii) the sale, lease or other disposition of assets by a Subsidiary of any Credit Party to such Credit Party or to another Wholly Owned Subsidiary, to the extent permitted by applicable Requirements of Law and each relevant Insurance Regulatory Authority; provided that (x) immediately after giving effect thereto, no Default or Event of Default would occur or exist, (y) unless permitted by Section 8.4(iii), in no event shall Holdings contribute, sell or otherwise transfer, or permit any Insurance Subsidiary to issue or sell, any of the Capital Stock of such Insurance Subsidiary to any Person other than a Credit Party, and (z) such sale or disposition would not adversely affect the ability of any Insurance Subsidiary party thereto to pay dividends or otherwise make distributions in respect of its Capital Stock; and

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     (iii) the sale or disposition of assets outside the ordinary course of business, provided that such sales or dispositions shall not individually, or in the aggregate, exceed in any fiscal year 20% of Consolidated Net Worth determined as of the most recently ended fiscal quarter for which financial statements are available; provided further that immediately after giving effect thereto, no Default or Event of Default would occur or exist.
     Section 7.5 Transactions with Affiliates. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of such Credit Party or such Subsidiary other than:
     (i) transactions between or among any of the Credit Parties and their Wholly-Owned Subsidiaries, between or among any of such Wholly-Owned Subsidiaries, or between or among any of the Credit Parties;
     (ii) transactions with any officer, director, stockholder or other Affiliate in good faith in the ordinary course of such Credit Party’s business and on terms materially no less favorable to such Credit Party or any Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from a Person that is not an Affiliate; and
     (iii) any transaction permitted under Section 7.6.
     Section 7.6 Restricted Payments. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock (other than pursuant to and in accordance with stock option plans and other benefit plans for directors, officers or employees of Holdings and its Subsidiaries), or set aside funds for any of the foregoing, except (i) that any Subsidiary may declare and pay dividends on or make distributions to any Credit Party or to a Wholly Owned Subsidiary or set aside funds for the foregoing, (ii) Holdings may declare and pay dividends on, make distributions in respect of or repurchase, redeem, retire or otherwise acquire its Capital Stock or set aside funds for the foregoing so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends, distributions, repurchases or other acquisitions, and (iii) Holdings and its Subsidiaries may declare and pay dividends in respect of any Hybrid Equity Securities or preferred stock if, at the time of and after giving effect to any such payment, no Default or Event of Default under Section 8.1(a), clause (i) of Section 8.1(f), Section 8.1(g) or Section 8.1(h)) shall have occurred and be continuing.
     Section 7.7 Lines of Business. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to, engage to any material extent in any business other than the reinsurance or insurance business and other businesses engaged in by its and its Subsidiaries on the Closing Date or a business reasonably related thereto, including businesses that service or support the operations of Holdings and its Subsidiaries.

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     Section 7.8 Fiscal Year. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) Holdings shall have given the Administrative Agent written notice of its intention to change such ending date at least sixty (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Administrative Agent, to reflect the new fiscal year ending date.
     Section 7.9 Accounting Changes. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or SAP, as applicable.
     Section 7.10 Limitation on Certain Restrictions. Such Credit Party will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of such Credit Party to perform and comply with its obligations under the Credit Documents in any material respect or (ii) the ability of any Subsidiary of such Credit Party to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Credit Party or any other Subsidiary, to make loans or advances to such Credit Party or any other Subsidiary, or to transfer any of its assets or properties to such Credit Party or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (y) the Credit Documents, and (z) applicable Requirements of Law.
     Section 7.11 Private Act. No Credit Party will become subject to a Private Act, except such Private Acts which could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VIII
EVENTS OF DEFAULT
     Section 8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
     (a) Any Credit Party shall fail to pay (i) any Reimbursement Obligation of Allied World when due or (ii) any interest in respect of any L/C Disbursement, any fee or any other Obligation under this Agreement or under the other Credit Documents within 5 days after such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or
     (b) Any Credit Party shall fail to, or fail to cause its Subsidiaries that are subject thereto to, observe, perform or comply with any condition, covenant or agreement applicable to it contained in any of Section 5.3(d)(i) or Section 5.4(i), Article VI and Article VII; or
     (c) Any Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement applicable to it contained in Section 5.11(b), and such failure shall continue unremedied for a period of 3 Business Days after the earlier of (y) the date on which a Responsible Officer of such Credit Party acquires knowledge thereof and (z) the date on which

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written notice thereof is delivered by the Administrative Agent or any Lender to such Credit Party; or
     (d) Any Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Section 8.1(a), (b) or (c), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of such Credit Party acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to such Credit Party; or
     (e) Any representation or warranty made or deemed made by or on behalf of any Credit Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished at any time in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished; or
     (f) Holdings or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period or notice provision) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge Agreement) having an aggregate principal Dollar Amount of at least $25,000,000 or (z) any termination or other payment under any Hedge Agreement having a net termination obligation of at least $25,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness or Hedge Agreement, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness or Hedge Agreement (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness or Hedge Agreement to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or
     (g) Holdings or any of its Material Subsidiaries, shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 8.1(h) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or
     (h) Any involuntary petition or case shall be filed or commenced against Holdings or any of its Material Subsidiaries, seeking liquidation, winding up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other Debtor Relief Law now or hereafter in effect, and such petition or case

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shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or
     (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by independent third party insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and either (i) has become substantially involved in the defense of such claim and has not denied coverage of such claim in writing or (ii) has acknowledged liability for such claim in writing) in excess of $25,000,000 shall be entered or filed against any Credit Party or any Material Subsidiary or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale of such property thereunder; or
     (j) (i) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, there shall exist a reasonable likelihood that Holdings or any ERISA Affiliate would incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $25,000,000, (ii) institution of any steps by any Credit Party or any other Person to terminate a Foreign Benefit Plan if as a result of such termination, any Credit Party or any of its respective Subsidiaries could be required to make a contribution to such Foreign Benefit Plan, or could incur a liability or obligation to such Foreign Benefit Plan in excess of $25,000,000 or (iii) a contribution failure with respect to any Foreign Benefit Plan sufficient to give rise to a Lien under applicable law in excess of $25,000,000 occurs; or
     (k) Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Credit Party, Material Insurance Subsidiary or Material Subsidiary; or
     (l) Any Insurance Regulatory Authority or other Governmental Authority revokes or fails to renew any insurance license, permit, or franchise of any Material Insurance Subsidiary, or imposes any restriction or condition on any insurance license, permit, or franchise of any Material Insurance Subsidiary, if such revocation, non-renewal, condition, or restriction is reasonably likely to have a Material Adverse Effect; or
     (m) Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate, or rescind any Credit Document, in any case other than (y) as expressly permitted hereunder or thereunder or (z) the occurrence of the Final Expiry Date; or
     (n) At any time, Allied World or any other Material Insurance Subsidiary shall cease to be a Wholly Owned Subsidiary of Holdings; or

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     (o) Any Security Document to which Allied World is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected first priority security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Liens in favor of the Custodian, in any case other than (y) as expressly permitted hereunder or thereunder or (z) the occurrence of the Final Expiry Date; or
     (p) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Holdings representing 40% or more of the Total Voting Power of the then outstanding securities of Holdings ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of Holdings shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the Closing Date or who shall have become a member thereof subsequent to the Closing Date after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of Holdings as of the Closing Date (or their replacements approved as herein required).
     Section 8.2 Remedies; Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:
     (a) Declare the Commitments and the Issuing Banks’ obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments and the Issuing Banks’ obligation to issue Letters of Credit shall automatically be terminated;
     (b) Declare all or any part of the amounts payable under this Agreement and the other Credit Documents accrued hereunder immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Credit Parties; provided that, upon the occurrence of a Bankruptcy Event or an Event of Default pursuant to Section 8.1(k), all of the outstanding amounts described in this subsection (b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Credit Parties;
     (c) Direct the Credit Parties to deposit (and each Credit Party hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such amount of cash as is equal to 100% of the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 2.8;

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     (d) Enforce any or all of the Liens and security interests created pursuant to the Security Documents and/or exercise any of the rights and remedies provided therein;
     (e) Terminate any Letter of Credit or give a notice of nonrenewal in respect thereof if permitted in accordance with its terms; and
     (f) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.
     Section 8.3 Remedies; Set Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, each Fronting Bank and each of their respective Affiliates may, and each is hereby authorized at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Credit Parties, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender, such Fronting Bank or any such Affiliate to or for the credit or the account of any Credit Party against any or all of the Obligations of such Credit Party now or hereafter existing under this Agreement or any other Credit Documents to such Lender or such Fronting Bank, whether or not such Obligations may be contingent or unmatured. Each Lender and each Fronting Bank agrees promptly to notify such Credit Party and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
ARTICLE IX
THE ADMINISTRATIVE AGENT
     Section 9.1 Appointment and Authority. Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean each Fronting Bank) hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Section 9.6, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have any right as a third party beneficiary of any of such provisions.
     Section 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with

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any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     Section 9.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.2 and Section 10.5) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by Holdings or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     Section 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic

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message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Fronting Bank prior to the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for one or both Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Section 9.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and Holdings. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Holdings, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify Holdings and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged

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therefrom as provided above in this Section). The fees payable by the Credit Parties to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Holdings and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 10.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Section 9.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
     Section 9.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Arrangers, syndication agent, documentation agents or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
     Section 9.9 Collateral and Guaranty Matters.
     (a) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be deemed by the Administrative Agent in its discretion to be necessary or advisable to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.
     (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon the occurrence of the “Termination Date” (as defined in the Security Agreement), (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented in writing or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 9.9(b).

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     Section 9.10 The L/C Agent and the Fronting Banks. The provisions of this Article IX (other than Section 9.2) shall apply to the L/C Agent and the Fronting Banks mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.
ARTICLE X
MISCELLANEOUS
     Section 10.1 Expenses; Indemnity; Damage Waiver.
     (a) The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Commitment Letter, this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Agent or the Fronting Banks in connection with the Issuance of any Letter of Credit or any demand for payment thereunder (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the L/C Agent, any Lender or any Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the L/C Agent, any Lender or any Fronting Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with Letters of Credit Issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Letters of Credit, and (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of any Credit Party or any Subsidiary of any Credit Party that violates a sanction enforced by OFAC.
     (b) The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the L/C Agent, each Fronting Bank, each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one U.S. and one Bermuda counsel for any Indemnitee)(collectively, “Losses”), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of the Commitment Letter, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Agent or any Fronting Bank, as the case may be, to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on

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or from any property owned or operated by any Credit Party, or any Environmental Claim related in any way to any Credit Party to the extent such Losses arise out of or result from a Credit Extension by an Indemnitee under this Agreement, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) To the extent that the Credit Parties for any reason fail indefeasibly to pay any amount required under Section 10.1(a) or Section 10.1(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Agent, any Fronting Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Agent, such Fronting Bank or such Related Party, as the case may be, such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Agent or any Fronting Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Agent or any Fronting Bank in connection with such capacity. The obligations of the Lenders under this Section 10.1(c) are subject to the provisions of Section 2.14(c).
     (d) To the fullest extent permitted by applicable law, each party to this Agreement or any Credit Document shall not assert, and hereby waives, any claim against any Indemnitee or any other party to this Agreement or any Credit Document, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Letter of Credit or the use of the proceeds thereof.
     (e) All amounts due under this Section shall be payable by the applicable Credit Party upon demand therefor.
     Section 10.2 Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.
     (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL (EXCEPT AS MAY BE EXPRESSLY OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF

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THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR APPLICATION THEREFOR OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE “ISP”), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).
     (b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY FRONTING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST EITHER CREDIT PARTY OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.2(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.4. NOTHING

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IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     (e) ON OR PRIOR TO THE CLOSING DATE, THE CREDIT PARTIES SHALL APPOINT ALLIED WORLD ASSURANCE COMPANY (U.S.) INC. (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 199 WATER STREET, 16TH FLOOR, NEW YORK, NY 10038, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE ON ITS BEHALF AND ITS PROPERTY SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, PROVIDED THAT A COPY OF SUCH PROCESS IS ALSO MAILED IN THE MANNER SET FORTH IN SECTION 10.4. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE CREDIT PARTIES IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND THE CREDIT PARTIES HEREBY IRREVOCABLY AUTHORIZE AND DIRECT THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON THEIR BEHALF. THE CREDIT PARTIES ALSO IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN THE MANNER PROVIDE FOR NOTICES IN SECTION 10.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     Section 10.3 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 10.4 Notices; Effectiveness; Electronic Communication.
     (a) Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or nationally recognized overnight courier service, mailed by certified or registered mail, first class postage prepaid and return receipt requested, or sent by telecopier as follows:
     (i) if to any Credit Party, the Administrative Agent, the L/C Agent or any Fronting Bank, to it at the address (or telecopier number) specified for such person on Schedule 1.1(a); and

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     (ii) if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.4(b) shall be effective as provided in Section 10.4(b).
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).
     (d) Each Credit Party hereby acknowledges that (a) the Administrative Agent and/or the Joint Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE CREDIT PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the

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Joint Arrangers or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract, or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities, or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, or any other Person for indirect, special, incidental, consequential, or punitive damages (as opposed to direct or actual damages).
     Section 10.5 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment or modification shall be effective without the written consent of the Credit Parties and no such amendment, modification, waiver, discharge, termination or consent shall:
     (a) increase the Commitment of any Lender without the written consent of such Lender;
     (b) reduce the Dollar Amount of any Reimbursement Obligation of Allied World in respect of any L/C Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby;
     (c) postpone the scheduled date for reimbursement of any L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Letter of Credit (other than an extension thereof pursuant to an “evergreen provision” or other similar automatic renewal provisions), without the written consent of each Lender directly affected thereby;
     (d) change or waive any provision of Section 2.14, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders, or this Section 10.5 without the consent of each Lender;
     (e) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) from the Liens under all of the Security Documents without the consent of each Lender;
     (f) release the Guarantor from its guarantee obligations under Article XI without the written consent of each Lender;
     (g) change the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend

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or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent;
     (h) amend, modify or waive any condition precedent to any Credit Extension set forth in Section 3.2 (including in connection with any waiver of an existing Default or Event of Default) without the consent of the Required Lenders;
     (i) unless agreed to by the Fronting Banks, the L/C Agent or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Fronting Banks, the L/C Agent or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents.
     Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     Section 10.6 Successors and Assigns.
     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with the provisions of Section 10.6(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.6(d) and, to the extent expressly set forth herein, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Any Lender may, and, if demanded by Holdings pursuant to Section 2.17, shall at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Credit Extensions (including for purposes of this Section 10.6(b), participations in Participated Letters of Credit) at the time owing to it); provided that:
     (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Credit Extensions at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Credit

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Extensions of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Holdings otherwise consents (each such consent not to be unreasonably withheld or delayed);
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Credit Extensions and its Commitment so assigned;
     (iii) any such assignment must be approved by the Administrative Agent and the Fronting Banks and (so long as no Default or Event of Default has occurred and is continuing) Holdings, each such consent not to be unreasonably withheld or delayed, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.6(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.15(a), Section 2.15(b), Section 2.16, and Section 10.1 (and subject to the obligations thereof) with respect to facts and circumstances occurring prior to the effective date of such assignment; PROVIDED, HOWEVER, THAT NO LENDER MAY ASSIGN ANY OBLIGATION UNDER A SYNDICATED LETTER OF CREDIT UNLESS SUCH SYNDICATED LETTER OF CREDIT IS EITHER AMENDED OR RETURNED BY THE BENEFICIARY AND REISSUED BY THE ADMINISTRATIVE AGENT, REMOVING OR AMENDING, AS THE CASE MAY BE, THE ASSIGNING LENDER’S PERCENTAGE OBLIGATIONS AND REPLACING OR AMENDING THE SAME WITH A PERCENTAGE OBLIGATIONS OF THE ELIGIBLE ASSIGNEE. At the time of each assignment pursuant to this Section 10.6 to a Lender not already a Lender hereunder, such Lender shall provide to Holdings and the Administrative Agent such documentation required pursuant to Section 2.16(e) hereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(d).

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     (c) The Administrative Agent, acting solely for this purpose as an agent of the Credit Parties, shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Credit Parties and the Fronting Banks, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Any Lender may at any time, without the consent of, or notice to, any Credit Party or the Administrative Agent, sell participations to any Person (other than a natural person or a Credit Party or any Affiliates or Subsidiaries of a Credit Party) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Credit Extensions (including such Lender’s participations in Participated Letters of Credit) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.5(a), Section 10.5(b), Section 10.5(c) or Section 10.5(d), that affects such Participant. Subject to Section 10.6(e), the Credit Parties agree that each Participant shall be entitled to the benefits of Section 2.15(a), Section 2.15(b), Section 2.16 and Section 8.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b).
     (e) A Participant shall not be entitled to receive any greater payment under Section 2.15(a), Section 2.15(b) or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Holdings; provided, however, that such consent shall be deemed withheld if, in connection with seeking the consent of Holdings, such Participant fails to provide Holdings with a calculation of the amount of any such greater payment under Section 2.15(a), Section 2.15(b) or Section 2.16 it would be entitled to receive as of the date of the sale of such participation. A Participant shall not be entitled to the benefits of Section 2.16 unless Holdings is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Credit Parties, to comply with Section 2.16(e) as though it were a Lender, and Section 2.16(e) shall be read accordingly.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such

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pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.
     (h) Any Lender or Participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 10.6, disclose to the Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee any information relating to Holdings and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Eligible Assignee, Participant or pledgee or proposed Eligible Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.11.
     (i) Notwithstanding anything to the contrary contained herein, if any Fronting Bank and/or the L/C Agent assigns all of its Commitments and Credit Extensions in accordance with this Section 10.6, such Fronting Bank and/or L/C Agent may upon at least 20 Business Days’ notice to Holdings, and shall upon written notice received from Holdings, resign, respectively, as a Fronting Bank and/or L/C Agent upon written notice to Holdings and the Lenders or the receipt of such written notice from Holdings. Upon any such written request or notice of resignation, Holdings shall have the right to appoint from among the Lenders a successor Fronting Bank and/or L/C Agent (subject to the acceptance by the Lender which will be the successor Fronting Bank and/or L/C Agent); provided that no failure by Holdings to make such appointment shall affect the resignation of such Fronting Bank and/or the L/C Agent. Such Fronting Bank and L/C Agent shall retain all of the rights and obligations of a Fronting Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of the Credit Parties and the Lenders with respect thereto (including the right to require the Lenders to fund participation interests pursuant to Article II).
     Section 10.7 No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any Credit Party, the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any

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right or remedy or take any other or further action in any circumstances without notice or demand.
     Section 10.8 Survival. All representations, warranties and agreements made by or on behalf of any Credit Party in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the Issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including the provisions of Section 2.15(a), Section 2.15(b), Section 2.16, and Section 10.1, shall survive the payment in full of all Credit Extensions, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.
     Section 10.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
     Section 10.10 Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.
     Section 10.11 Confidentiality.
     (a) Each of the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks acknowledges that the Credit Parties consider the Information (as defined below) to include confidential, sensitive and proprietary information and agrees that it shall use reasonable precautions in accordance with its established procedures to keep the Information confidential; provided, however that (i) it may make any disclosure of such Information to which any Credit Party gives its prior written consent, (ii) it may make any disclosure of such Information to any other party hereto, (iii) it may make any disclosure of such Information in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (iii) any of such Information may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, agents, advisors and other representatives (collectively, “Representatives”) (it being understood that such Representatives shall be informed by it of the confidential nature of such Information and shall be directed to treat such information in accordance with the terms hereof) and (iv) subject to an agreement containing provisions substantially the same as those of this Section, (x) it may make any disclosure of such Information to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party and its respective obligations. Each of the Administrative Agent, the L/C Agent, the

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Lenders and the Fronting Banks agrees to be responsible for any breach of this Section 10.11(a) that results from the actions or omissions of its Representatives.
     (b) Each of the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks shall be permitted to disclose any Information in the event that it is required by law or regulation or requested by any Governmental Authority or other Insurance Regulatory Authority (including any self-regulatory organization) or in connection with any legal proceedings; provided that (i) it agrees that it will promptly notify Holdings as soon as practical in the event of any such disclosure request (other than at the request of a regulatory authority), unless such notification shall be prohibited by applicable law or legal process and (ii) it agrees to provide reasonable assistance to any Credit Party should such Credit Party seek a protective order or other relief to prevent or limit such disclosure or to obtain confidential treatment for any Information so disclosed.
     (c) Each of the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks shall have no obligation hereunder with respect to any Information to the extent that such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent, the L/C Agent, the Lenders and the Fronting Banks or a Representative thereof in violation of this Agreement, or (ii) was within its possession prior to its being furnished to it by or on behalf of the Credit Parties in connection with this Agreement or the Unsecured Facility or becomes available to it on a non-confidential basis from a source other than a Credit Party or its agents, provided that the source of such information was not known by it to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Credit Party or any other party with respect to such Information.
For purposes of this Section, “Information” means all non-public information received from the Credit Parties relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, the L/C Agent, any Lender or any Fronting Bank on a nonconfidential basis prior to disclosure by any Credit Party.
     Section 10.12 Judgment Currency. If, for the purposes of obtaining judgment in any court or in respect of any tender made by any Credit Party, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given or such tender is made. The obligation of any Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any tender or judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum received or adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, such Credit Party agrees, as a

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separate obligation and notwithstanding any such judgment or tender, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under applicable law).
     Section 10.13 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 10.14 Disclosure of Information. The Credit Parties agree and consent to the Administrative Agent’s and the Joint Arrangers’ disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.
     Section 10.15 USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the names and addresses of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the PATRIOT Act.
ARTICLE XI
THE GUARANTY
     Section 11.1 The Guaranty.
     (a) In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantor from the Issuance of the Letters of Credit, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of Allied World under the Credit Documents including Reimbursement Obligations owing by Allied World pursuant to this Agreement. This Guaranty is a guaranty of payment and not of collection.

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     Section 11.2 Guaranty Unconditional. The obligations of the Guarantor under this Article XI shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to any of the Credit Documents;
     (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents;
     (iv) any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;
     (v) the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, the L/C Agent, any Fronting Bank, any Lender or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal, interest or any other amount payable under any of the Credit Documents;
     (vii) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation of the Lenders’ rights with respect thereto; or
     (viii) any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Fronting Bank, any Lender or any other corporation or person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations under this Article XI.
     Section 11.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor’s obligations under this Article XI shall remain in full force and effect until the Commitments of the Lenders hereunder shall have terminated, no Letters of Credit shall be outstanding and all Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Reimbursement Obligation or any other Obligation payable by Allied World under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Allied World or otherwise, the

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Guarantor’s obligations under this Article XI with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
     Section 11.4 Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person. The Guarantor warrants and agrees that each waiver set forth in this Section 11.4 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.
     Section 11.5 Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Allied World, or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Article XI or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against Allied World or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Allied World or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations payable under this Agreement shall have been paid in full in cash, no Letters of Credit shall be outstanding and the Commitments of the Lenders hereunder shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Article XI, and (b) the Final Expiry Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents, or to be held as collateral for any amounts payable under this Article XI thereafter arising. If (i) the Guarantor shall make payment to any Lender of all or any amounts payable under this Article XI, (ii) all amounts payable under this Article XI shall have been paid in full in cash, and (iii) the Final Expiry Date shall have occurred, the Lenders will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the obligations resulting from such payment made by the Guarantor pursuant to this Article XI.
     Section 11.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by Allied World under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of Allied World, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor under this Article XI forthwith on demand by the Administrative Agent made at the request of the Required Lenders.
     Section 11.7 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in

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cash of all Obligations payable under this Agreement and (ii) the Final Expiry Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 10.6(b).
[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By: Name:	/s/ Joan H. Dillard Joan H. Dillard
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Marchelle D. Lewis

Name:	Marchelle D. Lewis
Title:	Vice President and Treasurer

ALLIED WORLD ASSURANCE COMPANY, LTD

By:	/s/ Joan H. Dillard

Name:	Joan H. Dillard
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Marchelle D. Lewis

Name:	Marchelle D. Lewis
Title:	Vice President and Treasurer
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

WACHOVIA BANK, NATIONAL ASSOCIATION,as the Administrative Agent,the L/C Agent,a Fronting Bank and as a Lender

By: Name:	/s/ William R. Goley William R. Goley
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

BANK OF AMERICA, N.A., as Syndication Agent and a Lender

By: Name:	/s/ Debra Basler Debra Basler
Title:	Senior Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

BARCLAYS BANK, as a Lender

By: Name:	/s/ Nicholas Bell Nicholas Bell
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

ING BANK N.V., LONDON BRANCH, as a Lender

By: Name:	/s/ N J Marchant N J Marchant
Title:	Director

By:	/s/ M E R Sharman

Name:	M E R Sharman
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

CALYON NEW YORK BRANCH, as a Lender

By: Name:	/s/ Sebastian Rocco Sebastian Rocco
Title:	Managing Director

By:	/s/ Charles Kornberger

Name:	Charles Kornberger
Title:	Managing Director
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

J.P. MORGAN CHASE BANK, N.A., as a Lender

By: Name:	/s/ Melvin D. Jackson Melvin D. Jackson
Title:	Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

SUNTRUST BANK, as a Lender

By: Name:	/s/ W. Bradley Hamilton W. Bradley Hamilton
Title:	Director
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

THE BANK OF NEW YORK, as a Lender

By: Name:	/s/ Michael Pensari Michael Pensari
Title:	V.P.
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

BANK OF N.T. BUTTERFIELD & SON LTD, as a Lender

By: Name:	/s/ Alan Day Alan Day
Title:	Vice President

By:	/s/ Curtis Ballantyne

Name:	Curtis Ballantyne
Title:	Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By: Name:	/s/ Padraig Rushe Padraig Rushe
Title:	Director

By:	/s/ Kieran Rockett

Name:	Kieran Rockett
Title:	Senior Manager
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

COMERICA BANK, as a Lender

By: Name:	/s/ Chatphet Saipetch Chatphet Saipetch
Title:	Vice President
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

LLOYDS TSB BANK PLC, as a Lender

By: Name:	/s/ Jason Eperon Jason Eperon
Title:	Director, Financial Institutions, USA E004

By:	/s/ Candi Obrentz

Name:	Candi Obrentz
Title:	Associate Director, Financial Institutions,
USA 0013
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

LEHMAN COMMERCIAL PAPER INC., as a Lender

By:	/s/ Rohit Nair
Name:	Rohit Nair
Title:	Authorized Signatory
SIGNATURE PAGE TO CREDIT AGREEMENT
SENIOR SECURED LETTER OF CREDIT FACILITY

Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT
Dated as of November 27, 2007,
by and between
ALLIED WORLD ASSURANCE COMPANY, LTD,
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated, modified and/or supplemented and as in effect from time to time, this “Agreement”), dated as of November 27, 2007, by and between ALLIED WORLD ASSURANCE COMPANY, LTD, an exempted company incorporated in Bermuda (the “Pledgor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”). Certain capitalized terms as used herein are defined in Section 1 hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
     WHEREAS, the Pledgor, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent, have entered into a Credit Agreement, dated as of November 27, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the issuance of, and participation in, Letters of Credit for the account of the Pledgor, all as contemplated therein;
     WHEREAS, it is a condition to the extension of credit to the Pledgor under the Credit Agreement that the Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its Obligations under the Credit Agreement and the other Credit Documents. The Secured Parties (as defined below) are relying on this Agreement in their decision to extend credit to the Pledgor under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Pledgor.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties (as defined below) to enter into the Credit Agreement and to extend credit to the Pledgor thereunder, the parties hereto agree as follows:
     Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Account Control Agreement” means the account control agreement, dated as of November 27, 2007 among the Custodian, the Pledgor and the Administrative Agent, as amended, restated, modified and supplemented and as in effect from time to time.
     “Administrative Agent” has the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.
     “Adverse Claim” has the meaning assigned to such term in Section 8-102(a)(1) of the UCC.
     “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.
     “Cash” means immediately available funds in Dollars.

     “Clearing Corporation” has the meaning assigned to such term in Section 8-102(a)(5) of the UCC and includes, among other things, DTC.
     “Collateral” has the meaning assigned to such term in Section 3.01.
     “Collateral Account” has the meaning assigned to such term in Section 3.02(a)(ii), and shall include any successor accounts.
     “Collateral Deposit Account” means each of the so designated accounts of the Collateral Accounts, as defined in Section 3.02(a)(i).
     “Collateral Release Request” means a duly completed request from the Pledgor to the Administrative Agent substantially in the form of Exhibit A.
     “Collateral Securities Account” means each of the so designated accounts of the Collateral Accounts, as defined in Section 3.02(a)(ii).
     “Collateral Transfer” means a transfer, deposit or delivery of any Property to be included as Collateral by or on behalf of the Pledgor to the Administrative Agent or the Custodian in accordance with Section 3.03.
     “Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.
     “Credit Event” means the issuance of any Letter of Credit.
     “Credit Transaction” means, collectively, all Collateral Transfers, all releases of Collateral pursuant to Section 3.04 and the occurrence of any Credit Event.
     “Custodian” means Mellon Bank, N.A. and shall include any successor thereto.
     “Deposit Account” has the meaning assigned to such term to a demand deposit account in Section 9-102(a)(29) of the UCC.
     “Deposit Account Bank” shall mean Mellon Bank, N.A., a “bank” as defined in Section 9-102(a)(8) of the UCC.
     “Derivative Security” means any security evidencing the right to receive payments of principal only or interest only with respect to an underlying Instrument or Security or otherwise evidencing a right to receive anything but proportionate payments of the principal of and interest on any underlying Instrument or Security, and any forward or futures contract, put, call, collar, option or swap agreement in respect of any Security.
     “DTC” means The Depository Trust Company, its successors and assigns.
     “Financial Asset” has the meaning assigned to such term in Section 8-102(a)(9) of the UCC.
     “Governmental Securities” means direct obligations of the United States of America, or direct obligations of any agency or instrumentality thereof the obligations of which are expressly backed by the full faith and credit of the United States of America, or obligations fully and expressly guaranteed as to principal and interest by the United States of America or any such agency or instrumentality thereof, other than any Structured Finance Securities or Derivative Securities.

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     “Indemnitee” has the meaning assigned to such term in Section 8.04(b) of this Agreement.
     “Instrument” has the meaning assigned to such term in Section 9-102(a)(47) of the UCC.
     “Investment Property” has the meaning assigned to such term in Section 9-102(a)(49) of the UCC.
     “Lenders” has the meaning assigned to such term in the recitals of this Agreement.
     “Location” of the Pledgor, means the Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.
     “Minimum Collateral Amount” means, as of any date of determination, an amount equal to the sum of (a) the aggregate Letter of Credit Exposure of all Lenders as of such date, (b) all fees to a Secured Party under the Credit Agreement that are accrued and unpaid as of such date and (c) any other amounts due and owing to the Secured Parties under the Credit Documents as of such date.
     “NYSE” means the New York Stock Exchange.
     “Pledgor” has the meaning assigned to such term in the first paragraph of this Agreement and shall include any successor thereto.
     “Primary Obligations” has the meaning assigned to such term in Section 6.04(b) of this Agreement.
     “Pro Rata Share” has the meaning assigned to such term in Section 6.04(b) of this Agreement.
     “Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include without limitation, all interest on or other income from the Cash from time to time on deposit in any Collateral Account, and all collections and distributions (including, without limitation, interest and dividends) with respect to any Security held in any Collateral Account.
     “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
     “Registered Organization” has the meaning assigned to such term in Section 9-102(a)(70) of the UCC.
     “Secondary Obligations” has the meaning assigned to such term in Section 6.04(b) of this Agreement.
     “Secured Parties” means the Lenders, the L/C Agent, the Issuing Banks and the Administrative Agent, and shall include any successor or assigns thereto.
     “Secured Obligations” means all of the following:
     (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Pledgor under the Credit Agreement and the other Credit Documents, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, interest, fees, costs and indemnities) of the Pledgor to the Secured Parties, whether now existing or hereafter incurred under, arising out of, or in

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connection with, the Credit Agreement and the other Credit Documents to which the Pledgor is a party and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents.
     (ii) any and all sums advanced by the Administrative Agent in order to preserve the Collateral or preserve the Administrative Agent’s security interest in the Collateral;
     (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;
     (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by the Pledgor under Section 8.04(b) of this Agreement; and
     (v) all amounts owing by the Pledgor to the Administrative Agent pursuant to any of the Credit Documents in its capacity as such.
     “Security” and “Securities” have the meaning assigned to such term in Section 8-102(a)(15) of the UCC and shall in any event also include for all purposes under this Agreement any time deposits, certificates of deposit and money market deposits of any commercial bank.
     “Securities Account” has the meaning assigned to such term in Section 8-501(a) of the UCC.
     “Securities Intermediary” has the meaning assigned to such term in Section 8-102(a)(14) of the UCC.
     “Security Entitlement” has the meaning assigned to such term in Section 8-102(a)(17) of the UCC.
     “Structured Finance Securities” means (a) securities representing participations in, or the payment of which is secured by, a pool of loans the repayment of which is secured by a mortgage, deed of trust, other mortgage securities or other fee or leasehold interests in real estate or other assets, (b) securities representing participations in, or the payment of which is secured by, a pool of receivables (of any nature) or (c) any similar types of securities, other than, in each case, Derivative Securities.
     “Termination Date” has the meaning assigned to such term in Section 8.08.
     “Transmitting Utility” has the meaning assigned to such term in Section 9-102(a)(80) of the UCC.
     “UCC” means the Uniform Commercial Code, as amended, and as in effect from time to time in the State of New York, except that references to sections of the UCC refer to the section numbers of such sections as of the date of this Agreement.
     Section 2. Representations and Covenants of the Pledgor.
     Section 2.01 Representations by the Pledgor. The Pledgor (as to itself and its Subsidiaries) represents, warrants and covenants (and shall be deemed to repeat each such representation and warranty on each date on which a Credit Event occurs) that:

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     (a) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Collateral Accounts and all Financial Assets, Cash, Instruments and Securities credited thereto and Security Entitlements and credit balances carried therein and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except for Liens and security interests created by this Agreement or Liens in favor of the Custodian);
     (b) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;
     (c) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);
     (d) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required to be obtained by the Pledgor in connection with (a) the execution, delivery or performance of this Agreement by the Pledgor, (b) the validity or enforceability of this Agreement against the Pledgor, (c) the perfection or enforceability of the Administrative Agent’s security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Administrative Agent of any of its rights or remedies provided herein;
     (e) neither the execution, delivery or performance by the Pledgor of this Agreement, or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any provision of any Requirement of Law applicable to the Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Pledgor or any of its Subsidiaries pursuant to, the terms of any indenture, lease, mortgage, deed of trust, credit agreement, securities loan agreement, repurchase agreement or any other material agreement, contract or other instrument to which the Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws (or other organizational document), as the case may be, of the Pledgor or any of its Subsidiaries;

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     (f) to the best of Pledgor’s knowledge, all of the Collateral consisting of Securities has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;
     (g) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Administrative Agent over all of the then existing Collateral consisting of Securities, Securities Entitlements and Collateral Securities Accounts;
     (h) “control” (as defined in Section 9-104 of the UCC) has been obtained by the Administrative Agent over all of the then existing Collateral consisting of Collateral Deposit Accounts;
     (i) the Pledgor covenants and agrees that it will defend the Administrative Agent’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Administrative Agent by the Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Administrative Agent and the other Secured Parties;
     (j) this Agreement, together with the Account Control Agreement and the transfer, deposit or delivery of any Collateral by or on behalf of the Pledgor to the Administrative Agent or its agent, or to any Collateral Account, will constitute, in favor of the Administrative Agent, a valid first lien on and first priority perfected security interest in all of the Collateral, subject to no other Lien and enforceable as such against all other creditors of the Pledgor; and
     (k) the exact legal name of the Pledgor, the type of organization of the Pledgor, the jurisdiction of organization of the Pledgor, the Pledgor’s Location, the organizational identification number (if any) of the Pledgor, and whether or not the Pledgor is a Transmitting Utility, are listed on Annex A hereto. The Pledgor shall not change its legal name, its type of organization, its status as a Registered Organization, its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that set forth on Annex A hereto, except that any such changes shall be permitted (so long as same do not involve a Registered Organization ceasing to constitute same) if (i) it shall have given to the Administrative Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for the Pledgor, and (ii) in connection with such change or changes, it shall have taken all action reasonably requested by the Administrative Agent to maintain the security interests of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that the Pledgor does not have an organizational identification number on the date hereof and later obtains one, the Pledgor shall promptly thereafter notify the Administrative Agent of such organizational identification number and shall take all actions reasonably

6

satisfactory to the Administrative Agent to the extent necessary to maintain the first priority security interest of the Administrative Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
     Section 3. Collateral; Establishment of Collateral Accounts.
     Section 3.01 Pledge, Grant of Security Interest. As security for the prompt and complete payment and performance when due of all of the Secured Obligations, the Pledgor does hereby assign and transfer unto the Administrative Agent, and does hereby pledge, charge and grant to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of the right, title and interest of the Pledgor in, to and under all of the following property (and all rights therein) of the Pledgor, or in which or to which the Pledgor has any rights, in each case whether now existing or hereafter from time to time acquired (all of which is hereinafter collectively referred to as the “Collateral”):
     (a) each Collateral Account of, or in the name of, the Pledgor;
     (b) all Cash, Securities, Security Entitlements, Investment Property, Financial Assets, credit balances and other assets and Property and all Instruments in respect of any of the foregoing, from time to time deposited or held in or transferred or credited to or carried in any Collateral Account of the Pledgor from time to time, or required by the Credit Agreement, this Agreement, the Account Control Agreement and/or any other Credit Document to be transferred, deposited, credited, carried or held in any Collateral Account of the Pledgor, from time to time;
     (c) all Securities, moneys or Property representing a dividend on any of the Collateral of the Pledgor, or representing a distribution or return of capital upon or in respect of any of the Collateral, or resulting from a split-up, revision, reclassification or other like change of any of the Collateral of the Pledgor or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Collateral of the Pledgor;
     (d) all Proceeds of any and all of the foregoing (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Pledgor in respect of any of the items listed above), all interest on or other income from the Cash and other Property from time to time held in any Collateral Account of the Pledgor, and all collections and distributions with respect to the Collateral of the Pledgor; and
     (e) to the extent related to any Property described in the preceding clauses of this Section 3.01, all books, correspondence, credit files, records and other papers.
     Section 3.02 Establishment of Collateral Accounts.
     (a) On or prior to the date hereof, the Pledgor shall have established with the Custodian, and at all times thereafter until the Termination Date, the Pledgor shall maintain with the Custodian:

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     (i) each deposit account listed in Part A of Schedule I hereto (each a “Collateral Deposit Account”); and
     (ii) each securities account listed in Part B of Schedule I hereto (each, a “Collateral Securities Account” and together with each Collateral Deposit Account, the “Collateral Accounts”).
     (b) Any Cash or Securities deposited, delivered or transferred by or on behalf of the Pledgor to the Custodian in connection with any Credit Transaction in accordance with Section 3.03 shall be credited to (x) in the case of Cash, a Collateral Deposit Account of the Pledgor and (y) in the case of Securities, a Collateral Securities Account of the Pledgor.
     Section 3.03 Procedures for Depositing Cash and Crediting Securities to Collateral Accounts.
     (a) In General. The Pledgor may, prior to 12:00 p.m. Charlotte, North Carolina time, on any Business Day, transfer, deliver or deposit or cause to be transferred, delivered or deposited, as the case may be, (i) Cash to a Collateral Deposit Account of the Pledgor or (ii) Securities to a Collateral Securities Accounts of the Pledgor (each a “Collateral Transfer”).
     (b) Collateral Transfer. (i) Contemporaneously with, or prior to, any Collateral Transfer to the Custodian for inclusion in the Collateral Base, the Pledgor shall (x) deliver customary forms provided by the Custodian (completed to the reasonable satisfaction of the Custodian) in respect of such Collateral Transfer and (y) notify the Administrative Agent of such Collateral Transfer in writing, which notice shall be substantially in the form of Exhibit B and shall set forth (i) the date of such Collateral Transfer, (ii) in reasonable detail, a description of the Securities (and the respective fair market value thereof as of the date of such Collateral Transfer), (iii) the Collateral Base of the Pledgor both before and after giving effect to such Collateral Transfer and (iv) an officer’s certificate certified by an Authorized Officer that the Cash and/or Securities subject to such Collateral Transfer constitutes Collateral of the Pledgor under this Agreement and is subject to the security interests granted herein. Each Collateral Transfer shall be made in accordance with customary procedures of the Custodian.
     (c) Upon the occurrence of each Credit Transaction, the Pledgor shall be deemed to represent and warrant to the Administrative Agent with respect to each item of Property subject to a Collateral Transfer or otherwise constituting Collateral of the Pledgor that:
     (i) the Collateral Base is equal to or exceeds the Minimum Collateral Amount on and as of the date of such Collateral Transfer; and
     (ii) such Property is Eligible Collateral;
     (iii) the Pledgor has noted on its books and records that such Property is pledged to the Administrative Agent under this Agreement;

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     (iv) with respect to each such item of Property (and all other Property theretofore transferred to the Administrative Agent as of the date of such Credit Transaction is included in the Collateral hereunder), this Agreement, the Account Control Agreement and the delivery of such Property to the respective Collateral Account creates a valid first Lien on and first priority perfected security interest in such Property in favor of the Administrative Agent, subject to no other Liens, other than Liens in favor of the Custodian, and enforceable as such against all other creditors of the Pledgor.
     (d) Form of Transfer. The Pledgor shall transfer each item of Collateral to the Custodian in a form and manner sufficient to create a perfected first priority security interest therein in favor of the Administrative Agent under the UCC, and otherwise in a form and manner reasonably acceptable to the Administrative Agent and the Custodian.
     (e) Rights of the Administrative Agent. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent and/or the Custodian shall have the right to reject or return any Security transferred to any Collateral Account to the extent that it has determined, with the advice of its counsel (which may be in-house counsel), that acceptance of such Security as Collateral or otherwise would violate or conflict with any law, treaty, rule or regulation or determination of any Governmental Authority or other Requirements of Law binding upon the Administrative Agent or the Custodian.
     (f) Further Assurances. In connection with any Collateral Transfer under this Section 3.03 or otherwise in respect hereof, the Pledgor shall take such action, at its own expense, as the Administrative Agent may reasonably request (including, without limitation, to the extent that the Administrative Agent may reasonably request, delivering undated bond powers or other instruments of transfer or entering into one or more control agreements on terms reasonably satisfactory to the Administrative Agent) for the purpose of ensuring that the Administrative Agent will have a perfected first priority security interest with respect to each item of Collateral so transferred. In addition, the Pledgor will furnish to the Administrative Agent from time to time statements and schedules identifying and describing the Collateral (including, without limitation, each Collateral Base Report delivered pursuant to Section 5.11(c) of the Credit Agreement) with respect to the Pledgor and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
     Section 3.04 Procedures for Requesting Releases of Collateral from Collateral Accounts.
     (a) In General. The Pledgor may, prior to 12:00 p.m. Charlotte, North Carolina time, on any Business Day, deliver to the Administrative Agent a request for a release of Collateral from one or more of its Collateral Accounts by delivering in writing to the Administrative Agent a Collateral Release Request substantially in the form of Exhibit A (appropriately completed) with respect thereto. Subject to Section 3.04(b), the Administrative Agent shall promptly grant its consent to any request to release the Collateral in accordance with this Section 3.04, and, if and when such consent is granted, the Pledgor may deliver the customary documents as may be required by the Custodian to

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effect such release of Collateral. The Pledgor shall not request the Custodian to release Collateral from the Collateral Accounts without the prior written consent of the Administrative Agent.
     (b) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, the Administrative Agent may withhold its consent to any Collateral Release Request (i) if, immediately before or after giving effect thereto, the Collateral Base, would be less than the Minimum Collateral Amount on and as of the date of such Collateral Release Request or (ii) if a Default or an Event of Default has occurred and is continuing.
     (c) The Administrative Agent shall not have any liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent reasonably believes to be in accordance with) this Section 3.04.
     Section 4. Effecting Credit Events.
     Section 4.01 Effecting the Issuance of a Letter of Credit. Pursuant to the Credit Agreement, and notwithstanding anything in any Credit Document to the contrary, the Issuing Bank or Issuing Banks, as the case may be, shall not be required to Issue any Letter of Credit if, immediately upon giving effect to such Issuance, the Collateral Base would be less than the Minimum Collateral Amount on and as of the date of such Issuance, as confirmed by the Custodian to the Administrative Agent in a manner reasonably acceptable to the Administrative Agent immediately prior to such Credit Event.
     Section 5. Additional Covenants of the Pledgor. In furtherance of the grant of the pledge and security interest pursuant to Section 3.01 hereof, the Pledgor hereby agrees with the Administrative Agent as follows:
     Section 5.01 Delivery and Other Perfection. The Pledgor shall:
     (a) take such action as the Administrative Agent shall reasonably deem necessary or appropriate to duly record the Lien created hereunder in the Collateral;
     (b) give, authorize, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, (i) causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or the Administrative Agent’s nominee (and the Administrative Agent agrees that if any such Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to such Collateral), (ii) in the case of any Securities to be included in the Collateral that are held on the books of any Clearing Corporation, causing such Securities to be credited to an account of a Securities

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Intermediary designated by the Administrative Agent maintained with such Clearing Corporation, and (iii) entering into one or more control agreements;
     (c) if (i) the Pledgor is not entitled to receive from the Administrative Agent distributions with respect to any Collateral pursuant to Section 5.04(a), (ii) any distribution in respect of any of such Collateral shall be evidenced by, or any of such Collateral shall otherwise be converted to, any Instrument and (iii) such Instrument is transferred to the Pledgor or otherwise at its direction (other than to the Administrative Agent) in a physical form, the Pledgor shall immediately transfer, or cause to be transferred, such Instrument to the Custodian for credit to the Collateral Account, and the Custodian shall credit such Instrument to the Collateral Account, duly endorsed in a manner reasonably satisfactory to the Administrative Agent and the Custodian, to be held as Collateral with respect to the Pledgor pursuant to this Agreement, and the Pledgor shall transfer any cash distributions or interest received by the Pledgor immediately to the Custodian for credit to the Collateral Account, and the Custodian shall promptly credit such Instrument to the Collateral Account; and
     (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement.
     Section 5.02 Other Financing Statements and Liens. The Pledgor shall not file or permit to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party or be a party to any control agreement related to the Collateral except in favor of the Administrative Agent, and shall not otherwise create or permit to exist any Lien or any other interest of any kind upon or with respect to any of such Collateral, except for the Liens created by this Agreement or any other Credit Document or Liens in favor of the Custodian.
     Section 5.03 Maintenance of Collateral Base Percentage. The Pledgor will take all such actions as shall be necessary to cause the Collateral Base at all times to be at least the Minimum Collateral Amount.
     Section 5.04 Voting Rights; Dividends; etc
     (a) So long as no Default or Event of Default shall have occurred and be continuing, the Pledgor shall be entitled (i) to exercise or refrain from exercising, in its sole discretion, any or all voting and other consensual rights, and to take or refrain from taking, in its sole discretion, any or all actions, in respect of the Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement and (ii) to receive from the Custodian and retain for its own account any cash dividend, interest or other cash distribution with respect to the Collateral actually received by the Custodian (except for any distribution specified by the issuer in a writing delivered or otherwise notified to the Administrative Agent as a special, extraordinary or liquidating dividend), net of withholding for any tax, assessment, charge or levy. In order to release such

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dividend, interest or distribution, the Pledgor may execute an appropriate Collateral Release Request in respect thereof, subject to its Collateral Base being equal to at least the Minimum Collateral Amount upon the release thereof.
     (b) Except as provided in Section 5.04(c), all voting and other consensual rights and rights to take any action with respect to Securities, however registered, shall be exercised by the Pledgor or its designee. Upon request from the Pledgor, the Administrative Agent shall forthwith make and deliver to the Pledgor such proxies, powers of attorney, consents, waivers or other documents or instruments as the Pledgor shall reasonably request in order to permit the Pledgor to exercise its rights under this Section 5.04.
     (c) Upon the occurrence and during the continuance of a Default or Event of Default, (i) the Pledgor shall hold any dividends, interest or other distributions which it receives with respect to its respective Collateral in trust for the Administrative Agent, separate from all other moneys of the Pledgor, and forthwith transfer such dividends, interest or other distributions to the Custodian for crediting to the relevant Collateral Accounts, (ii) the Administrative Agent shall be entitled to register all or any item of such Collateral in its own name or in the name of its nominee or designee and (iii) the Administrative Agent shall be entitled to exercise all voting rights, and to give any and all consents, in connection with any and all Securities, and the Pledgor hereby grants the Administrative Agent an irrevocable proxy and irrevocably appoints the Administrative Agent its attorney-in-fact coupled with an interest to vote or otherwise act in furtherance of the purposes hereof in accordance with this Agreement. Upon request, the Pledgor shall forthwith make and deliver to the Administrative Agent such powers of attorney, consents and waivers (in addition to the power of attorney and consent set forth in this Section 5.04(c)) as the Administrative Agent shall reasonably request in order to permit the Administrative Agent to exercise its rights under this Section 5.04 and this Agreement. Notwithstanding the foregoing, the Pledgor may not take any action under this Section 5.04 with respect to any Collateral that, in the Administrative Agent’s reasonable judgment, (i) would in any way adversely affect the Lien created under this Agreement with respect to an item of Collateral or impair the interest or rights of the Administrative Agent therein, except as permitted by Section 3.04 or (ii) would otherwise be inconsistent with the provisions of this Agreement or result in a violation hereof. Upon the occurrence and during the continuance of a Default or Event of Default, the Pledgor shall not give any consent or waiver, authorize any assumption, make any modification and supplement, or take other action with respect to any Collateral without the consent of the Administrative Agent.
     Section 5.05 No Removals, etc. Without at least 15 days’ prior written notice to the Administrative Agent, the Pledgor shall not maintain any of its books and records with respect to any Collateral at any office or maintain its principal place of business at any place other than at the notice address indicated to the Administrative Agent pursuant to the Credit Agreement.
     Section 5.06 U.S. Securities. The Securities delivered, contained and maintained in the Collateral Securities Accounts shall be Securities that are primarily cleared and settled within the United States.

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     Section 6. Remedies; Distribution of Collateral.
     Section 6.01 Remedies. The Pledgor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and upon written instruction by the Administrative Agent may:
     (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Pledgor or any other Person who then has possession of any part thereof (including, without limitation, the Custodian) with or without notice or process of law, and for that purpose may enter upon the Pledgor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Pledgor;
     (b) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent and may exercise any and all remedies of the Pledgor in respect of such Collateral;
     (c) instruct the Custodian to transfer all Collateral held by the Custodian to the Administrative Agent for the benefit of the Secured Parties;
     (d) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.02, or direct the Pledgor or the Custodian to sell, assign or otherwise liquidate any or all of Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;
     (e) direct the Pledgor and/or the Custodian in writing to deliver the Collateral or any part thereof to the Administrative Agent at any reasonable place or places designated by the Administrative Agent (including, without limitation, to an account or accounts in the name of the Administrative Agent designated by the Administrative Agent), in which event the Pledgor and/or the Custodian shall at the Pledgor’s expense:
     (x) forthwith cause the same to be moved, held, transferred, credited or deposited to the place or places (or account or accounts) so designated by the Administrative Agent and there delivered to the Administrative Agent; and
     (y) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 6.02;
     (f) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 6.04;

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     (g) set-off any and all Collateral against any and all Secured Obligations, and to withdraw any and all Cash or other Collateral from any and all the Collateral Accounts and to apply such Cash and other Collateral to the payment of any and all Secured Obligations of the Pledgor;
     (h) vote all or any part of the Collateral (whether or not transferred into the name of the Administrative Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so) in each case subject to the terms and conditions hereof;
     (i) receive all amounts payable in respect of the Collateral otherwise payable to the Pledgor under Section 5.04;
     (j) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607(a) of the UCC; and
     (k) take the actions referred to in Section 6.04(e) and Section 6.05;
it is understood and agreed that the Pledgor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by the Pledgor of said obligation. If and so long as an Event of Default shall have occurred and be continuing, the Administrative Agent shall not be liable with respect to any action taken by it, or omitted to be taken by it, as a direct result of instructions provided by the Required Lenders, except to the extent a court of competent jurisdiction by final and non-appealable judgment has determined that the Administrative Agent in bad faith breached its obligations hereunder or under any other Credit Document or acted with gross negligence or willful misconduct.
     Section 6.02 Disposition of the Collateral . If any Event of Default shall have occurred and be continuing, then any Collateral may, but only by the Administrative Agent, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent, may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable (including, without limitation, on the NYSE or any other established market). Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Administrative Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Administrative Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Secured Obligations of the Pledgor against the

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purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 6.02 without accountability to the Pledgor. If, under applicable law, the Administrative Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Pledgor as hereinabove specified, the Administrative Agent need give the Pledgor only such notice of disposition as shall be required by such applicable law. The Pledgor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws (including, without limitation, any state or federal securities laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor’s expense.
     Section 6.03 Waiver of Claims. Except as otherwise provided in this Agreement, THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and the Pledgor hereby further waives, to the extent permitted by applicable law:
     (a) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Administrative Agent’s bad faith breach of its obligations hereunder or under any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);
     (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and
     (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Pledgor.

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     Section 6.04 Application of Proceeds.
     (a) All moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:
     (i) first, to the payment of all amounts owing the Administrative Agent by the Pledgor of the type described in clauses (ii), (iii) and (iv) of the definition of “Secured Obligations”;
     (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to the Administrative Agent by the Pledgor of the type described in clause (v) of the definition of “Secured Obligations”;
     (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations of the Pledgor shall be paid to the Secured Parties as provided in Section 6.04(c), with each Secured Party receiving an amount equal to its outstanding Primary Obligations owed by the Pledgor or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;
     (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations of the Pledgor shall be paid to the Secured Parties as provided in Section 6.04(c) hereof, with each Secured Party receiving an amount equal to its outstanding Secondary Obligations owed by the Pledgor or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and
     (v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 8.08 hereof, to the Pledgor or to whomever may be lawfully entitled to receive such surplus.
     (b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean all principal of all Reimbursement Obligations, together with all fees and interest (including, without limitation, all interest that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition fees or interest is allowed in any such proceeding), in respect of Letters of Credit and (z) “Secondary Obligations” shall mean all Secured Obligations other than Primary Obligations.

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     (c) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Parties.
     (d) It is understood that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.
     (e) If at any time when the Administrative Agent shall determine that it will exercise its right to sell all or any part of the Collateral consisting of Securities pursuant to Section 6.02, either (i) such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under any applicable securities laws, or (ii) such Collateral is effectively registered under applicable securities laws, the Administrative Agent may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that such sale may legally be effected without registration. Without limiting the generality of the foregoing, in any such event the Administrative Agent, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under any applicable securities law; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Administrative Agent shall not incur any responsibility or liability for selling all or any part of the Collateral at a price which the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.
     Section 6.05 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given to the Administrative Agent under this Agreement, the other Security Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable

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expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.
     Section 6.06 Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Pledgor, the Administrative Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.
     Section 6.07 Rights of Administrative Agent. In making the determinations and allocations required by this Section 6, the Administrative Agent may rely upon its records and information supplied by the Pledgor, the Administrative Agent, the Custodian and any other Person, and the Administrative Agent shall have no liability to the Pledgor for actions taken in reliance on such information, except in the case of its bad faith breach of any of its obligations hereunder or under any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) in applying or utilizing such information.
     Section 6.08 Effect of Bankruptcy; Obligations Absolute.
     (a) If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Administrative Agent’s Lien hereunder is avoided, disallowed or otherwise not enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Administrative Agent shall make the calculations required by Section 6 without giving effect to such Secured Obligations and shall apply the proceeds of the Collateral in the proportions and subject to the priorities specified herein.
     (b) The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Security Document; or (c) any amendment to or modification of any Credit Document or any security for any of the Secured Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.
     Section 7. The Administrative Agent.
     Section 7.01 Limitation of Duties.
     (a) The Administrative Agent (which term as used in this sentence shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents) shall not (i) have any duties or responsibilities except those

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expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, the Pledgor or any other Person; (ii) be responsible to the Pledgor for any recitals, statements, representations or warranties contained in any notice or report, or in any other certificate or other document referred to or provided for in, or received by it under, the Credit Agreement, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Agreement, this Agreement or any other Credit Document or for any failure by any Person to perform any of its obligations hereunder or thereunder, except for its own bad faith breach of any of its obligations under this Agreement or any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); (iii) be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) be responsible for any action taken or omitted to be taken by it under the Credit Agreement, this Agreement or any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own bad faith breach of any of its obligations under this Agreement or any other Credit Document, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
     (b) In no event shall the Administrative Agent be liable for indirect, special, punitive or consequential damages of any kind whatsoever (including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed.
     (c) In no event shall the Administrative Agent be responsible for, or have any liability with respect to, any losses due to forces beyond its reasonable control, including without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or act of God, and interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services.
     (d) The Administrative Agent shall not have any liability for the acts or omissions of any Securities Intermediary (including DTC or any Federal Reserve Bank).
     (e) The Administrative Agent shall not have any liability with respect to information received from third parties, including pricing information services.
     Section 7.02 Reliance by Administrative Agent and the Custodian. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. If in one or more instances the Administrative Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Administrative Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

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     Section 7.03 Appointment of Agents
     (a) The Administrative Agent may perform its duties and exercise its rights and powers under this Agreement by or through such agents and custodians (including, without limitation, the Custodian) as it shall appoint. The Pledgor hereby agrees that the Custodian shall be the Securities Intermediary and Deposit Account Bank of the Pledgor with respect to the Collateral Accounts. As a condition to appointing any agent or custodian, the Administrative Agent, at the expense of the Pledgor, may obtain an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, as to the continued perfection of the security interests in the Collateral in favor of the Administrative Agent.
     (b) In the event that the Administrative Agent appoints an agent pursuant to this Section 7.03, each and every remedy, power, right, claim, demand, cause of action, estate, title, interest and Lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Administrative Agent with respect thereto shall be exercisable by and vest in such agent but only in order to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by either of them. In particular, and without limiting the generality of the foregoing, upon the determination by the Administrative Agent that any such agent or custodian may be required or appropriate, the Administrative Agent may appoint such agents or custodians to hold, maintain, invest, reinvest, collect upon or liquidate any Collateral and to make such payments or disbursements, including payments and disbursements to the Pledgor as the Administrative Agent shall direct consistent with this Agreement. The Administrative Agent shall have the right to terminate the appointment of any agent or custodian hereunder without the consent of the Pledgor or any other Person.
     (c) The Administrative Agent may perform its duties and exercise its rights and powers under this Agreement by or through the Custodian pursuant to and in accordance with the terms hereof.
     Section 8. Miscellaneous.
     Section 8.01 No Waiver. No failure on the part of the Administrative Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     Section 8.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by facsimile) delivered to the intended recipient as set forth below at the address for notices specified for such Person in of the Credit Agreement. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted

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by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any party may change its mailing address, telephone number, facsimile number or electronic mail address by notifying the other parties hereto in accordance with the provisions set forth above.
     Section 8.03 Fees and Expenses of Custodian. The Pledgor agrees to pay any and all fees, expenses, charges and costs of the Custodian relating to the Pledgor and/or the Collateral or Collateral Accounts as and when due, and in no event or circumstance will the Administrative Agent or any Lender have any liability therefor.
     Section 8.04 Expenses etc. of Administrative Agent, Custodian and Administrative Agent; Indemnity.
     (a) The Pledgor agrees to pay or reimburse the Administrative Agent for (i) all its reasonable out of pocket costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (x) any enforcement or collection proceedings, including, without limitation, all manner of participation in or other involvement with (A) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (B) judicial or regulatory proceedings and (C) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), in the case of (A), (B) and (C) relating solely to the Pledgor and/or the Collateral or Collateral Accounts, and (y) the enforcement of this Section 8.04; and (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.
     (b) The Pledgor agrees to indemnify the Administrative Agent, each other Secured Party and each Related Party (each such person being called an “Indemnitee”, and collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one U.S. counsel and one Bermuda counsel for any Indemnitee) (collectively, the “Losses”) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Pledgor arising out of, in connection with, or as a result of the execution or delivery of this Agreement, any other Security Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the ownership, purchase, delivery, control, acceptance, lease, financing, possession, sale, return or other disposition, or use of the Collateral, the violation of the laws of any country, state or other governmental body or unit, any tort, or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the

21

gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Pledgor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Pledgor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) Without limiting the application of Section 8.04(a) hereof, the Pledgor agrees to pay or reimburse the Administrative Agent for any and all reasonable fees, costs and expenses of whatever kind or nature relating solely to the Pledgor and/or the Collateral and Collateral Accounts and incurred in connection with the creation, preservation or protection of the Administrative Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
     (d) Without limiting the application of Section 8.04(a) or Section 8.04(b) hereof, the Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Pledgor in this Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Credit Document.
     (e) If and to the extent that the obligations of the Pledgor under this Section 8.04 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
     Section 8.05 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Pledgor contained in Section 8.04(b) shall continue in full force and effect notwithstanding the full payment of all of the other Secured Obligations and notwithstanding the full payment of all the Obligations under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement and the payment of all other Secured Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.
     Section 8.06 Waiver; Amendment. Except as otherwise expressly provided in this Agreement, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and by the Administrative Agent (with the written consent of the Required Lenders or, to the extent provided in the Credit Agreement, each of the Lenders).

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     Section 8.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Pledgor may not assign any of its respective rights or obligations hereunder without the prior consent of the Administrative Agent.
     Section 8.08 Termination. After the Termination Date, this Agreement and the Liens created hereunder shall automatically terminate (provided that all indemnities set forth herein including, without limitation, those in Section 8.04(b) hereof, shall survive such termination) and the Administrative Agent, at the reasonable request and expense of the Pledgor, will promptly execute and deliver to the Pledgor and/or authorize the filing of a proper instrument or instruments prepared by the Pledgor and presented to the Administrative Agent (including a release of all Liens granted hereunder and Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement and any Liens created hereunder as to the Pledgor, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral of the Pledgor as may be in the possession of the Administrative Agent or Custodian and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the first date upon which the Aggregate Commitments under the Credit Agreement have been terminated, all Letters of Credit issued under the Credit Agreement have been terminated or either (i) collateralized by cash and/or Cash Equivalents in a manner reasonably satisfactory to the Administrative Agent or (ii) supported by back-to-back letters of credit the terms, conditions and issuer of which are reasonably satisfactory to the Administrative Agent, and all Secured Obligations then due and payable have been irrevocably and indefeasibly paid in full. Upon termination of this Agreement pursuant to clause (ii) above, the Administrative Agent will, at the Pledgor’s expense, return to the Pledgor such of the Collateral as shall not have been sold, previously released or otherwise applied pursuant to the terms of this Agreement or any other Credit Document and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Upon termination of this Agreement pursuant to clause (i) above, the Administrative Agent will, at the Pledgor’s expense (A) return to the Pledgor such of the Collateral as shall not have been sold, previously released or otherwise applied pursuant to the terms of this Agreement or any other Credit Document except for the cash and/or Cash Equivalents expressly referred to in such clause (i), and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and (B) promptly after each Letter of Credit that is collateralized pursuant to such clause (i) has been terminated, return to the Pledgor such of such cash and/or Cash Equivalents as shall not have been sold, previously released or otherwise applied pursuant to the terms of this Agreement or any other Credit Document in an amount equal to the excess of such cash and/or Cash Equivalents over the sum of the aggregate Letter of Credit Exposure and other Secured Obligations then due and payable and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.
     Section 8.09 Powers Coupled with an Interest. Except to the extent otherwise expressly provided herein, all authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

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     Section 8.10 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
     Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
     Section 8.12 Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York (without giving regard to any conflicts of laws provisions thereof).
     (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction.
     (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.4 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     (e) The Pledgor hereby irrevocably designates, appoints and empowers Allied World Assurance Company (U.S.) Inc., with an office on the date hereof at 199 Water Street, 16th Floor, New York City, NY 10038, United States of America, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and

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documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Pledgor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement.
     Section 8.13 WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 8.14 Integration. This Agreement and the other Credit Documents embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings between the Pledgor and the Administrative Agent with respect to the subject matter thereof.
     Section 8.15 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provisions of this Agreement, which shall remain in full force and effect.
     Section 8.16 Financial Assets. The Pledgor and the Administrative Agent hereby agree that any and all Securities and any and all other Property and assets (other than Cash) credited from time to time to a Collateral Securities Accounts of the Pledgor shall be treated by the Custodian as Financial Assets.
*****

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ALLIED WORLD ASSURANCE COMPANY, LTD, as the Pledgor

By:	/s/ Joan H. Dillard

Name: Joan H. Dillard
Title: Senior Vice President and Chief Financial Officer

By:	/s/ Marchelle D. Lewis

Name: Marchelle D. Lewis
Title: Vice President and Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ William R. Goley

Name: William R. Goley
Title: Director
SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT

Exhibit 10.4
ACCOUNT CONTROL AGREEMENT
     THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of November 27, 2007, among ALLIED WORLD ASSURANCE COMPANY, LTD (“Pledgor”) with an address at 27 Richmond Road, Pembroke HM08, Bermuda, MELLON BANK, NA., as custodian (“Custodian”), with an address of One Mellon Center, Pittsburgh, PA 15258, and WACHOVIA BANK, NATIONAL ASSOCIATION (“Administrative Agent”), in its capacity as the administrative agent for the lenders under the Credit Agreement (the “Credit Agreement”) among the Pledgor, Allied World Assurance Company Holdings, Ltd and the lenders from time to time party thereto (the “Lenders”).
Recitals:
     Pledgor and the Custodian are parties to a certain Custody Agreement dated as of November 19, 2001 (the “Custody Agreement”), governing the Account (as hereinafter defined);
     Pursuant to the Pledge and Security Agreement, dated as of the date hereof, from Pledgor to the Lenders (the “Security Agreement”), Pledgor has pledged to the Lenders securities account number AWAF0003002 and related deposit account, if any (collectively, the “Account”) together with all financial assets, investment property, securities, securities entitlements, cash and other property therein; and
     The Lenders have appointed the Administrative Agent as the Lenders’ agent in relation to the Security Agreement.
     Pledgor, Custodian and Administrative Agent are entering into this Agreement to provide for the control of the Account and to perfect the security interest of Administrative Agent therein.
     The terms “deposit account”, “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (hereinafter, “UCC”).
     The Pledgor and the Administrative Agent hereby appoint the Custodian as custodian, bailee and securities intermediary of all financial assets at any time delivered to, or deposited with, the Custodian to be credited to the Account. The Custodian hereby accepts the foregoing appointment as custodian, bailee, securities intermediary and agent.
     Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
     1. The Account. Custodian hereby represents and warrants to Administrative Agent and Pledgor that (a) the Account has been established in the name of Pledgor and (b) to the best of Custodian’s knowledge, except for the claims and interest of Administrative Agent and Pledgor in the Account (subject to any claim in favor of Custodian permitted under Section 2), Custodian does not know of any claim to or interest in the Account. All parties agree that the

Account and all property held by Custodian in the Account or credited to the Account and all other rights of the Pledgor against the Custodian arising out of the Account will be treated as investment property under Article 9 of the UCC and financial assets under Article 8 of the UCC. The Custodian makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of this Agreement in perfecting such security interest.
     2. Priority of Lien. Custodian hereby acknowledges the security interest granted to Administrative Agent by Pledgor. Custodian hereby subordinates all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any credit balance in the Account to the security interests of the Administrative Agent and agrees that, except for its lien on financial assets in the Account to secure payment for financial assets purchased for the Account and customary fees and charges pursuant to the Custody Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any financial asset and other property carried in the Account or any credit balance in the Account. Custodian will not agree with any third party that Custodian will comply with entitlement orders concerning the Account originated by such third party.
     3. Control. Custodian will comply at all times with entitlement orders originated by Administrative Agent concerning the Account without further consent by Pledgor or any other person. Custodian shall make trades of financial assets and other property held in the account at the direction of Pledgor, or Pledgor’s authorized representative, and comply with entitlement orders and such other direction concerning the Account from Pledgor, or Pledgor’s authorized representatives, until such time as Administrative Agent delivers a written notice to Custodian and Pledgor that Administrative Agent is thereby exercising exclusive control over the Account (the “Notice of Exclusive Control”). After Custodian receives the Notice of Exclusive Control, Custodian will cease complying with entitlement orders or other directions concerning the Account originated by Pledgor or Pledgor’s representatives.
     It is understood and agreed that the Custodian’s duty to comply with instructions and entitlement orders from the Administrative Agent regarding the Account is absolute, and the Custodian shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other agreement, nor seek confirmation thereof from the Pledgor or any other person. In case of any conflict between the entitlement orders or instructions received by the Custodian from the Administrative Agent and any entitlement orders or instructions received by the Custodian from the Pledgor or any other person other than the Administrative Agent in accordance with this Agreement, the entitlement orders and instructions originated by the Administrative Agent shall prevail.
     4. Statements and Notices of Adverse Claims; Access to Reports. Custodian will send copies of all monthly statements concerning the Account to each of Pledgor and Administrative Agent, within ten (10) business days of the end of each calendar month and at and as of such other times as Administrative Agent may reasonably request, in all cases at the address set forth in Section 12 of this Agreement. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset or other property carried therein, Custodian will make all reasonable efforts to notify Administrative Agent and Pledgor thereof. Further, upon any pledge, release or substitution of financial assets or other property in the Account, Custodian shall notify Administrative Agent within one business day of such change.
     5. Limited Responsibility of Custodian. Custodian shall have no responsibility or liability to Administrative Agent for making trades of financial assets held in the Account at the direction of Pledgor, or Pledgor’s authorized representatives, or complying with entitlement orders concerning the Account from Pledgor, or Pledgor’s authorized representatives, that are received by Custodian before Custodian receives a Notice of Exclusive Control. Custodian shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Administrative Agent, even if Pledgor notifies Custodian that the Administrative Agent is not legally entitled to issue the entitlement order or Notice of Exclusive Control. Custodian shall have no responsibility or liability to Administrative Agent with respect to the value of the Account or any asset held therein. Custodian shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Pledgor and Administrative Agent and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of Custodian other than those expressly set forth herein.
     6. Indemnification of Custodian. Pledgor hereby agrees to indemnify, defend and hold harmless Custodian, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent as a result of Custodian’s gross negligence or willful misconduct.
     7. Termination. The rights and powers granted herein to Administrative Agent have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and will not be affected by the lapse of time. The obligations of Custodian under Sections 2, 3 and 5 above shall continue in effect until the earlier of (i) the date on which Pledgor makes suitable arrangements with the prior written consent of Administrative Agent following the resignation of Custodian on 30 days’ prior written notice to Administrative Agent and Pledgor and (ii) Administrative Agent has notified Custodian and Pledgor on 30 days’ prior written notice in writing that this Agreement is to be terminated.
     8. Entire Agreement. This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.
     9. Amendments. No amendment, modification or (except as otherwise specified in Section 7 above) termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder, shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

     10. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
     11. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
     12. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given (i) when delivered in person, or (ii) when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or (iii) upon receipt of notice sent by certified or registered mail, return receipt requested, postage prepaid, in each case when addressed to the party at the address (or telecopier number) specified for such party below. Any party may change its address for notices in the manner set forth above.

Pledgor:	Allied World Assurance Company, Ltd
27 Richmond Road
Pembroke HM 08, Bermuda
Attn: Marchelle Lewis
Telephone: (441) 278-5680
Telecopy: (441) 295-2618

with copies to:

Allied World Assurance Company, Ltd
27 Richmond Road
Pembroke HM 08, Bermuda
Attn: Joan Dillard
Telephone: (441) 278-5678
Telecopy: (441) 295-2618

and

John T. Capetta, Esq.
Kelley Drye & Warren LLP
400 Atlantic Street, 13th Floor
Stamford, CT 06901
Telecopy: (203) 327-2669

Custodian:	Mellon Bank, N.A.
One Mellon Center
Pittsburgh, PA 15258
Attn: Tom Spagnol
Telephone: (412) 236-1315
Telephone: (412) 234-8725

Administrative Agent:	Wachovia Bank, National Association,
as Administrative Agent
301 South College Street, 15th Floor, NC5562
Charlotte, North Carolina 28288-5562
Attn: Will Goley
Telephone: (704) 383-8180
Telecopy: (704) 383-7611
     13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
     14. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     15. Waiver of Jury Trial. Pledgor, Custodian and Administrative Agent hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter in any way arising out of, or related to, or in connection with this Agreement
     16. Representations. Each party hereby represents and warrants that the individual executing this Agreement on its behalf has the requisite power and authority to do so and to bind such party to the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ALLIED WORLD ASSURANCE COMPANY, LTD, as Pledgor

By:	/s/ Joan H. Dillard

Signature
Name: Joan H. Dillard
Title: Senior Vice President and Chief Financial Officer

By:	/s/ Marchelle D. Lewis
Signature
Name: Marchelle D. Lewis
Title: Vice President and Treasurer

MELLON BANK, N.A., as Custodian

By:	/s/ Donna Moses
Signature
Name: Donna Moses
Title: First Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ William R. Goley
Signature
Name: William R. Goley
Title: Director